     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1998

                                                      REGISTRATION NO. 333-42629
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 2

                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          CHASTAIN CAPITAL CORPORATION
        (Exact Name of Registrant as Specified in Governing Instruments)

                          CHASTAIN CAPITAL CORPORATION
                             C/O ERE YARMOUTH, INC.
                      3424 PEACHTREE ROAD, N.E., SUITE 800
                             ATLANTA, GEORGIA 30326
                                 (404) 848-8600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 KURT L. WRIGHT
                             C/O ERE YARMOUTH, INC.
                      3424 PEACHTREE ROAD, N.E., SUITE 800
                             ATLANTA, GEORGIA 30326
                                 (404) 848-8600
(Name, address, including zip code, and telephone number, including area code of agent for service)

                                   Copies to:

                                                               GEORGE C. HOWELL, III
               JOHN J. KELLEY III                                 RANDALL S. PARKS
                KING & SPALDING                                  HUNTON & WILLIAMS
              191 PEACHTREE STREET                              951 EAST BYRD STREET
             ATLANTA, GEORGIA 30303                           RICHMOND, VIRGINIA 23219
                 (404) 572-4600                                    (804) 788-8200

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
                             ---------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                 PROPOSED             PROPOSED
                                                                  MAXIMUM              MAXIMUM             AMOUNT OF
                                           AMOUNT BEING     OFFERING PRICE PER        AGGREGATE          REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)           SHARE          OFFERING PRICE(2)         FEE(3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share................................      8,487,000            $15.00            $127,305,000            $37,555
=========================================================================================================================



(1) Includes 1,107,000 shares that may be purchased pursuant to an over-allotment option granted to the Underwriters.

(2) Estimated based on a bona fide estimate of the maximum offering price of $15.00 solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(3) Total fees of $53,432 have previously been paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                7,380,000 SHARES


                            (CHASTAIN CAPITAL LOGO)

                                  COMMON STOCK
                             ---------------------

     Chastain Capital Corporation ("Chastain" and, together with its subsidiaries, the "Company") is a real estate company organized in December 1997 that will invest in commercial and multifamily mortgage and real estate related assets. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). ERE Yarmouth, Inc. ("ERE Yarmouth" or the "Manager"), a wholly-owned indirect subsidiary of Lend Lease Corporation Limited ("Lend Lease"), will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. The Company has no ownership interest in the Manager.

                             ---------------------

     SEE "RISK FACTORS" ON PAGE 15 HEREOF FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

    - The Company was organized in December 1997, has no operating history and currently has nominal assets consisting of $1,000 in cash;
    - The Company will be subject to conflicts of interest involving the Manager and its affiliates (such as the existence of common officers and directors, negotiation of agreements between the Company and the Manager and allocation of investment opportunities among the Manager's clients, including the Company), and the Company's officers and directors may not have adequate time to devote to the Company;
    - The incentive management fee payable under the Management Agreement may create an incentive for the Manager to recommend riskier or more speculative investments;
    - The Manager will be entitled to a substantial termination fee in the event of termination or non-renewal of the Management Agreement without cause;
    - The Company will rely entirely on the Manager for its operations and investments and Lend Lease, the indirect parent of the Manager, may be able to influence the affairs of the Company;
    - The Manager has only limited experience in operating a REIT and management of the Company has no experience in operating a REIT;
    - The Company has not entered into any borrowing arrangements and has no commitments with lenders for working capital;
    - The yield on the Company's investments in mortgage loans and mortgage-backed securities ("MBS") and the value of the Common Stock of the Company may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses;
    - The Company intends to leverage its investments in an amount that is not expressly limited and that will be determined by the Manager and, ultimately, the Company's Board of Directors, which could lead to reduced or negative cash flow and reduced liquidity;
    - The Company has not identified any of the assets that it will purchase following consummation of this offering and the Company will face significant competition in acquiring such assets, which may adversely affect the Company's ability to achieve its investment objectives;
                                                        (Continued on next page)
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


===============================================================================================================
                                           PRICE TO                UNDERWRITING              PROCEEDS TO
                                            PUBLIC                 DISCOUNT(1)                COMPANY(2)
---------------------------------------------------------------------------------------------------------------
Per Share........................           $15.00                    $1.05                     $13.95
---------------------------------------------------------------------------------------------------------------
Total(3).........................        $110,700,000               $7,749,000               $102,951,000
===============================================================================================================


                                                    (See footnotes on next page)
                             ---------------------


     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or about April 28, 1998.

                             ---------------------

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.                   EVEREN SECURITIES, INC.


                 THE DATE OF THIS PROSPECTUS IS APRIL 23, 1998.

(Continued from previous page)
    - The Company may invest in distressed real estate, which may not generate sufficient revenues to meet operating expenses and debt service obligations and may expose the Company to liability substantially in excess of the Company's investment therein;
    - The Company may acquire construction loans and, in some cases, mezzanine investments, which typically involve a higher degree of risk than term mortgage loans secured by income-producing real property;
    - The Company may invest in agricultural loans, which are subject to special risks related to changing weather conditions, economic downturns and changing consumer attitudes toward food products;
    - The Company may invest in real property, or mortgage loans secured by real property, located outside the United States, which may expose the Company to currency conversion risks, foreign tax laws and the uncertainty of foreign laws;
    - Failure to maintain REIT status would subject the Company to corporate tax and would reduce net earnings and cash available for distribution to shareholders;
    - To qualify as a REIT, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95% of its "REIT taxable income" each year, which could result in the Company being compelled to sell assets or borrow money in order to satisfy this requirement;
    - The Company's proposed investments could result in the Company recognizing interest income (including, but not limited to, original issue discount) for tax purposes without any corresponding cash receipts, which could result in the Company being compelled to sell assets, borrow money or raise capital in order to have the cash required to distribute all of its taxable income and thereby avoid corporate income tax on its retained earnings and a nondeductible excise tax;
    - The Company may make distributions to its shareholders that include a return of capital;
    - The Company's investment and operating policies and strategies may be changed at any time without the consent of its shareholders; and
    - The Company may offer Common Stock or securities convertible into its Common Stock or Preferred Stock in the future, which may dilute the book value or earnings per share of the outstanding Common Stock.


     All of the 7,380,000 shares of Common Stock offered pursuant to this Prospectus are being offered by the Company. In addition, (i) 897,678 shares of Common Stock will be sold by the Company to ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, in a private placement to close upon the consummation of this offering, at the initial public offering price less underwriting discount, and (ii) 700,000 shares of Common Stock will be sold by the Company to FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey & Co., Inc. ("FBR"), one of the representatives of the Underwriters, in a private placement to close upon the consummation of this offering, at the initial public offering price less underwriting discount (collectively, the "Private Placement"). The per share proceeds to the Company from the Private Placement will be the same as the per share proceeds to the Company from this offering. Upon consummation of this offering and the Private Placement, Lend Lease will beneficially own approximately 14.0% of the outstanding Common Stock of the Company and FBR Asset Investment Corporation will beneficially own approximately 7.8% of the outstanding Common Stock of the Company, assuming that the Underwriters do not exercise their over-allotment option.



     The initial public offering price of the Common Stock will be $15.00 per share. Prior to this offering, there has been no market for the shares of Common Stock of the Company. The public offering price has been determined by negotiation between the Company and the Underwriters. See "Underwriting." The Company's Common Stock has been approved for listing on the Nasdaq National Market under the symbol "CHAS."


     Certain terms used herein are defined in the Glossary of Terms beginning on page 110.
                            ------------------------

(Footnotes continued from previous page)

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses in connection with the offering, estimated at $1,250,000, which will be payable by the Company. Upon consummation of this offering and the Private Placement, the Company will pay an aggregate of approximately $300,000 of this amount to the Manager to reimburse it for expenses paid on behalf of the Company. Except for the reimbursement of expenses, none of the proceeds of this offering will be paid to the Manager or its affiliates.


(3) The Company has granted the several Underwriters a 30-day option to purchase up to 1,107,000 additional shares of Common Stock to cover overallotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before expenses of this offering, will be $127,305,000, $8,911,350 and $118,393,650, respectively.
    See "Underwriting."

                             ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
PROSPECTUS SUMMARY.........................  1
ORGANIZATION AND RELATIONSHIPS.............  14
RISK FACTORS...............................  15
The Company is Newly Formed and Has No
  Operating History; Reliance on Manager...  15
  Uncertainty as to the Company's Ability
    Successfully to Implement its Operating
    Policies and Strategies Resulting From
    its Lack of Operating History..........  15
  The Company's Success will Depend on the
    Services of External Management........  15
  The Company May Become Obligated to Pay
    the Manager a Substantial Termination
    Fee....................................  15
  Appropriate Investments May Not Be
    Available and Full Investment of Net
    Proceeds May Be Delayed................  15
  Credit Facility May Become Due if the
    Manager is Terminated..................  16
Conflicts of Interest in the Business of
  the Company May Result in Decisions of
  the Company that Do Not Fully Reflect the
  Interests of the Shareholders of the
  Company..................................  16
  Benefits to Insiders, Common Officers and
    Directors..............................  16
  Manager May Advise Others................  17
  Independent Directors Will Not
    Participate in Day-to-Day Operations...  17
  Purchase of Assets from Lend Lease and
    its Affiliates and Clients.............  17
Subordinated CMBS May Subject the Company
  to Greater Credit Risks and Yields That
  are Sensitive to Interest Rate Changes...  17
  Subordinated CMBS are Subject to Greater
    Credit Risks than More Senior
    Classes................................  17
  Yields on Subordinated CMBS May be
    Adversely Affected by Interest Rate
    Changes................................  18
The Company's Mortgage Loans Will Have
  Special Risks Related to the Value of the
  Underlying Properties, Third-Party
  Servicers and the Timing and Availability
  of Securitizations.......................  18
    Multifamily and Commercial Loans
      Involve a Greater Risk of Loss than
      Single Family Loans..................  18
    Volatility of Values of Mortgaged
      Properties May Affect Adversely the
      Company's Mortgage Loans.............  19
    Delinquency and Loss Ratios May Be
      Affected by Performance of
      Servicers............................  19
    Limited Recourse Loans May Limit the
      Company's Recovery to the Value of
      the Mortgaged Property...............  19
    Possible Losses on Mortgage Loans
      During Warehousing Period............  19
    Lack of Access to Securitizations Would
      Adversely Affect the Company.........  20
    Construction and Mezzanine Investments
      Involve Greater Risks of Loss than
      Loans Secured by Income Producing
      Properties...........................  20

                                             PAGE
                                             ----
    Distressed Mortgage Loans May Have
      Greater Default Risks than Performing
      Loans................................  21
    Agricultural Lending is Subject to
      Special Risks........................  21
    One Action Rules May Limit The
      Company's Rights Following
      Defaults.............................  21
Investments in Real Property are Subject to
  Risks Arising From Conditions Beyond its
  Control, the Availability of Insurance,
  Property Taxes, Environmental Problems
  and Foreign Laws.........................  21
    Conditions Beyond Company's Control May
      Affect Adversely the Value of Real
      Property.............................  21
    The Company's Insurance Will Not Cover
      All Losses...........................  22
    Property Taxes Decrease Returns on Real
      Estate...............................  22
    Compliance With Americans With
      Disabilities Act and Other Changes in
      Governmental Rules and Regulations
      May be Costly........................  22
    Properties With Hidden Environmental
      Problems May Increase Costs and
      Create Liabilities for the Company...  22
    Foreign Real Properties are Subject to
      Currency Conversion Risks, Foreign
      Tax Laws and Uncertainty of Foreign
      Laws.................................  23
The Company Will be Subject to Economic and
  Business Risks...........................  23
    Interest Rate Changes May Affect
      Adversely the Value of the Company's
      Investments..........................  23
    The Company's Performance May be
      Affected Adversely if its Hedging
      Strategy Is Not Successful...........  24
    Leverage Can Reduce Income Available
      for Distribution and Cause Losses....  24
    Maturity Mismatch Between Asset
      Maturities and Borrowing Maturities
      May Affect Adversely the Company's
      Net Income...........................  25
    Interest Rate Mismatch Between Asset
      Yields And Borrowing Rates May Affect
      Adversely the Company's Net Income...  25
    The Company May Not be Able To Borrow
      Money on Favorable Terms.............  25
    Adverse Changes in General Economic
      Conditions Can Affect Adversely the
      Company's Business...................  25
    Significant Competition May Affect
      Adversely the Company's Ability to
      Acquire Assets at Favorable Spreads
      Relative to Borrowing Costs..........  25
    Investments May Be Illiquid and Their
      Value May Decrease...................  26
The Company Will Be Subject to Legal and
  Tax Risks................................  26
    Adverse Consequences of Failure to
      Maintain REIT Status May Include the
      Company Being Subject to Taxation as
      a Regular Corporation................  26
    Certain Investments May Generate
      Phantom Income.......................  28

                                             PAGE
                                             ----
    Investment in the Common Stock of the
      Company by Certain Plans May Give
      Rise to a Prohibited Transaction
      Under ERISA and the Code.............  28
    Ownership Limitation May Restrict
      Business Combination Opportunities...  28
    Lend Lease Not Currently Subject to
      Ownership Limitation.................  29
    Preferred Stock May Prevent Change in
      Control..............................  29
    Georgia Anti-Takeover Statutes May
      Restrict Business Combination
      Opportunities........................  29
    Board of Directors May Change Certain
      Policies Without Shareholder
      Consent..............................  29
    Loss of Investment Company Act
      Exemption Would Affect the Company
      Adversely............................  29
    The Company's Responsibility to
      Indemnify The Manager and Officers
      and Directors of the Company May
      Result in Liability for the Actions
      of the Manager and Officers and
      Directors of the Company.............  30
The Company Will Be Subject to Other
  Risks....................................  30
    Yield on IOs May be Adversely Affected
      by Interest Rate Changes.............  30
    The Failure to Develop a Market for
      Common Stock May Result in a Decrease
      in its Market Price..................  31
    Increases in Interest Rates May Affect
      Adversely the Yield of the Common
      Stock................................  31
    Possible Adverse Effects on Share Price
      Arising From Shares of Common Stock
      Eligible for Future Sale.............  31
    Future Offerings of Capital Stock May
      Result in Dilution of the Book Value
      or Earnings Per Share of the
      Outstanding Common Stock.............  32
CERTAIN RELATIONSHIPS; CONFLICTS OF
  INTEREST.................................  32
Benefits to Insiders.......................  32
Officers and Directors.....................  33
Management Agreement.......................  33
Manager Advises Other Entities.............  33
Transactions with Affiliates of the
  Manager..................................  34
Business Relationships of the Manager......  34
Interest of the Manager in Assets..........  34
Purchase of Assets From the Manager........  34
Role of Independent Directors..............  35
USE OF PROCEEDS............................  35
OPERATING POLICIES AND OBJECTIVES..........  36
Relationship with ERE Yarmouth and Lend
  Lease....................................  37
    General................................  37
    Whole Loan Originations................  37
    Opportunistic Investing................  38
    CMBS Investment and Management.........  38
    Mortgage Servicing.....................  38
The Company's Guidelines...................  38
    General................................  38
    Purchase From the Manager and Its
      Affiliates...........................  38
Investment Activities......................  39
    Subordinated Interests.................  39
    Commercial Mortgage-Backed
      Securities...........................  42
    Opportunistic Real Properties..........  42
    Mezzanine Investments..................  43



                                             PAGE
                                             ----
    Other Real Estate Related Assets.......  44
      Construction Loans...................  44
      Agricultural Loans...................  44
      Foreign Real Properties..............  44
      Other MBS............................  45
      Real Estate Companies................  45
Risk Management............................  45
    Leverage and Borrowing.................  45
    CMOs and Warehouse Lines of Credit.....  46
    Reverse Repurchase Agreements..........  46
    Bank Credit Facilities.................  46
    Mortgage Loans on Real Estate Owned by
      the Company..........................  46
    Interest Rate Management Techniques....  47
    Hedging................................  47
Asset Management...........................  47
Other Policies.............................  48
Competition................................  49
    Mortgage Loans.........................  49
    Subordinated Interests.................  49
    Opportunistic Real Properties..........  49
    Mezzanine Investments..................  49
PRIOR PERFORMANCE..........................  50
ERE Yarmouth...............................  50
ERE Hyperion...............................  53
THE PRIVATE PLACEMENT......................  55
CAPITALIZATION.............................  55
MANAGEMENT OF OPERATIONS...................  56
Lend Lease.................................  56
The Manager................................  56
The Management Agreement...................  58
    Portfolio Management...................  58
    Equity Acquisition and Loan
      Origination..........................  60
    Equity Asset Management................  60
    Interim Servicing......................  60
    Special Servicing......................  60
    Monitoring Servicing...................  61
Management Fees............................  61
Stock Options..............................  63
    Eligibility and Awards.................  63
    Exercise Price and Exercisability......  64
    Termination of Employment..............  64
    Amendment and Termination..............  64
Limits of Responsibility...................  64
Year 2000 Issues...........................  65
THE COMPANY................................  66
Directors and Executive Officers...........  66
Directors of the Company...................  66
Executive Officers Who Are Not Directors...  66
Directors Stock Incentive Plan.............  69
DISTRIBUTION POLICY........................  69
YIELD CONSIDERATIONS RELATED TO THE
  COMPANY'S INVESTMENTS....................  70
Subordinated Interests.....................  70
Opportunistic Real Properties..............  71
Mezzanine Investments......................  71
Other Real Estate Related Assets...........  72
    Construction Loans.....................  72
    Agricultural Loans.....................  72
    IOs and Inverse IOs....................  73
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  LIQUIDITY AND CAPITAL RESOURCES..........  74
Warehouse Line.............................  74
Credit Facility............................  74

                                             PAGE
                                             ----
DESCRIPTION OF CAPITAL STOCK...............  75
General....................................  75
Common Stock...............................  75
Preferred Stock............................  75
Restrictions on Ownership and Transfer.....  76
Registration Rights........................  77
Dividend Reinvestment Plan.................  77
Reports to Shareholders....................  78
Transfer Agent and Registrar...............  78
Listing of the Common Stock................  78
CERTAIN PROVISIONS OF GEORGIA LAW AND OF
  THE COMPANY'S ARTICLES OF INCORPORATION
  AND BYLAWS...............................  78
Board of Directors.........................  78
Amendment..................................  78
Georgia Anti-Takeover Statutes.............  78
Operations.................................  79
Advance Notice of Director Nominations and
  New Business.............................  79
COMMON STOCK AVAILABLE FOR FUTURE SALE.....  80
OPERATING PARTNERSHIP AGREEMENT............  81
General....................................  81
General Partner Not to Withdraw............  81
Capital Contribution.......................  81
Redemption Rights..........................  81
Operations.................................  82
Distributions..............................  82
Allocations................................  82
Term.......................................  82
Tax Matters................................  82
FEDERAL INCOME TAX CONSEQUENCES............  82
Taxation of the Company....................  83
Requirements for Qualification.............  84
    Income Tests...........................  85
    Asset Tests............................  88
    Distribution Requirements..............  89
    Recordkeeping Requirements.............  90
Failure to Qualify.........................  90
Effect of Proposed Changes in Tax Laws.....  91
Taxation of Taxable U.S. Shareholders......  91
Taxation of Shareholders on the Disposition
  of the Common Stock......................  92
Capital Gains and Losses...................  93
Information Reporting Requirements and
  Backup Withholding.......................  93
Taxation of Tax-exempt Shareholders........  93
Taxation of Non-U.S. Shareholders..........  94



                                             PAGE
                                             ----
State and Local Taxes......................  96
Sale of the Company's Property.............  96
ERISA CONSIDERATIONS.......................  96
Employee Benefit Plans, Tax-Qualified
  Retirement Plans and IRAs................  97
Status of the Company under ERISA..........  97
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
  REAL PROPERTY INVESTMENTS................  99
General....................................  99
Types of Mortgage Instruments..............  99
Leases and Rents...........................  100
Condemnation and Insurance.................  100
Foreclosure................................  100
    General................................  100
    Judicial Foreclosure...................  100
    Non-Judicial Foreclosure/Power of
      Sale.................................  101
    Equitable Limitations on Enforceability
      of Certain Provisions................  101
    Post-Sale Redemption...................  101
    Anti-Deficiency Legislation............  102
    Cooperatives...........................  102
Bankruptcy Laws............................  102
Default Interest and Limitations on
  Prepayments..............................  104
Forfeitures in Drug and RICO Proceedings...  104
Environmental Risks........................  104
    General................................  104
    CERCLA.................................  104
    Certain Other Federal and State Laws...  105
    Superlien Laws.........................  105
    Additional Considerations..............  105
    Environmental Site Assessments.........  105
Applicability of Usury Laws................  105
Americans With Disabilities Act............  106
UNDERWRITING...............................  107
LEGAL MATTERS..............................  109
EXPERTS....................................  109
ADDITIONAL INFORMATION.....................  109
The Company................................  109
Lend Lease.................................  110
GLOSSARY OF TERMS..........................  111
FINANCIAL STATEMENTS.......................  F-1
PRIOR PERFORMANCE TABLES...................  A-1
ERE HYPERION PRIOR PERFORMANCE TABLES......  B-1

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to (i) the "Company" shall mean Chastain Capital Corporation ("Chastain") and its wholly-owned subsidiaries, including (a) Chastain GP Holdings, Inc. (the "General Partner"), (b) Chastain LP Holdings, Inc. (the "Initial Limited Partner") and (c) Chastain Investments, L.P. (the "Operating Partnership"); (ii) "Common Stock" shall mean the Company's shares of common stock, par value $.01 per share; and (iii) "Private Placement" shall mean the offering by the Company in separate transactions of 897,678 shares of Common Stock to ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, and 700,000 shares of Common Stock to FBR Asset Investment Corporation, an affiliate of FBR, at the public offering price less underwriting discount. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the Underwriters' over allotment option is not exercised; (ii) all of the shares offered in the Private Placement will be sold; and (iii) the offering price (the "Offering Price") of the Common Stock is $15.00 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary of Terms beginning on page 110. References to "dollars" and "$" are to United States dollars.


                                  THE COMPANY

     Chastain Capital Corporation (the "Company") is a Georgia corporation that was organized on December 16, 1997 by ERE Yarmouth, Inc. ("ERE Yarmouth" or the "Manager"), a wholly-owned indirect subsidiary of Lend Lease Corporation Limited ("Lend Lease"). ERE Yarmouth is acting as the promoter of the Company. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Code and will be managed and advised by ERE Yarmouth. See "Management of Operations."

     The Company will invest in commercial and multifamily mortgage and real estate related assets identified, managed and actively serviced through the offices of ERE Yarmouth located in major metropolitan markets throughout the United States. The Company intends to emphasize, in particular, origination of commercial mortgage loans for the purpose of securitizing and retaining the subordinated interests in those loans. The Company's board of directors (the "Board of Directors") will initially consist of five members, three of whom will be unaffiliated with the Company, Lend Lease and the Manager (the "Independent Directors").

     The Company believes that it will have a competitive advantage as a result of (i) its access to investment opportunities through ERE Yarmouth's twelve offices located in major metropolitan markets throughout the United States and over 1,100 professional employees, (ii) the experience of ERE Yarmouth in originating and servicing whole commercial and multifamily mortgage loans ("Mortgage Loans"), (iii) the experience of ERE Yarmouth in acquiring and managing commercial, multifamily and agricultural mortgage-backed securities ("CMBS") and in acquiring, managing and resolving opportunistic real property,
(iv) the experience of ERE Yarmouth in obtaining competitive financing on behalf of its clients, (v) ERE Yarmouth's substantial investment in the computer systems, research, property-specific and lease database technology and other resources that the Company believes are necessary to conduct its business and
(vi) strategic relationships and contacts that ERE Yarmouth has developed in conducting its real estate related businesses.

                             INVESTMENT ACTIVITIES

     The Company's investments will include several categories of commercial mortgage and real estate related assets that will be identified, managed and actively serviced through ERE Yarmouth's twelve offices located in major metropolitan markets throughout the United States. The Company intends to invest throughout the real estate cycle, focusing on opportunities with respect to which it perceives high relative value. Initially, the Company will emphasize the creation of a mortgage portfolio collateralized by institutional quality assets for the purpose of securitizing and retaining non-investment grade subordinated interests in such loans. The Company's operating income is expected to result primarily from the excess of (i) the sum of the

Company's cash flows on its assets, reinvestment income thereon and related income over (ii) the sum of the Company's borrowing costs and operating expenses. There can be no assurance, however, that the Company's investment strategy will be successful.

     The Company intends to invest in the categories of assets described below. The Company cannot anticipate with any certainty the percentage of the proceeds of this offering and the Private Placement that will be invested in any particular category of real estate assets, except that the Company intends to invest at least 75% of its assets in the first three categories of assets described below.

     SUBORDINATED INTERESTS. The Company's primary business will be the origination of Mortgage Loans for the purpose of issuing collateralized mortgage obligations ("CMOs") secured by its Mortgage Loans and retaining the Mortgage Loans subject to the CMO debt. As a result of such transactions, the Company will retain non-investment grade tranches of CMOs which will include a "first loss" subordinated equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of subordinated interests in CMBS. A first loss class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear loss upon a default of the underlying Mortgage Loans ("Subordinated Interests"). The Company may also acquire Subordinated Interests in CMBS. In connection with its origination and acquisition of Subordinated Interests, the Company will attempt, where appropriate, to mitigate these risks by obtaining rights to service defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise ("Special Servicing" rights) with respect to the underlying Mortgage Loans. In addition, the Company expects that many of the Mortgage Loans will be serviced by the Manager or its affiliates. See "Operating Policies and Objectives -- Investment Activities -- Subordinated Interests."

     OPPORTUNISTIC REAL PROPERTIES. The Company may invest in commercial and multifamily real property ("Real Property"), including (i) performing Real Property which may present opportunities for high risk-adjusted returns ("High Yield Real Property"), (ii) properties acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure) ("REO Property") and other underperforming or otherwise distressed real property, as described below (together with REO Property, "Distressed Real Property") and (iii) Mortgage Loans that are in default ("Nonperforming Mortgage Loans"), or with respect to which default is likely or imminent or with respect to which the borrower is currently making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans, "Distressed Mortgage Loans", and together with Distressed Real Property and High Yield Real Property, "Opportunistic Real Properties"). Underperforming real property may include properties that are at a low point in their particular property cycle and require capital and/or professional management to improve their condition, appeal and marketability, but still exhibit good locational characteristics. Typically, these properties lack market focus due to unsophisticated management or ownership, or have owners who, for a variety of reasons, are not financially capable or interested in maintaining the asset to competitive standards. Distressed real properties include properties that are subject to conflicts among owners, which may lead to lost leasing opportunities due to delays in decision making, capital programs that lack focus, on-site property management that is uncertain as to how to market the asset, or the inability of one or more of the owners to fund its share of the costs of ownership. The Company's general goal with respect to each High Yield Real Property or Distressed Real Property will be to enjoy the increased cash flow and long term appreciation of the asset by purchasing it at a favorably low price, repositioning it by either creating a different market impression in the mind of the tenant or consumer or eliminating a negative market impression for the property, or converting the use of the property, if required, to improve its cash flow by proper management or refinancing. See "Operating Policies and Objectives -- Investment Activities -- Opportunistic Real Properties."

     If the Company sells or otherwise disposes of Opportunistic Real Properties held as inventory or held primarily for sale to customers in the ordinary course of the Company's trade or business, any gain recognized by the Company in such a transaction would be subject to a 100% "prohibited transactions" tax, unless the Company was eligible to make, and did make, a "Foreclosure Property" election with respect to the property, in which case the gain would be subject to tax at the maximum corporate rate. For a discussion of the "prohibited transactions" tax and "Foreclosure Property," see "Federal Income Tax
Consequences -- Requirements for Qualification -- Income Tests" and "Federal Income Tax Conse-quences -- Sale of the Company's Property." The Company, however, does not presently intend to acquire or hold properties that constitute inventory or other property held primarily for sale to customers in the ordinary course of the Company's trade or business.

     MEZZANINE INVESTMENTS. The Company may originate or acquire investments that are subordinated to first lien mortgage loans on commercial and multifamily real estate ("Mezzanine Investments"). Mezzanine Investments generally will provide the Company the right to receive a stated interest rate on the loan balance and may also include a percentage of gross revenues from the property, payable to the Company on an ongoing basis, and/or a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. Mezzanine Investments may also take the form of preferred equity, which will have a claim against both the operating cash flow and liquidation proceeds from the specific real estate assets. See "Operating Policies and Objectives -- Investment Activities -- Mezzanine Investments."

     OTHER REAL ESTATE RELATED ASSETS. To enhance the Company's flexibility and to respond quickly to market opportunities throughout the real estate cycle, the Company may also invest in other real estate related assets, including (i) loans secured by agricultural properties ("Agricultural Loans"), (ii) loans used to finance the cost of construction or rehabilitation of Real Property ("Construction Loans"), (iii) Real Property or Mortgage Loans secured by Real Property that is located outside the United States, (iv) various classes of investment grade CMBS and investment grade single-family residential mortgage-backed securities ("MBS") and (v) companies primarily engaged in the business of real estate ownership, real estate services or other real estate intensive operating businesses. The assets described in this section are hereinafter referred to as "Other Real Estate Related Assets." The Company intends to limit its investment in Other Real Estate Related Assets to no more than 25% of the Company's portfolio. See "Operating Policies and Objectives -- Investment Activities -- Other Real Estate Related Assets."

                                  RISK FACTORS

     An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 15 prior to an investment in the Company. Such risks include, among others, the following:

THE COMPANY IS NEWLY FORMED; RELIANCE ON MANAGER

     - UNCERTAINTY AS TO THE COMPANY'S ABILITY SUCCESSFULLY TO IMPLEMENT ITS OPERATING POLICIES AND STRATEGIES RESULTING FROM ITS LACK OF OPERATING HISTORY. The Company has no operating history and currently has nominal assets consisting of $1,000 in cash. Until appropriate commercial and multifamily mortgage and real estate related acquisitions are made, the net proceeds of this offering may be invested in readily marketable securities, consistent with maintaining the Company's REIT qualification, or in interest-bearing deposit accounts. It may take considerable time for the Company to find appropriate investments, during which time the Company's assets will be invested in relatively low yield instruments.

     - THE MANAGER WILL DIRECT THE BUSINESS AFFAIRS OF THE COMPANY. The Company and the Manager will enter into an agreement (the "Management Agreement") whereby the Manager will advise the Board of Directors and direct the day-to-day business affairs of the Company. In addition, the Company does not expect to employ full-time personnel and expects to rely on the facilities, personnel and resources of the Manager to conduct its operations. Thus, the Company's success will depend largely on the skill and experience of the Manager's employees. In particular, the Independent Directors will rely on information provided by the Manager to review any proposed transactions of the Company with the Manager or Lend Lease and their affiliates. The Manager has only limited experience in operating a REIT and management of the Company has no experience in operating a REIT.

CONFLICTS OF INTEREST

     - COMMON OFFICERS AND DIRECTORS MAY PRESENT CONFLICTS OF INTEREST. The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its affiliates that may result in the Company making decisions that do not fully reflect the interests of the Company's shareholders. In addition, certain directors and officers of the Company will have demands on their time other than those of the Company.

     - THE COMPANY MAY BECOME OBLIGATED TO PAY THE MANAGER A SUBSTANTIAL TERMINATION FEE. In the event of termination or non-renewal of the Management Agreement other than for cause, the Manager will be entitled to a termination fee equal to the sum of the base management fee and incentive management fee, if any, earned during the immediately preceding four quarters. The termination fee may be substantial.

     - THE MANAGER MAY ADVISE OTHERS. The Company intends to rely extensively on the Manager as its principal source of investments. The Manager advises other entities that invest in the types of assets in which the Company will invest. If the Manager is unable to provide the Company with adequate investment opportunities, the Company's growth and results of operations may be adversely affected.

     - THE COMPANY MAY PURCHASE ASSETS FROM AFFILIATES. The Company may (although it does not currently intend to) purchase assets from the Manager and its affiliates, including Lend Lease.

THE COMPANY'S PROPOSED INVESTMENTS WILL SUBJECT IT TO CERTAIN RISKS

     - MULTIFAMILY AND COMMERCIAL MORTGAGE LOANS INVOLVE A GREATER RISK OF LOSS THAN SINGLE FAMILY LOANS. Investing in multifamily and commercial Mortgage Loans generally is riskier than investing in single family residential Mortgage Loans, due to dependency on successful operation of the underlying properties for repayment, generally larger loan balances and balloon payments at stated maturity.

     - YIELD ON SUBORDINATED CMBS MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES. The Company's investments and income will be sensitive to changes in interest rates and prepayment rates. In periods of declining interest rates, prepayments on Mortgage Loans and CMBS generally increase, and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on Mortgage Loans and CMBS generally decrease, and the value of the Company's fixed-rate investments generally will decline.

     - DELINQUENCY AND LOSS RATIOS MAY BE AFFECTED BY PERFORMANCE OF SERVICERS. Delinquency and loss ratios on the Company's Mortgage Loans may be affected by the performance of servicers.

     - SUBORDINATED CMBS ARE SUBJECT TO GREATER CREDIT RISKS THAN MORE SENIOR CLASSES. The Company intends to acquire or retain significant amounts of non-investment grade classes of CMBS. These investments are subject to a greater risk of loss of principal and non-payment of interest than investments in whole Mortgage Loans or senior, investment grade securities.

     - MEZZANINE INVESTMENTS INVOLVE GREATER RISK OF LOSS THAN LOANS SECURED BY INCOME-PRODUCING PROPERTY. Investing in Mezzanine Investments generally is riskier than investing in more senior equities or mortgage loans because a foreclosure by a senior lienholder may result in the Mezzanine Investments becoming unsecured or otherwise impaired, and the Company may not recover the full amount, or indeed any, of its investment in such Mezzanine Investments.

     - OPPORTUNISTIC REAL PROPERTIES MAY NOT GENERATE SUFFICIENT REVENUES. The Company's Opportunistic Real Properties (which may have significant amounts of unleased space) may not generate sufficient revenues to provide a return on investment after meeting operating expenses and debt service obligations. In addition, declining real estate values may result in losses on the Company's Real Properties.

     - AGRICULTURAL LENDING IS SUBJECT TO SPECIAL RISKS. The Company may invest in Agricultural Loans, which are subject to special risks related to changing weather conditions, economic downturns and changing consumer attitudes towards food products.

     - FOREIGN REAL PROPERTIES ARE SUBJECT TO SPECIAL RISKS. The Company may invest in Real Property, or Mortgage Loans secured by Real Property, located outside the United States, which may expose the Company to currency conversion risks, foreign tax laws and the uncertainty of foreign laws.

     - THE COMPANY'S OTHER REAL ESTATE RELATED ASSETS ARE SUBJECT TO SPECIAL RISKS. Certain of the Company's Other Real Estate Related Assets may require significant management resources, may be illiquid and may decrease in value because of changes in economic conditions.

     - THE COMPANY MAY BEAR LOSSES ON MORTGAGE LOANS IN CONNECTION WITH THE ISSUANCE OF CMOS. The Company intends to issue CMOs collateralized by its Mortgage Loans, retaining the Mortgage Loans subject to the CMO debt. Any losses on such Mortgage Loans would be borne by the Company to the extent of the Company's remaining investment in such loans.

     - THE COMPANY MAY NOT BE ABLE TO BORROW MONEY ON FAVORABLE TERMS. The Company's borrowings are likely to include reverse repurchase agreements with respect to its MBS. A decline in the market value of those MBS could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the carrying value of the assets, the Company will experience losses.

     - YIELDS ON IOS MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES. The yield on the Company's MBS that are entitled only to payments of interest and no (or only nominal) distribution of principal ("IO") with characteristics of a Subordinated Interest ("Sub IO") will be affected adversely by faster than anticipated prepayment rates and particularly high rates of prepayment could result in a failure of the Company to recover its initial investment in Sub IOs.

     - THE COMPANY MAY EXPERIENCE LOSSES ON ITS INVESTMENTS. Borrower default, casualty losses and state or foreign law enforceability issues, as well as other events and circumstances, may result in losses on the Company's investments.

     - SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ACQUIRE ASSETS. The Company has not identified any assets to acquire and will face significant competition in acquiring assets, which may adversely affect the Company's ability to achieve its investment objectives.

HEDGING; LEVERAGE

     - THE COMPANY'S PERFORMANCE MAY BE ADVERSELY AFFECTED IF ITS HEDGING STRATEGY IS NOT SUCCESSFUL. The Company's performance may be affected adversely if the Company does not hedge effectively against interest rate and other risks. No hedging strategy will insulate the Company completely from interest rate risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

     - LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION AND CAUSE
      LOSSES. The Company's Articles of Incorporation (the "Charter"), bylaws (the "Bylaws") and guidelines that set forth general parameters for the Company's investments, borrowings and operations (the "Guidelines") do not expressly limit the amount of indebtedness the Company can incur. The Company intends to leverage its investments in an amount to be determined by the Manager and, ultimately, the Board of Directors. If borrowing costs increase, or if the cash flow generated by the Company's assets decrease, the Company's use of leverage will increase the likelihood that the Company will experience reduced or negative cash flow and reduced liquidity.

TAX AND LEGAL RISKS

     - ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS MAY INCLUDE THE COMPANY BEING SUBJECT TO TAXATION AS A REGULAR CORPORATION. Failure to maintain REIT status would subject the Company to corporate income tax and would reduce net earnings and cash available for distribution to shareholders.

     - TO MAINTAIN ITS STATUS AS A REIT, THE COMPANY'S ABILITY TO INVEST IN CERTAIN TYPES OF ASSETS MAY BE RESTRICTED. To qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets.

     - TO AVOID CORPORATE INCOME TAX AND AN EXCISE TAX, THE COMPANY MUST DISTRIBUTE ITS TAXABLE INCOME. To avoid corporate income taxation on its earnings, the Company must distribute annually at least 95% of its "REIT taxable income," with certain adjustments. The Company will be taxed at regular corporate income tax rates on any undistributed taxable income, including undistributed net capital gain. Under certain circumstances, an additional 4% excise tax will be imposed on the Company if it fails to distribute sufficient amounts. See "Federal Income Tax
      Consequences -- Requirements for Qualification -- Distribution Requirements."

     - CERTAIN INVESTMENTS MAY GENERATE PHANTOM INCOME. The Company's proposed investment in Subordinated Interests, Mezzanine Investments and Distressed Mortgage Loans could result in the Company's recognizing interest income (including, but not limited to, original issue discount ("OID")) for federal income tax purposes in advance of the corresponding cash receipts ("Phantom Income"), which could result in the Company needing to sell assets, borrow money or raise capital in order to have the cash needed to distribute all of its taxable income and thereby avoid corporate income tax on its retained earnings.

     - OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION
      OPPORTUNITIES. Unless waived by the Board of Directors, ownership of Common Stock by each shareholder is limited to 9.8% of the outstanding Common Stock (except for Lend Lease and its affiliates so long as Lend Lease is publicly held), which may deter third parties from seeking to control or acquire the Company.

     - LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD AFFECT THE COMPANY ADVERSELY. To maintain its exemption from regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Company, among other things, must maintain certain percentages of its investments in assets that qualify for exemption from such regulation, which requirement may restrict the Company's ability to invest in various types of assets.

                                  THE MANAGER

     The business and investment affairs of the Company will be managed by ERE Yarmouth, subject to the supervision of the Company's Board of Directors. ERE Yarmouth, a Delaware corporation indirectly wholly-owned by Lend Lease, is a full-service real estate investment advisor with experience in investing and managing commercial real estate assets for institutional lenders and owners. According to Pension & Investments, an investment management industry journal, as of June 30, 1997, ERE Yarmouth managed the largest portfolio in the United States of real estate assets owned by pension plans and other tax exempt investors. ERE Yarmouth has substantial experience in the origination and servicing of whole loans, the acquisition of CMBS, the acquisition and resolution of troubled loans and the management of diverse real estate related assets.

     Through special service subsidiaries and affiliates, ERE Yarmouth provides additional services to its clients and other third parties. In addition, ERE Yarmouth and Hyperion Capital Management, Inc. ("Hyperion"), a fixed income manager, formed Equitable Real Estate Hyperion Capital Advisors, LLC ("ERE Hyperion"), a joint venture that advises institutional clients on investing in CMBS. The Manager intends to execute an agreement with ERE Hyperion whereby ERE Hyperion will perform certain functions relating to the Company's CMBS on behalf of the Manager. As of December 31, 1997, Hyperion managed over $5.3 billion of fixed-income securities with a specialization in MBS. For a description of the operations and prior performance of ERE Hyperion, see Appendix B.


     In June 1997, Lend Lease, a corporation incorporated in the state of New South Wales, Australia, acquired Equitable Real Estate Investment Management, Inc. ("ERE") from The Equitable Companies Incorporated ("Equitable Companies") (the "ERE Acquisition"). ERE is currently operated under the name "ERE Yarmouth." Lend Lease, a large Australian public real estate and financial services company with substantial global interests, operates in the United States, Australia and New Zealand, Asia, South America and Europe. Established in 1958, Lend Lease has over 6,700 employees, 34,300 shareholders and a market capitalization of approximately $4.9 billion as of December 31, 1997. Lend Lease has maintained an "AA" rating from Standard & Poor's since 1992. With its acquisition of ERE, Lend Lease's global real estate investment management business has approximately $29.3 billion in real estate assets under management on five continents.


     The Manager has substantial experience in investing in most of the types of assets in which the Company intends to invest, including Mortgage Loans, CMBS and equity real estate. However, the Manager has relatively limited experience in investing in Mezzanine Investments. Furthermore, the Manager has only limited experience in operating a REIT and management of the Company has no experience in operating a REIT.

                            THE MANAGEMENT AGREEMENT

     The Company will enter into the Management Agreement with the Manager, pursuant to which the Manager, subject to the supervision of the Company's Board of Directors, will, among other things: (i) recommend and implement operating strategies for the Company; (ii) conduct due diligence on potential investments for the Company; (iii) arrange for the acquisition of assets and the origination of Mortgage Loans by the Company; (iv) arrange for various types of financing for the Company, including reverse repurchase agreements, warehouse lines of credit, mortgage loans and the issuance of CMOs; (v) monitor the performance of the Company's assets; (vi) provide certain administrative and managerial services in connection with the operations of the Company; (vii) provide asset management of equity real estate and (viii) provide access to the Manager's proprietary database of property and leasing information. See "Management of Operations -- The Management Agreement." The Management Agreement has been approved by all of the Company's Independent Directors. The Management Agreement does not specify a minimum standard of time and attention that the Manager is required to devote to the Company.

     The following table presents all compensation, fees and other benefits (including reimbursement of certain out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement. There are no caps on any category of such compensation, fees or benefits payable under the Management Agreement.


     Assuming that (i) the Company's maximum leverage is fully utilized and (ii) the proceeds raised in this offering and borrowings of the Company are invested equally over the first four quarters of the Company's operations, the maximum base management fee that will be paid to the Manager during the Company's first year of operation is approximately $3.5 million. Assuming that (i) the Company's maximum leverage is fully utilized and (ii) the proceeds raised in this offering and borrowings of the Company are invested equally over the first eight quarters of the Company's operations, the maximum base management fee that will be paid to the Manager during the Company's first year of operation is approximately $2.4 million. The Company does not make any representations as to the length of time that it will take for the Company to fully invest the proceeds of this offering or the likelihood that the assumptions set forth in this paragraph will materialize. The amount of the incentive management fee will vary based upon the Company's Funds From Operations and, consequently, cannot be estimated. The incentive management fee will be payable in addition to the base management fee and could be substantially larger than the base management fee.

FEE                                                              RECIPIENT     PAYOR
---                                                             ------------  --------
Quarterly base management fee(1) equal to the following:

     For the first four fiscal
       quarters...............  1.00% per annum of the Average
                                Invested Assets(2) of the
                                Company.......................  Manager(3)    Company
     During each fiscal
       quarter thereafter.....  0.85% per annum of the Average
                                Invested Assets up to $1
                                billion.......................  Manager       Company
                                0.75% per annum of the Average
                                Invested Assets from $1
                                billion to $1.25 billion......  Manager       Company
                                0.50% per annum of the Average
                                Invested Assets in excess of
                                $1.25 billion.................  Manager       Company
Quarterly non-cumulative incentive management fee based on the amount, if any, by which the Company's Funds From
  Operations(4) and certain net gains exceed a hurdle
  rate(5).....................................................  Manager       Company
Termination fee equal to the sum of the base management fee
  and incentive management fee, if any, earned during the
  immediately preceding four fiscal quarters..................  Manager       Company
Reimbursement of out-of-pocket expenses of the Manager paid to
  third parties(6)............................................  Manager       Company
Potential fees to affiliates of the Manager(7)................  Affiliates    Company

---------------

(1) Intended to cover the Manager's costs in providing management services to the Company. Because this amount is based on the invested assets of the Company, it is not currently determinable. In connection with renewal and renegotiation of the Management Agreement, the Board of Directors of the Company may adjust the base management fee in the future to align it more closely with the Manager's actual costs of providing such services. The Manager will pay a portion of this fee to ERE Hyperion for submanagement services performed on behalf of the Company.
(2) The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including a proportionate amount of the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves less (i) uninvested cash balances and (ii) the book value of the Company's CMO liabilities, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.
(3) The Manager is a wholly-owned indirect subsidiary of Lend Lease.
(4) The term "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") means net income (computed in accordance with generally accepted accounting principles ("GAAP")) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after deduction of preferred stock dividends, if any, and similar adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.
(5) The quarterly incentive management fee is equal to the product of (A) 25% of the dollar amount by which (1) (a) Funds From Operations (before the incentive fee) of the Company for the applicable quarter per weighted average number of shares of Common Stock outstanding plus (b) gains (or minus losses) from debt restructuring or sales of assets not included in Funds From Operations of the Company for such quarter per weighted average number of shares of Common Stock outstanding, exceed (2) an amount equal to
    (a) the weighted average of the price per share at initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) 25% of the sum of the Ten-Year U.S. Treasury Rate plus four percent, and (B) the weighted average number of shares of Common Stock outstanding. Because this amount is based on the income of the Company, it is not currently determinable. The quarterly incentive fee is non-cumulative. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company. (6) There is no cap on the reimbursement of out-of-pocket expenses. (7) The Manager intends to solicit competitive bids in connection with certain services to be performed on behalf of the Company, including servicing, development and property management. Subject to approval of the Independent Directors, the Company may award such contracts to the Manager and/or affiliates of the Manager that make competitive bids. For example, Compass Management and Leasing, Inc. ("COMPASS") a wholly-owned indirect subsidiary of Lend Lease, may be retained to perform property management services for the Company. In addition, the Manager or its affiliates may be retained to perform servicing on certain of the Company's Mortgage Loans. However, the Manager is unable to predict with certainty which of its affiliates will perform services for the Company or the extent of such services.

                  CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

     The Company will be subject to conflicts of interest involving the Manager. See "Certain Relationships; Conflicts of Interest."

     BENEFITS TO INSIDERS. The Manager will be entitled to certain management fees, as discussed under the heading "The Management Agreement" and, in the event of termination or non-renewal of the Management Agreement without cause, may be entitled to certain substantial termination fees.


     ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, will purchase an aggregate of 1,254,381 shares of Common Stock upon consummation of this offering and the Private Placement at the initial public offering price, less underwriting discount, after which Lend Lease will beneficially own approximately 14.0% of the outstanding Common Stock of the Company (assuming that the Underwriters do not exercise their over-allotment option).


     To provide an incentive for the Manager to enhance the value of the Common Stock, the Company will grant the Manager options to purchase ("Options") 1,166,667 shares of Common Stock (1,313,667 shares if the Underwriters exercise their over-allotment option in full) or, if necessary to prevent Lend Lease from exceeding the restriction on ownership (or deemed ownership by virtue of the attribution provisions in the Code) of more than 9.8% of the total number of outstanding shares of any class of capital stock of the Company by any shareholder (if at such time Lend Lease is not publicly held) (the "Ownership Limitation") set forth in the Charter, units of limited partnership of the Operating Partnership ("Units") at a price per share equal to the initial public offering price of the Common Stock. The Manager may redeem any Units so purchased for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. See "Operating Partnership Agreement -- Redemption Rights." One quarter of the Manager's options will become exercisable on each of the four anniversaries of the consummation of this offering. Unexercised options will terminate on the tenth anniversary of the consummation of this offering. See "Management of

Operations -- Stock Options." In addition, 80% of the Options remaining in the Company's stock option plan (the "Option Plan") following the initial grant of Options to the Manager will be set aside for future Option grants to the Manager. Such reserve does not guarantee that the Manager will be granted such Options.

     Additionally, upon consummation of this offering and the Private Placement and in reliance on Rule 701 under the Securities Act, the Company expects to grant Options to purchase shares of Common Stock to executive officers of the Company (all of whom are employees of the Manager) and to other employees of the Manager. Subject to certain limitations, the number of Options initially granted to the officers of the Company and the Manager will be equal to the number of shares of Common Stock that such individuals purchase in this offering. See "Underwriting." One-fifth of these Options will become exercisable on the date of grant and the remaining Options will become exercisable in four equal installments commencing on the first anniversary of the date of grant. Unexercised Options will terminate on the tenth anniversary of the consummation of this offering.

     Certain employees of Lend Lease and its subsidiaries will be given an opportunity to purchase shares of Common Stock in this offering. See "Underwriting." The Manager has arranged a line of credit with First Union National Bank for such employees to borrow up to 80% of the purchase price of such shares. The loans will be unsecured, will bear interest at the prime rate and will have a five year term. The loans will be guaranteed by Lend Lease (US) Holdings, Inc., an affiliate of the Manager.

     OFFICERS AND DIRECTORS. The executive officers of the Company are officers and employees of the Manager and the Company's Independent Directors were initially selected by the Manager.

     MANAGEMENT AGREEMENT. The Manager will receive a management fee and the Management Agreement may be terminated without cause only if the Manager is paid a substantial termination fee, which may adversely affect the Company's ability to terminate the Manager without cause. The Independent Directors will determine the Company's position as to whether there is cause to terminate the Management Agreement. Furthermore, the incentive management fee, which is based on the Company's income, may create an incentive for the Manager to recommend investments that have greater income potential but are generally more speculative than if the management fee did not include a performance component.

     MANAGER ADVISES OTHER ENTITIES. The Manager advises other entities that invest in the types of assets in which the Company will invest and the Management Agreement will not prohibit the Manager or its affiliates from acting as advisors for other entities (including subsidiaries) or performing investment, corporate management or other services for any other entity (including subsidiaries) that makes such investments. ERE Yarmouth utilizes an internal pipeline allocation and investment committee approval process for every real estate investment, which is intended to ensure that all clients, including the Company, will have fair access to new opportunities without preference being accorded to any particular client. Each client is assigned a portfolio manager who develops an annual plan detailing the client's desired investment volume, deal structure and, by property type, the desired physical characteristics, pricing, leasing risk and target markets. When ERE Yarmouth has investment opportunities, the opportunity is prioritized among its respective clients. If an investment opportunity is equally suited for more than one client, such opportunity will be allocated based upon a rotation system. Factors considered in prioritizing investment opportunities include, but are not limited to: (i) the client's investment parameters, including size of transaction, geographic location, property type and timing; (ii) discretionary or non-discretionary requirements of the seller or borrower; (iii) the ability of the client to meet the transaction's timing sensitivity; (iv) whether the transaction is complementary with the client's existing portfolio and (v) in the event the rotation system is required, the aggregate dollar amount invested and number of transactions previously closed on behalf of the client. The ultimate allocation decision is approved by an allocation committee (the "Allocation Committee") in accordance with a process that is intended to be fair and impartial, taking into account the investment criteria of each client (the "Allocation Process"). See "Risk Factors -- Conflicts of Interest in the Business of the Company May Result in Decisions of the Company that Do Not Fully Reflect the Interest of the Shareholders of the Company" and "Certain Relationships; Conflicts of Interest."

     TRANSACTIONS WITH AFFILIATES OF THE MANAGER. The Manager may engage in transactions on behalf of the Company with affiliates of the Manager. For example, COMPASS, an affiliate of the Manager, may provide management and leasing services for certain of the Company's properties and subsidiaries. In addition, the Manager or its affiliates may be retained to perform servicing on certain of the Company's Mortgage Loans.

     BUSINESS RELATIONSHIPS OF THE MANAGER. The Manager and its affiliates have long-term relationships with a significant number of developers, institutions and corporations and their senior managers that the Manager may consider in its management of the Company.

     INTEREST OF THE MANAGER IN ASSETS. The Management Agreement will not prohibit the Manager or any of its affiliates from conducting any other business venture, making investments for its own account or the accounts of any other entity, including, for example, owning any interest in any other business venture of any nature in the vicinity of any of the Company's properties or any other location.

     PURCHASE OF ASSETS FROM THE MANAGER. The Company may purchase assets from the Manager and its affiliates. See "Certain Relationships; Conflicts of Interest."

     ROLE OF INDEPENDENT DIRECTORS. To minimize the risks related to these potential conflicts, a majority of the Board of Directors will be Independent Directors. The Independent Directors have approved the Management Agreement and the Guidelines. Although the Manager will perform the day-to-day operations of the Company, the Independent Directors will review transactions engaged in by the Company in the quarter following completion to ensure compliance with the Guidelines. In addition, the Independent Directors will review all transactions between the Company, on the one hand, and the Manager or its affiliates, on the other hand, prior to completion to ensure compliance with the Guidelines. In such review, the Independent Directors are expected to rely primarily on information provided by the Manager. See "Operating Policies and Objectives -- The Company's Guidelines." Additionally, the Company believes that Lend Lease's investment in the Company and the Options granted to the Manager will more closely align the goals of the Manager with those of the Company.

                                RISK MANAGEMENT

     To create yields commensurate with its investment objectives, the Company intends to leverage its assets primarily through the issuance of CMOs, reverse repurchase agreements, warehouse lines of credit and other borrowing arrangements, pledging its assets as collateral security for its repayment obligations. The Company intends to use the proceeds from securitizations and other borrowings to invest in additional Mortgage Loans, CMBS and other assets and, in turn, to borrow against such assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of assets. A portion of the Company's borrowings may be in the form of reverse repurchase agreements that are based on the market value of the CMBS pledged to secure the specific borrowings. A decline in the market value of those CMBS could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of the assets, the Company would experience losses. A substantial portion of the Company's net income is expected to consist of the difference between (i) the income generated by its investments and (ii) the interest expense incurred with respect to its borrowings, and hedging and other costs.

     The Company may hedge all or a portion of the interest rate risk associated with its borrowings through the use of interest rate caps, swaps and other derivative financial products. However, the use of these instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the Company's earnings and funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. Furthermore, the Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which would expose the Company to counterparty risk. To the extent consistent with maintaining the Company's status as a REIT, the Company also may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturity or interest rate of its assets or borrowings. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general economic and market trends or to change the duration of or interest rate risk associated with the Company's borrowings. There can be no assurance that the Company's investment and leverage strategy can be implemented or will be successful and no hedging strategy will insulate the Company completely from interest rate risk. See "Risk Factors -- The Company Will be Subject to Economic and Business Risks -- The Company's Performance May be Affected Adversely if its Hedging Strategy Is Not Successful" and "-- Leverage Can Reduce Income Available for Distribution."

                                  THE OFFERING


Shares offered to the public(1).........     7,380,000 shares



Shares to be outstanding after the
offering(1)(2)..........................     8,977,778 shares



Nasdaq National Market Symbol...........     CHAS

---------------

(1) Assumes the Underwriters' over-allotment option is not exercised.

(2) Includes 897,678 shares to be sold to a wholly-owned indirect subsidiary of Lend Lease and 700,000 shares to be sold to FBR Asset Investment Corporation in the Private Placement. Does not include 2,500,000 shares reserved for issuance pursuant to the Company's Option Plan, of which Options to purchase 1,166,667 shares of Common Stock (1,313,667 shares if the Underwriters' over-allotment option is exercised in full) are expected to be granted to the Manager and certain Options are expected to be granted to certain employees of the Manager upon consummation of this offering and the Private Placement. See "Management of Operations -- Stock Options," "Capitalization," "Description of Capital Stock" and "Underwriting."


                                USE OF PROCEEDS


     The Company intends temporarily to invest the net proceeds of this offering and the Private Placement in readily marketable, interest-bearing securities consistent with the Company's qualification as a REIT until the Company finds appropriate investments consistent with its investment policies. See "Operating Policies and Objectives." Upon consummation of the offering and the Private Placement, the Company will pay an aggregate of approximately $300,000 of the net proceeds to the Manager to reimburse it for expenses paid on behalf of the Company. Except for the reimbursement of expenses, none of the proceeds of this offering will be paid to the Manager or its affiliates.


                              DISTRIBUTION POLICY

     The Company intends to make distributions to its shareholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. The Company intends to make four regular quarterly distributions per year. To the extent necessary to maintain its REIT qualification or to avoid a corporate income or excise tax in any particular year, the Company will declare a fifth, special distribution. It is anticipated that the first distribution to shareholders will be made promptly after the first full calendar quarter following the consummation of this offering. The Company intends, to the extent practicable, to invest or reinvest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Subordinated Interests and other classes of CMBS, Mortgage Loans (including Distressed Mortgage Loans), Opportunistic Real Properties, Mezzanine Investments and other real estate related assets ("Real Estate Related Assets"). However, certain distributions may include a return of capital. Such distributions, if any, will be made at the discretion of the Company's Board of Directors. See "Distribution Policy."

                           TAX STATUS OF THE COMPANY

     The Company intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its first REIT taxable year ending on December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual "REIT taxable income."

     In the opinion of King & Spalding, counsel to the Company, assuming that the elections and other procedural steps described in "Federal Income Tax Consequences" below are completed by the Company in a timely fashion, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code commencing with the Company's first REIT taxable year ending on December 31, 1998, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service (the "Service") or any court. It must be emphasized that King & Spalding's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct and method of operation of its business. None of the factual assumptions or representations upon which King & Spalding's opinion is based, including such assumptions and representations regarding the actual and proposed method of operation of the Company's business, differs from the statements made in this Prospectus, nor is King & Spalding aware of any facts or circumstances that are inconsistent with such assumptions and representations.

     It also must be emphasized that the Company's qualification and taxation as a REIT depends upon its ability to meet, on a continuing basis through actual annual operating results, distribution levels and stock ownership, the various qualification tests imposed under the Code that are described below in "Federal Income Tax Consequences -- Requirements for Qualification." King & Spalding will not review the Company's compliance with those tests on a continuing basis. Accordingly, there can be no assurance that the actual results of the Company's operations for any particular taxable year will satisfy such requirements.

     Failure to qualify as a REIT would subject the Company to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders would not be deductible. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state, local and foreign taxes on its income and property. See "Risk Factors -- The Company Will be Subject to Legal and Tax Risks" and "Federal Income Tax Consequences -- Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

     The Company intends to invest primarily in Real Estate Related Assets. The Manager will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. The relationship among the Company, its affiliates and the Manager is depicted in the picture shown below.

                                    (CHART)

    (1) Following consummation of this offering and the Private Placement, the Company's Common Stock will be held as follows: 78% by public investors (including up to 2% to be held by directors of the Company and officers, employees and directors of Lend Lease and its subsidiaries), 14% by ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease and 8% by FBR Asset Investment Corporation.


    (2) The Company has incorporated and capitalized two wholly owned subsidiaries, Chastain GP Holdings, Inc. ("General Partner") and Chastain LP Holdings, Inc. ("Initial Limited Partner").

    (3) The Initial Limited Partner and the General Partner will organize and capitalize Chastain Investments, L.P. (the "Operating Partnership"), with the Initial Limited Partner initially to hold a 99% interest as a limited partner in the Operating Partnership, and the General Partner initially to hold a 1% interest as a general partner in the Operating Partnership. See "Operating Partnership Agreement."

    (4) The Operating Partnership will provide potential sellers of assets the opportunity to transfer those assets to the Operating Partnership in a tax-deferred exchange. Such sellers would receive units of limited partnership interest ("Units") in the Operating Partnership that would be redeemable (in a taxable transaction) for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis.

    (5) ERE Yarmouth will enter into a Management Agreement with the Company, pursuant to which ERE Yarmouth will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors.

    (6) The Manager intends to subcontract with ERE Hyperion to perform certain functions relating to the Company's CMBS on behalf of the Manager. The Manager will pay any submanagement fees out of the management fee it receives from the Company.

                                  RISK FACTORS

     An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

THE COMPANY IS NEWLY FORMED AND HAS NO OPERATING HISTORY; RELIANCE ON MANAGER

     UNCERTAINTY AS TO THE COMPANY'S ABILITY SUCCESSFULLY TO IMPLEMENT ITS OPERATING POLICIES AND STRATEGIES RESULTING FROM ITS LACK OF OPERATING
HISTORY. The Company was organized on December 16, 1997. The Company has no operating history and has not yet implemented its operating policies and strategies. The Company is externally managed and will be dependent upon the experience and expertise of the Manager in advising the Company and administering its day-to-day operations. The Manager has only limited experience in operating a REIT and management of the Company has no experience in operating a REIT.

     THE COMPANY'S SUCCESS WILL DEPEND ON THE SERVICES OF EXTERNAL
MANAGEMENT. The Company will contract with the Manager to advise the Board of Directors and direct the day-to-day business affairs of the Company and will rely on the Manager as its principal source of investment opportunities. In addition, the Company does not expect to employ full-time personnel and expects to rely on the facilities, personnel and resources of the Manager to conduct its operations. Thus, the Company's success will depend on the services of the Manager and its officers and employees. Certain officers, directors and employees of the Company and the Manager and its affiliates have experience in creating, evaluating, acquiring and managing Mortgage Loans, Subordinated Interests, CMBS and Opportunistic Real Property. However, such officers, directors and employees have only limited experience in operating a REIT. The Manager will subcontract with ERE Hyperion and may contract with other third parties to provide services to the Company. These parties may provide similar services to other mortgage REITs and other competitors of the Company. There can be no assurance that the Company and the Manager will be able to implement successfully the strategies that the Company intends to pursue. Subject to the Guidelines, the Manager is expected to have significant latitude as to the types of assets it may determine to be proper investments for the Company. There can be no assurance that the Manager's decisions in this regard will result in a profit for the Company. The Company's success will depend in part on the continuing ability of the Manager and its affiliates to hire and retain knowledgeable personnel and the Manager's ability to cause such personnel to focus their attention on the affairs of the Company rather than the affairs of its other affiliates. The ability of the Manager and its affiliates to attract and retain such personnel may be affected, in turn, by Lend Lease's and the Manager's continued financial strength. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement will be found to manage the Company.

     THE COMPANY MAY BECOME OBLIGATED TO PAY THE MANAGER A SUBSTANTIAL TERMINATION FEE. In the event of termination or non-renewal of the Management Agreement without cause, the Manager will be entitled to a termination fee equal to the sum of the base management fee and incentive management fee, if any, earned during the immediately preceding four quarters. The termination fee may be substantial. The obligation to pay a termination fee could inhibit the decision of the Independent Directors to terminate the Manager and payment of such fee could reduce the Company's cash available for distribution and otherwise impair the financial condition of the Company.

     APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS MAY BE DELAYED. None of the net proceeds of this offering or the Private Placement are committed to purchase specific assets. The Company intends to invest the net proceeds of this offering in readily marketable, interest-bearing securities on a temporary basis until the Company finds appropriate Real Estate Related Assets in which to invest. There can be no assurance, however, that the Company will identify Real Estate Related Assets that meet its investment criteria or that any such assets will produce a return on the Company's investments. In addition, there is increased uncertainty and risk to investors since they will be unable to evaluate the manner in which the net proceeds are to be invested or the economic merit of the particular assets to be acquired prior to an investment in the Common Stock offered hereby. There may be a substantial period of time before the proceeds of this offering and the Private Placement are fully invested and therefore investors may experience a delay in receiving a return on their investment. Moreover, the Company and the Manager have broad discretion in determining how to invest the net proceeds of this offering and may change the current investment and operating policies of the Company without a vote of the shareholders. Such deviations from current policies might expose the Company to increased risks of loss or liability, which could affect adversely the Company or the market price of the Common Stock.

     CREDIT FACILITY MAY BECOME DUE IF THE MANAGER IS TERMINATED. The Company expects to arrange for certain credit facilities with two lenders to provide mortgage warehouse credit. See "Management's Discussion and Analysis of Liquidity and Capital Resources." Upon termination of the Manager without the lenders' prior written consent, the credit facilities are likely to become due in their entirety. Therefore, termination of the Manager is likely to require refinancing of the credit facilities. This could inhibit the decision of the Independent Directors to terminate the Manager and, if a replacement credit facility could not be located, could impair the financial condition and prospects of the Company.

CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY MAY RESULT IN DECISIONS OF THE COMPANY THAT DO NOT FULLY REFLECT THE INTERESTS OF THE SHAREHOLDERS OF THE COMPANY


     BENEFITS TO INSIDERS, COMMON OFFICERS AND DIRECTORS. The Company is subject to various potential conflicts of interests arising from its relationship with the Manager and its affiliates. First, after the consummation of this offering and the Private Placement, Lend Lease, the Manager's ultimate parent company, will beneficially own 1,254,481 shares, representing 14.0% of the outstanding Common Stock, of which 897,678 shares will be purchased in the Private Placement and 356,703 shares will be purchased in this offering. Second, the Manager will render management services to the Company for a management fee, which benefits Lend Lease. Additionally, the incentive management fee, which is based on the Company's income, may create an incentive for the Manager to recommend investments that have greater income potential but are generally more speculative than if the management fee did not include a performance component. Furthermore, the Manager, and/or affiliates of the Manager, may be retained to provide servicing, development and property management on behalf of the Company.


     The Management Agreement has been approved by a majority of the Independent Directors. Moreover, the renewal of the Management Agreement after the initial two-year term will require the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after the initial term upon 60 days written notice by a majority vote of the Independent Directors; provided that upon termination or non-renewal of the Management Agreement the Company shall pay the Manager a termination fee equal to the sum of the base management fee and incentive management fee, if any, earned during the twelve months preceding such termination. This requirement may adversely affect the Company's ability to terminate the Manager without cause. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee. See "Management of Operations -- The Management Agreement." Furthermore, the Company will agree to indemnify the Manager and its officers and directors with respect to their liability for expenses, losses, damages, liabilities and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties performed pursuant to the Management Agreement.

     Two of the Company's directors and all of its executive officers serve as directors or officers of the Manager. Specifically, Matthew Banks, Chairman of the Board of the Company, is also Chief Executive Officer of ERE Yarmouth, and Kurt L. Wright, Chief Executive Officer of the Company, is also Executive Vice President of ERE Yarmouth. Both will continue to serve in such capacities in the future. As such, they are expected to provide services not only to the Company but also to Lend Lease and its affiliates. Although the Company expects that Messrs. Banks and Wright will devote adequate time to the Company's operations, if the operations of Lend Lease or its affiliates need immediate attention, there can be no assurance that they will have adequate time for the Company.

     MANAGER MAY ADVISE OTHERS. The Manager advises other entities that invest in the types of assets in which the Company will invest and the Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate assets that meet the Company's policies and criteria. The Manager has implemented an Allocation Process, which is intended to ensure that all clients, including the Company, will have fair access to new business opportunities without preference being accorded to any particular client. Pursuant to the terms of the Management Agreement, the Manager must allocate all investment opportunities among its clients, including the Company, in accordance with a process that is intended to be fair and impartial, taking into account each client's individual investment goals and criteria. There can be no assurance that the Company will be offered each opportunity that may meet its investment Guidelines. The Management Agreement requires the Manager to use commercially reasonable efforts in performing its duties. However, the Manager may modify or terminate the Allocation Process at any time without the Company's consent. See "Certain Relationships; Conflicts of Interest."

     INDEPENDENT DIRECTORS WILL NOT PARTICIPATE IN DAY-TO-DAY
OPERATIONS. Although the Management Agreement has been approved by the Independent Directors, daily operations between the Company and the Manager and its affiliates will not be required to be approved by a majority of the Independent Directors. Instead, the Manager will conduct the day-to-day operations of the Company in accordance with the Guidelines that will be approved by a majority of the Independent Directors. The Independent Directors will review transactions engaged in by the Company in the quarter following completion to monitor compliance with the Guidelines. Moreover, the Independent Directors will review the Guidelines at least annually. Investors should be aware that, in conducting this review, the Independent Directors are expected to rely primarily on information provided to them by the Manager.

     PURCHASE OF ASSETS FROM LEND LEASE AND ITS AFFILIATES AND CLIENTS. The Company is subject to conflicts of interest with the Manager because the Company may (although it does not currently intend to) purchase assets from the Manager and its affiliates, including Lend Lease. The Independent Directors will review any such transactions prior to completion to ensure that they are consistent with the Guidelines. However, the Independent Directors are expected to rely primarily on the advice of and information provided by the Manager in deciding whether to approve such transactions, and there can be no assurance that the price and other terms of such transactions will be fair to the Company.

SUBORDINATED CMBS MAY SUBJECT THE COMPANY TO GREATER CREDIT RISKS AND YIELDS THAT ARE SENSITIVE TO INTEREST RATE CHANGES

     SUBORDINATED CMBS ARE SUBJECT TO GREATER CREDIT RISKS THAN MORE SENIOR CLASSES. The Company intends to originate and acquire a significant amount of various classes of CMBS, including "first loss" classes of subordinated CMBS. A first loss class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the mortgage loans securing or backing a series of MBS ("Mortgage Collateral"). Subordinated CMBS are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. The market values of subordinated classes of CMBS tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, subordinated CMBS generally are not actively traded and may not provide holders thereof with liquidity of investment.

     The Yield to Maturity on subordinated CMBS of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. Because the subordinated classes of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral, the Company may not recover the full amount, or indeed any, of its investment in such subordinated CMBS.

     When the Company acquires a subordinated CMBS interest, it typically will be unable to obtain the right to service the underlying performing Mortgage Collateral. In an attempt to control and minimize its losses, the Company will seek to obtain the right to service any underlying Mortgage Collateral that is in default (the servicing of defaulted Mortgage Loans is referred to as "Special Servicing"), although in many cases it is not likely to obtain Special Servicing rights on acceptable terms. If the Company does acquire Special Servicing rights, then it will contract with a Special Servicer (that may be the Manager) to perform the Special Servicing functions, and thus the performance of the Company's investments will depend, at least in part, on such Special Servicer's handling of defaulted loans. To the extent the Company does not obtain Special Servicing rights with respect to the Mortgage Collateral underlying its CMBS, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of CMBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

     The subordination of CMBS to more senior classes may affect the yield on the subordinated CMBS adversely even if realized losses ultimately are not allocated to such classes. On any payment date, interest and principal generally would be paid on the more senior classes before interest and principal would be paid with respect to the subordinated classes. Typically, interest deferred on subordinated classes would be payable on subsequent payment dates to the extent funds become available, but such deferral itself may not bear interest. Such deferral of interest generally will affect adversely the yield on the subordinated classes.

     In connection with the securitization and sale of self-originated loans, the Company must also make certain representations and warranties to "conduit" purchasers. These representations and warranties cover such matters as title to the mortgaged property, lien priority, environmental reviews and certain other matters. The Company's representations and warranties rely in part on similar representations and warranties made by the borrower or others. The Company would have a claim against the borrower or another party in the event of a breach of any of these representations or warranties; however, the Company's ability to recover on any such claim would be dependent upon the financial condition of the party against which such claim is asserted. There can be no assurance that the Company will not experience a material loss as a result of representation and warranties that it makes.

     YIELDS ON SUBORDINATED CMBS MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES. The yield on subordinated classes generally will be affected by the rate and timing of payments of principal on the Mortgage Collateral underlying a series of CMBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the Mortgage Collateral underlying a series of CMBS generally are allocated to the more senior classes of CMBS until those classes are paid in full. As a result, the weighted-average lives of the subordinated classes may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of CMBS. To the extent that the holder of a subordinated class is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinated class may be adversely affected.

THE COMPANY'S MORTGAGE LOANS WILL HAVE SPECIAL RISKS RELATED TO THE VALUE OF THE UNDERLYING PROPERTIES, THIRD-PARTY SERVICERS AND THE TIMING AND AVAILABILITY OF SECURITIZATIONS.

     MULTIFAMILY AND COMMERCIAL LOANS INVOLVE A GREATER RISK OF LOSS THAN SINGLE FAMILY LOANS. The Mortgage Loans that the Company expects to originate and acquire generally will be secured by existing multifamily or commercial real estate, including apartments, shopping centers, office buildings, hotels, industrial properties, hospitals and nursing homes. Property pledged as security for Mortgage Loans is referred to as "Mortgaged Property." Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful operation of the Mortgaged Property and tenants operating businesses therein for repayment, and loan terms that often require little or no amortization and, instead, provide for balloon payments at stated maturity. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property. Market values may vary as a result of economic events, governmental regulations or other factors outside the control of the borrower or the Company, such as rent control laws in the case of multifamily Mortgage Loans, which may impact the future cash flow of the underlying Mortgaged Property.

     The successful operation of a multifamily or commercial real estate project is generally dependent on the performance and viability of the property manager of that project. The property manager would be responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the owner so that maintenance and capital improvements can be carried out in a timely fashion and at an appropriate cost. There can be no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

     VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may affect adversely the Mortgaged Properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

     DELINQUENCY AND LOSS RATIOS MAY BE AFFECTED BY PERFORMANCE OF
SERVICERS. The Manager intends to become a rated Special Servicer. However, there can be no assurance that it will receive a rating in a timely fashion. In the interim, the Company intends to contract for the servicing of its Mortgage Loans with servicers and will be subject to risks associated with potentially inadequate servicing. Many borrowers require notices and reminders to keep Mortgage Loans current and to prevent delinquencies and foreclosures. A substantial increase in the delinquency or foreclosure rate resulting from inadequate servicing could affect adversely the Company's performance and ability to access profitably the capital markets for its financing needs, including future securitizations.

     The Company's servicing agreements with its servicers often will provide that if the Company terminates the servicing agreement without cause (as defined in the agreement), the Company may be required to pay the third-party servicer a termination fee. Depending upon the size of the particular Mortgage Loan portfolio then being serviced, the termination fee that the Company would be obligated to pay upon termination of a servicing agreement without cause could be substantial and could deter a termination without cause that otherwise would be advantageous to the Company.

     LIMITED RECOURSE LOANS MAY LIMIT THE COMPANY'S RECOVERY TO THE VALUE OF THE MORTGAGED PROPERTY. The Company anticipates that a substantial portion of the Mortgage Loans that it will originate or acquire and of the Mortgage Collateral that it will originate or acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the Mortgaged Properties are located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant Mortgage Loan. As to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the Mortgaged Property securing that Mortgage Loan.

     POSSIBLE LOSSES ON MORTGAGE LOANS DURING WAREHOUSING PERIOD. The Company intends to acquire and accumulate Mortgage Loans for securitization as part of its investment strategy. The Manager, in its discretion, will determine the quantity of Mortgage Loans sufficient for securitization after discussions with potential underwriters and rating agencies and an evaluation of the costs of securitization. During the accumulation period, the Company will be subject to risks of borrower defaults, bankruptcies, fraud losses and special hazard losses that are not covered by standard hazard insurance. However, prior to securitization, the Company generally does not intend to obtain credit enhancements such as mortgage pool or hazard insurance. Typically, third parties insure against these types of losses, and the Company would be dependent on the creditworthiness of the insurer and timeliness of the reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various type of losses is limited in amount, and losses in excess of the limitation would be the responsibility of the Company. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. Also, during the accumulation or warehousing period, the cost of financing and hedging the Mortgage Loans could exceed the interest income on the Mortgage Loans. There can be no assurance that any mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. It may not be possible or economical for the Company to securitize all of the Mortgage Loans which it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, if the Company retains a Subordinated Interest in the securitizations, it will retain many of these risks. See "Operating Policies and Objectives -- Investment Activities."

     The Company expects that when it acquires Mortgage Loans, the seller of the Mortgage Loans (the "Mortgage Seller") generally will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and will agree to repurchase any loan with respect to which there is fraud or misrepresentation. Although the Company will have recourse to the Mortgage Seller based on the Mortgage Seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the Mortgage Seller does not or cannot perform its repurchase obligations. The Company intends to acquire third party insurance, to the extent that it is available at a reasonable price, for such risks. If the Company is unable or fails to acquire such insurance, the Company would be relying solely on the value of the collateral underlying the Mortgage Loans.

     In addition, substantial delays could be encountered in connection with the foreclosure of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the mortgaged property and may prevent the Company from receiving new proceeds sufficient to repay all amounts due on the related Mortgage Loan. Moreover, the Company's servicing agent may be entitled to receive all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, thereby reducing amounts available to the Company.

     LACK OF ACCESS TO SECURITIZATIONS WOULD ADVERSELY AFFECT THE COMPANY. The Company intends to rely upon securitizations of Mortgage Loans to generate cash proceeds for the purchase of additional Mortgage Loans. Several factors will affect the Company's ability to complete securitizations, including conditions in the securities markets generally, conditions in the mortgage-backed securities market specifically, the credit quality of the Company's portfolio of Mortgage Loans and the Company's ability to obtain credit enhancement. If the Company were unable to successfully securitize a sufficient amount of Mortgage Loans, then the Company would have to rely on other, more expensive short-term methods of financing, or curtail or reduce its acquisition of Mortgage Loans. There can be no assurance that the Company will be able to successfully securitize any Mortgage Loans which it acquires or, if it is not successful, that the Company will obtain financing alternatives to securitization or that if such financing is available, that it will be available on favorable terms.

     CONSTRUCTION AND MEZZANINE INVESTMENTS INVOLVE GREATER RISKS OF LOSS THAN LOANS SECURED BY INCOME PRODUCING PROPERTIES. The Company may acquire Construction Loans and, in some cases, Mezzanine Investments. Construction Loans and Mezzanine Investments are considered to involve a higher degree of risk than term mortgage lending secured by income-producing Real Property due to a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine Investments, such factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Investment becoming unsecured. Accordingly, the Company may not recover the full amount, or indeed any, of its investment in Mezzanine Investments. In addition, Construction Loans and Mezzanine Investments may have higher loan to value ratios than conventional term loans because of shared appreciation provisions. Although the borrower may have an initial equity investment of 10% to 15% of total project costs, such initial equity may not be sufficient to protect the Company's investment in Construction Loans and Mezzanine Investments.

     DISTRESSED MORTGAGE LOANS MAY HAVE GREATER DEFAULT RISKS THAN PERFORMING LOANS. The Company may acquire Nonperforming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to Subperforming Mortgage Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgaged Property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

     AGRICULTURAL LENDING IS SUBJECT TO SPECIAL RISKS. The Company may originate or acquire Agricultural Loans. In addition, the Company may acquire underperforming agricultural real estate assets. The agriculture industry is subject to special risks because the production of food and other agricultural products are affected by weather conditions. Performance of the Company's mortgage portfolio may be affected by an overall or localized economic downturn due to changing governmental policies, changing market conditions, acts of God and adverse changes in zoning laws. Changing consumer attitudes towards food products due to health, price and environmental concerns may decrease demand for certain commodities or commodities grown in certain localities. In addition, the secondary market for agricultural mortgage investments is an emerging market which may be illiquid.

     ONE ACTION RULES MAY LIMIT THE COMPANY'S RIGHTS FOLLOWING
DEFAULTS. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The servicer of the mortgage obligation may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments -- Foreclosure."

INVESTMENTS IN REAL PROPERTY ARE SUBJECT TO RISKS ARISING FROM CONDITIONS BEYOND ITS CONTROL, THE AVAILABILITY OF INSURANCE, PROPERTY TAXES, ENVIRONMENTAL PROBLEMS AND FOREIGN LAWS

     CONDITIONS BEYOND COMPANY'S CONTROL MAY AFFECT ADVERSELY THE VALUE OF REAL PROPERTY. Real Properties are subject to varying degrees of risk as described under "-- The Company's Mortgage Loans Will Have Special Risks Related to the Value of the Underlying Properties, Third-Party Servicers and the Timing and Availability of Securitizations -- Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans." In addition, Opportunistic Real Properties may have significant amounts of unleased space and thus may not generate revenues sufficient to pay operating expenses and meet debt service obligations. The value of the Company's investments in Real Property and the Company's income and ability to make distributions to its shareholders will be dependent upon the ability of the Manager to hire and supervise capable property managers to operate the Real Property in a manner that maintains or increases revenues in excess of operating expenses and debt service or, in the case of Real Property leased to a single lessee, the ability of the lessee to make rent payments. Revenues from Real Property may be affected adversely by changes in national or local economic conditions, competition from other properties offering the same or similar attributes, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses), acts of war, adverse changes in zoning laws and other factors which will be beyond the control of the Company.

     THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive casualty insurance on its Real Property, including liability and fire and extended coverage, in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to its Real Property. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering properties that have been pledged as collateral security for loans, and other factors also might make it economically impractical to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

     PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. All Real Property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's Real Property could affect adversely the Company's income and ability to make distributions to its shareholders and could decrease the value of that Real Property.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990, as amended (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Certain Real Property that the Company acquires may not be in compliance with the ADA. If such Real Property is not in compliance, the Company may be required to make modifications to bring it into compliance or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Company's Real Property, including changes to building codes and fire and life-safety codes, may occur. If the Company is required to make substantial modifications at its Real Property to comply with the ADA or other changes in governmental rules and regulations, the Company's income and ability to make distributions to its shareholders could be affected adversely.

     The Company may obtain engineering reports on Real Properties prior to their acquisition. The purpose of engineering reports is, among other things, to identify existing and potential violations of the ADA. However, the Company will exercise judgment on this issue and may choose not to obtain engineering reports on certain Real Property prior to its acquisition and to purchase Mortgage Loans without engineering reports on the underlying Mortgaged Property if it deems that to do so is prudent. Further, even if an engineering report is obtained, there can be no assurance it will reveal all existing and potential environmental risks and liabilities, and there can be no assurance that there will be no unknown or material environmental obligations or liabilities.

     PROPERTIES WITH HIDDEN ENVIRONMENTAL PROBLEMS MAY INCREASE COSTS AND CREATE LIABILITIES FOR THE COMPANY. The operating costs and values of Real Property owned by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of Real Property may be liable for the costs of removal or remediation of hazardous or toxic substances in, on, under or in the vicinity of such Real Property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The Company's income and ability to make distributions to its shareholders could be affected adversely by the existence of an environmental liability with respect to its properties.

     The Company may obtain Phase I environmental assessments on Real Properties prior to their acquisition. The purpose of Phase I environmental assessments is to identify existing and potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. However, the Company will exercise judgment on this issue and may choose not to obtain Phase I environmental assessments on certain Real Property prior to its acquisition and to purchase Mortgage Loans without Phase I environmental assessments on the underlying Mortgaged Property if it deems that to do so is prudent. Further, even if a Phase I environmental assessment is obtained, there can be no assurance it will reveal all existing and potential environmental risks and liabilities, and there can be no assurance that there will be no unknown or material environmental obligations or liabilities.

     FOREIGN REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS, FOREIGN TAX LAWS AND UNCERTAINTY OF FOREIGN LAWS. The Company may invest in Real Property, or Mortgage Loans secured by Real Property, located outside the United States. Investing in Real Property located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets may be subject to currency conversion risks. In addition, income from investment in foreign Real Property and, in some instances, foreign Mortgage Loans may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. The Manager has only limited experience in investing in foreign Real Property.

THE COMPANY WILL BE SUBJECT TO ECONOMIC AND BUSINESS RISKS

     INTEREST RATE CHANGES MAY AFFECT ADVERSELY THE VALUE OF THE COMPANY'S INVESTMENTS. The value of the Company's Mortgage Loans will be affected by the prepayment rates on such Mortgage Loans, although multifamily and commercial Mortgage Loans, which will be the Company's primary investment focus, generally provide for lock-out periods and prepayment penalties that reduce this risk. There can be no assurance, however, that prepayment penalties will deter prepayments. Similarly, the value of the Company's MBS will be affected by the prepayment rates on the mortgage loans comprising the Mortgage Collateral for such securities. Prepayment rates on Mortgage Loans and MBS are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the control of the Company and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on Mortgage Loans and MBS generally increase. If general interest rates also decline, the funds available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the Mortgage Loans and MBS that were prepaid. Mortgage Loans and MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both interest rates and prepayment rates will affect the total return on the Company's Mortgage Loans and MBS, which in turn will affect the amount available for distribution to the Company's shareholders. This volatility may be greater with certain MBS, such as IOs, Sub IOs and MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index ("Inverse IOs"), that the Company may acquire. The value of adjustable rate Mortgage Loans and MBS paying fixed coupon rates, which the Company may acquire, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate and prepayment rate scenarios, the Company may not recover fully its investment in such assets.

     The Company's strategy is to leverage its investments significantly by borrowing against them, investing the net proceeds of those borrowings in additional Real Estate Related Assets, borrowing against those additional assets, and repeating the process of borrowing and investing until it has a significantly leveraged portfolio. See "Operating Policies and Objectives -- Risk Management -- Leverage and Borrowing." The Company will be required to bear interest costs, transaction costs and other fees, costs and expenses related to its anticipated borrowings that it will use in seeking to implement its strategy of achieving a significantly leveraged portfolio. The Company's operating results depend in part on the difference between the income earned on the Company's income-generating assets and the interest expense incurred in connection with its borrowings. See "-- Leverage Can Reduce Income Available for Distribution and Cause Losses." As the positive spread between the two increases, the Company's net income should increase. Accordingly, changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's income-earning assets and interest-bearing liabilities, as well as, among other things, the value and the average life of the Company's interest-earning assets and its ability to realize gains from the sale of its assets. Interest rates are highly sensitive to many factors, including governmental monetary, fiscal and tax policies, domestic and international economic and political considerations, and other factors beyond the control or anticipation of the Company.

     THE COMPANY'S PERFORMANCE MAY BE AFFECTED ADVERSELY IF ITS HEDGING STRATEGY IS NOT SUCCESSFUL. The Company's performance may be affected adversely if the Company fails to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts, and buying and selling interest rate futures and options on such futures. The use of these instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the Company's earnings and funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. For example, the Company will attempt to match the interest rate indexes and repricing terms of its Mortgage Loans with those of its borrowings, but it may not be able to achieve a perfect match. During periods of volatile interest rates, such interest rate mismatches could affect adversely the Company's ability to hedge effectively its interest rate risk. The Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which would expose the Company to counterparty risk. Although the Company intends to enter into such contracts only with counterparties the Company believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Company may be exposed to the risk that the counterparties with which the Company trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position, the Company may be forced to unwind its position, which may result in a loss on the hedge position and could cause the Company to suffer the adverse consequence against which the hedging transaction was designed to protect.

     Certain of the hedging instruments acquired by the Company are traded on exchanges, which may subject the Company to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities. Hedging instruments that are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities have no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. Default by a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

     LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION AND CAUSE
LOSSES. The Charter and Bylaws do not limit the amount of indebtedness the Company can incur. The Company intends to leverage its assets through securitizations and other borrowings, generally through the issuance of CMOs and the use of warehouse lines of credit, reverse repurchase agreements, bank credit facilities and other borrowings. The Company will leverage its assets only when it expects that such leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. The extent to which the Company uses leverage will be determined by the Manager pursuant to the Guidelines and ultimately, by the Board of Directors, who may act at any time without the approval of or notice to the shareholders. The

Guidelines currently require that the Company maintain a ratio of collateralized debt to equity of no more than 12:1. The percentage of leverage used will vary depending on, among other things, the Company's estimate of the cash flow that its assets will generate, and the stability of that cash flow. Leverage can reduce the cash flow available for distributions to shareholders. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations resulting from leverage and, to the extent that it cannot, the Company risks the loss of some or all of its assets.

     MATURITY MISMATCH BETWEEN ASSET MATURITIES AND BORROWING MATURITIES MAY AFFECT ADVERSELY THE COMPANY'S NET INCOME. The Company's use of short-term floating rate borrowings to acquire long term assets, including Mortgage Loans and CMBS, some of which will bear a fixed rate of interest, may expose the Company to a maturity mismatch. As a consequence, the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its shareholders. Further, CMBS subject to reverse repurchase agreements periodically are marked to market by the repurchase lender, and a decline in the value of CMBS pledged to secure reverse repurchase agreements may result in margin calls. In addition, if renewals of or substitutes for maturing or called short term borrowings are unavailable to the Company for any reason, the Company may be required to sell assets quickly to repay those borrowings. Certain of the Company's CMBS may be illiquid and a sale associated with a short marketing period generally would result in the Company receiving a lower price than otherwise would be available. There can be no assurance that the Company will not incur losses associated with forced sales of illiquid collateral to repay borrowings. Furthermore, the use of leverage will magnify the Company's exposure to losses.

     INTEREST RATE MISMATCH BETWEEN ASSET YIELDS AND BORROWING RATES MAY AFFECT ADVERSELY THE COMPANY'S NET INCOME. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the 1979 through 1982 high interest rate environment, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and could affect adversely the Company's income and ability to make distributions to its shareholders, dividend yield and the market price of the Common Stock. See "-- Leverage Can Reduce Income Available for Distribution and Cause Losses" and "-- The Company May Not be Able to Borrow Money on Favorable Terms."

     THE COMPANY MAY NOT BE ABLE TO BORROW MONEY ON FAVORABLE TERMS. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company has not entered into any borrowing arrangements at the present time, and there can be no assurance that the Company will be able to enter into arrangements enabling it to borrow money on favorable terms. Furthermore, there can be no assurance that the Company will be able to obtain financing at borrowing rates below the asset yields of its mortgage assets. The Company will face competition for financing sources which may limit the availability of, and adversely affect the cost of funds to, the Company.

     ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN AFFECT ADVERSELY THE COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business, income and ability to make distributions to its shareholders. The general economic conditions in the geographic areas in which the Company's investments are located will be beyond the control of the Company.

     SIGNIFICANT COMPETITION MAY AFFECT ADVERSELY THE COMPANY'S ABILITY TO ACQUIRE ASSETS AT FAVORABLE SPREADS RELATIVE TO BORROWING COSTS. The Company will engage in a business that may become increasingly competitive in the future as more people enter the market, which may adversely affect the Company's ability to achieve its investment objectives. In acquiring Real Estate Related Assets, the Company will compete with

CRIIMI MAE, Inc., Ocwen Asset Investment Corporation, Goldman Sachs' Whitehall Street Real Estate Limited Partnership Funds and Capital Trust, as well as other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Fannie Mae and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Real Estate Related Assets contemplated to be acquired by the Company.

     With respect to Mortgage Loans, the Company will face significant competition from conduit originators, insurance company lenders, banks, mortgage bankers, similar REITs, savings and loan associations and other loan originators. Due to the presence of numerous sources of capital in the real estate markets, borrowers' access to Mortgage Loans has become more readily available in recent years. In purchasing Subordinated Interests in CMBS, the Company will compete with mortgage REITs, other mortgage-related companies, high yield funds, fixed income managers and mutual funds. As this asset class has become more accepted in the real estate markets, competition for the acquisition of Subordinated Interests in CMBS has increased significantly. The Company will primarily compete for Opportunistic Real Properties with real estate funds advised by pension fund advisors and investment banks and with selective REITs focused on this asset class. Competition for Mezzanine Investments will come primarily from whole loan originators who offer Mezzanine Investments in conjunction with their first mortgages or from high yield funds that typically have the capacity to engage in larger transactions. The Company's net income will depend, in large part, on the Company's ability to originate and acquire Mortgage Loans and CMBS having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of Mortgage Loans and CMBS or a reduction in the available supply could result in higher prices and thus lower yields on such Mortgage Loans and CMBS, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient Real Estate Related Assets at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives. In addition, there can be no assurance that a supply of Real Estate Related Assets suitable for acquisition by the Company will continue to be available, or that changes in market conditions or applicable laws will not affect the availability of suitable Real Estate Related Assets.

     INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the CMBS that the Company will acquire will include interests that have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those CMBS except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be relatively limited. There can be no assurance that the fair market value of any of the Company's assets will not decrease in the future.

THE COMPANY WILL BE SUBJECT TO LEGAL AND TAX RISKS

     ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS MAY INCLUDE THE COMPANY BEING SUBJECT TO TAXATION AS A REGULAR CORPORATION. The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. In the opinion of King & Spalding, counsel to the Company in connection with this offering and the Company's election to be taxed as a REIT, assuming that the elections and other procedural steps described in "Federal Income Tax Consequences" below are completed by the Company in a timely fashion, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code commencing with the Company's first REIT taxable year ending on December 31, 1998, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that King & Spalding's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct and method of operation of its business. None of the factual assumptions or representations upon which King & Spalding's opinion is based, including such assumptions and representations regarding the actual and proposed method of operation of the Company's business, differs from the statements made in this Prospectus, nor is King & Spalding aware of any facts or circumstances that are inconsistent with such assumptions and representations.

     It also must be emphasized that the Company's qualification and taxation as a REIT depends upon its ability to meet, on a continuing basis through actual annual operating results, distribution levels and stock ownership, the various qualification tests imposed under the Code. King & Spalding will not review the Company's compliance with those tests on a continuing basis. Accordingly, there can be no assurance that the actual results of the Company's operations for any particular taxable year will satisfy such requirements.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT.

     To avoid corporate income taxation on its earnings, the Company must distribute to its shareholders, with respect to each taxable year, dividends in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (determined before the deduction for dividends paid and excluding any net capital gain) and (B) 95% of the net income (after tax), if any, from Foreclosure Property, minus (ii) the sum of certain items of noncash income. The Company will be taxed at regular corporate income tax rates on any undistributed taxable income, including undistributed net capital gain. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its net capital gain for that year and (iii) 100% of its undistributed taxable income from prior years. See "Federal Income Tax Consequences."

     The Company intends to make distributions to its shareholders to comply with the foregoing distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the actual receipt of cash, however, may require the Company to borrow funds, issue capital stock or sell assets on a short-term basis to meet the distribution requirement and to avoid the nondeductible excise tax. In addition, the requirement to distribute a substantial portion of the Company's taxable income could cause the Company (i) to sell assets in adverse market conditions,
(ii) to distribute amounts that represent a return of capital under generally accepted accounting principles or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt.

     To qualify as a REIT, the Company also must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets. See "Federal Income Tax Consequences -- Requirements for Qualification -- Asset Tests." Without limiting the generality of the foregoing, the Company will not be able to acquire securities (other than securities which are treated as an interest in real property, interests in entities that are treated as partnerships for federal income tax purposes, and the stock of wholly owned corporate subsidiaries) of any single issuer which would represent either more than 5% of the total value of the Company's assets or more than 10% of the voting securities of such issuer. In addition, to satisfy the income requirements of a REIT, the Company generally will be restricted to acquiring assets which generate qualifying income for purposes of certain income tests. See

"Federal Income Tax Consequences -- Requirements for Qualification -- Income Tests." These restrictions could affect adversely the Company's ability to optimize its portfolio of assets.

     CERTAIN INVESTMENTS MAY GENERATE PHANTOM INCOME. Subordinated Interests and Mortgage Loans subject to CMO debt typically generate Phantom Income. For example, Subordinated Interests often are issued with OID, which generally is equal to the difference between an obligation's issue price and its redemption price. The Company's Mezzanine Investments also may be deemed to have OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. The Company will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount that the Company must distribute for that year in order to avoid a corporate-level income tax, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company. The Company also may be required to accrue interest income from Mortgage Loans even though the borrowers fail to pay the full amounts due, and may recognize "Excess Inclusion" as defined in Section 860E(c) of the Code, or other Phantom Income from interests in MBS, including those that may be designated as the residual interest (a "REMIC Residual Interest") in one or more real estate mortgage investment conduits (a "REMIC"). See "Federal Income Tax Consequences." In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Mortgage Loans and Subordinated Interests that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Treasury Regulations section 1.1001-3(c)) to a Mortgage Loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Consequently, the Company's investments could have the effect of requiring the Company to incur borrowings or to liquidate a portion of its portfolio at rates or times that the Company regards as unfavorable in order to distribute all of its taxable income and thereby avoid corporate-level income tax.

     INVESTMENT IN THE COMMON STOCK OF THE COMPANY BY CERTAIN PLANS MAY GIVE RISE TO A PROHIBITED TRANSACTION UNDER ERISA AND THE CODE. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing or other employee benefit plans subject to Title I of ERISA (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan for each year or part thereof during which the transaction is not corrected and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations -- Employee Benefit Plans, Tax Qualified Retirement Plans and IRAs."

     OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the taxable year (other than its first taxable year as a REIT). For the purpose of preserving its REIT qualification, the Charter's Ownership Limitation generally prohibits direct or indirect ownership of more than 9.8% of the number of outstanding shares of Common Stock or of any class or series of preferred stock, except by Lend Lease so long as it is publicly held (unless waived by the Board of Directors). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock -- Restrictions on Ownership and Transfer" and "Federal Income Tax Consequences -- Requirements for Qualification."

     LEND LEASE NOT CURRENTLY SUBJECT TO OWNERSHIP LIMITATION. Lend Lease and its affiliates are not subject to the Ownership Limitation so long as Lend Lease is "publicly held." The Charter provides that Lend Lease will be considered to be "publicly held" so long as no more than 20% of its outstanding capital stock is owned, directly or indirectly, by any one individual. Upon consummation of this offering and the Private Placement, Lend Lease will beneficially own 14.0% of the outstanding Common Stock of the Company. Furthermore, Lend Lease is not precluded from purchasing additional shares of Common Stock of the Company in the future. If Lend Lease acquires significantly more than 14.0% of the outstanding shares of the Company's Common Stock in the future, it would have substantial influence over all matters requiring shareholder approval. Such voting concentration, if obtained, could have the effect of delaying or preventing a change in control of the Company. See "Description of Capital
Stock -- Restrictions on Ownership and Transfer."

     PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL. The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock of one or more series and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock (the "Common Shareholders") believed such change of control was in their best interest. See "Description of Capital Stock -- Preferred Stock."

     GEORGIA ANTI-TAKEOVER STATUTES MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. As a Georgia corporation, the Company is subject to various provisions of Georgia law, which impose certain restrictions and require certain procedures with respect to certain stock purchases and business combinations. See "Certain Provisions of Georgia Law and of the Company's Articles of Incorporation and Bylaws -- Georgia Anti-Takeover Statutes."

     BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT SHAREHOLDER
CONSENT. The major policies of the Company, relating to the origination of loans, purchase and sale of assets, financing, operations, debt and distributions, including the Guidelines, are determined by its Board of Directors. The Board of Directors, and in certain cases, the Independent Directors, may amend or revise the Guidelines and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the shareholders. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the affirmative vote of two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class and the affirmative vote of 80% of the members of the Board of Directors. See "Operating Policies and Objectives" and "Certain Provisions of Georgia Law and of the Company's Articles of Incorporation and Bylaws."

     LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD AFFECT THE COMPANY ADVERSELY. Although the Securities and Exchange Commission (the "Commission") has not granted an exemption to the Company, the Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities from regulation that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other assets related to real estate. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of CMBS, the Company will seek, where appropriate, to obtain foreclosure rights by obtaining the Special Servicing rights with respect to the underlying Mortgage Loans, although there can be no assurance that it will be able to do so on acceptable terms. If the Company does not obtain such rights, the related CMBS generally will not constitute Qualifying Interests (but the Company believes they would constitute other assets related to real estate) for the purpose of the Investment Company Act. If the Company obtains such rights, the Company believes that the related CMBS generally will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its Staff on this position. If the Commission or its staff were to take a different position with respect to whether such CMBS constitute Qualifying Interests, the Company, among other things, could be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company under the Investment Company Act or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

     THE COMPANY'S RESPONSIBILITY TO INDEMNIFY THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY MAY RESULT IN LIABILITY FOR THE ACTIONS OF THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. Georgia law permits a Georgia corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Georgia law. See "The Company -- Directors and Executive Officers."

     The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed in good faith pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations -- Limits of Responsibility." In addition, the Company will indemnify, hold harmless and pay reasonable expenses in advance of final disposition of a proceeding to present or former directors and officers and certain other parties to the fullest extent permitted from time to time by Georgia Law. See "The Company."

THE COMPANY WILL BE SUBJECT TO OTHER RISKS

     YIELD ON IOS MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES. The Company may create or acquire IOs, which are classes of MBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest. IOs present a heightened risk of total loss of investment. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be affected adversely. Inverse IOs are a class of MBS that bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The Company may invest in Inverse IOs for the purpose of, among other things, hedging its portfolio of IOs. The yield to maturity of an Inverse IO generally is extremely sensitive to changes in the related index. The Company also may invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollateralization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral. In addition, Sub IOs often generate taxable income in excess of cash received, which may affect the Company's ability to meet the distribution requirements applicable to REITs. See "-- The Company Will Be Subject to Legal and Tax Risks -- Adverse Consequences of Failure to Maintain REIT Status May Include the Company Being Subject to Taxation as a Regular Corporation."

     THE FAILURE TO DEVELOP A MARKET FOR COMMON STOCK MAY RESULT IN A DECREASE IN ITS MARKET PRICE. Prior to this offering, there has not been a public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the offering will not be lower than the price at which they are sold by the Underwriters. The Company's Common Stock has been approved for listing on the Nasdaq National Market. Quotation through the Nasdaq National Market does not insure, however, that an active market will develop for the Common Stock.

     INCREASES IN INTEREST RATES MAY AFFECT ADVERSELY THE YIELD OF THE COMMON STOCK. The Company's earnings will be derived primarily from the expected positive spread between the yield on the Company's Real Estate Related Assets and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the market price of the Common Stock.

     POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE. A substantial number of shares of Common Stock currently outstanding, or issuable upon exercise of stock options, will become eligible for future sale in the public market at prescribed times pursuant to applicable regulations and registration rights granted to certain securityholders. No prediction can be made as to the effect, if any, of future sales of shares of Common Stock, or the availability of shares for future sales, on the market price of the Common Stock.


     A wholly-owned indirect subsidiary of Lend Lease, ERE Yarmouth Holdings, Inc., has agreed to purchase 897,678 shares of Common Stock in the Private Placement and 356,703 shares of Common Stock in this offering so that it will own 14.0% of the outstanding Common Stock of the Company upon the consummation of this offering and the Private Placement. Pursuant to the stock purchase agreement between ERE Yarmouth Holdings, Inc. and the Company, Lend Lease must retain its shares of Common Stock of the Company until the earlier of (i) two years from the consummation of the offering and (ii) the date, if any, that ERE Yarmouth is terminated as the Manager. The Company has agreed to enter into a registration rights agreement with Lend Lease upon consummation of this offering and the Private Placement. From and after the second anniversary of the consummation of this offering, Lend Lease will have unlimited "piggyback" registration rights, subject to certain conditions. In addition, if ERE Yarmouth ceases to act as manager of the Company, Lend Lease may require that the Company file a shelf registration statement on Form S-3 relating to the Common Stock. The Company may defer filing the shelf registration statement under certain circumstances. See "Description of Capital Stock -- Registration Rights."



     FBR Asset Investment Corporation has agreed to purchase 700,000 shares of Common Stock of the Company in the Private Placement, or 7.8% of the outstanding Common Stock of the Company upon consummation of this offering and the Private Placement. The Company has agreed to enter into a registration rights agreement with FBR Asset Investment Corporation upon consummation of this offering and the Private Placement. From and after the one year anniversary of the consummation of this offering, FBR Asset Investment Corporation will have unlimited "piggyback" registration rights, subject to certain conditions, and may require the Company to file a shelf registration statement on Form S-3 relating to the Common Stock held by FBR Asset Investment Corporation. The Company may prohibit offers and sales of securities pursuant to the shelf registration statement under certain circumstances. See "Description of Capital Stock -- Registration Rights."


     In addition, the Company has granted the Manager options to purchase 1,166,667 shares of Common Stock (1,313,667 shares if the Underwriters exercise their over-allotment option in full) or, if necessary to prevent Lend Lease from exceeding the Ownership Limitation set forth in the Charter at such time as it is not publicly held, Units in the Operating Partnership at a price per share equal to the initial public offering price of the Common Stock. One quarter of these options will become exercisable on each of the four anniversaries of the consummation of this offering. In addition, the Company expects to grant options to purchase shares of Common Stock to officers of the Company and the Manager upon consummation of this offering. The number of Options initially granted to the officers of the Company and the Manager will be equal to the number of shares of Common Stock that such individuals purchase in this offering. See "Underwriting." One-fifth of these Options will become exercisable on the date of grant and the remaining Options will become exercisable in four equal installments commencing on the first anniversary of the date of grant. Significant sales of shares of Common Stock in the public market following the offering could adversely affect prevailing market prices. See "Common Stock Available for Future Sale."

     FUTURE OFFERINGS OF CAPITAL STOCK MAY RESULT IN DILUTION OF THE BOOK VALUE OR EARNINGS PER SHARE OF THE OUTSTANDING COMMON STOCK. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or Preferred Stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

                  CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

     The Company will be subject to conflicts of interest involving the Manager. In addition to the Management Agreement, the Company will enter into a number of relationships with the Manager and its affiliates, some of which may give rise to conflicts of interest. Transactions that may give rise to a conflict of interest between the Company's shareholders and the Manager include, but are not limited to, the renegotiation of the Management Agreement between the Company and the Manager, the Company's origination of a Mortgage Loan for a client of the Manager, the Company's entering into of a joint venture with a client of the Manager, an affiliate of the Manager being hired to manage or develop a property owned by the Company, and the Company's purchase of assets from the Manager or its affiliates.

     The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, as a result, there may in the future be relationships between the Company, the Manager, and affiliates of the Manager in addition to those described herein. The Company intends to implement policies as necessary or appropriate to deal with such potential conflicts in the future.

     BENEFITS TO INSIDERS. The Manager will be entitled to certain management fees, as discussed under the heading "Management Agreement" below and, in the event of termination or non-renewal of the Management Agreement without cause, may be entitled to certain substantial termination fees.


     ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, will purchase an aggregate of 1,254,381 shares of Common Stock upon consummation of this offering and the Private Placement at the initial public offering price, less underwriting discount, after which Lend Lease will beneficially own approximately 14.0% of the outstanding Common Stock of the Company (assuming that the Underwriters do not exercise their over-allotment option).


     Lend Lease must retain its shares of the Company until the earlier of (i) two years from the Company's initial public offering of shares of Common Stock and (ii) the date, if any, that ERE Yarmouth is terminated as the Manager, but may dispose of its shares any time thereafter in accordance with the provisions of Rule 144 of the Securities Act. Rule 144 permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act. Notwithstanding the foregoing, if the Company terminates the Management Agreement, Lend Lease may require the Company to register the Manager's shares of Common Stock with the Commission (and under applicable state law).

     To provide an incentive for the Manager to enhance the value of the Common Stock, the Company will grant the Manager Options to purchase 1,166,667 shares of Common Stock (1,313,667 shares if the Underwriters exercise their over-allotment option in full) or, if necessary to prevent Lend Lease from exceeding the Ownership Limitation set forth in the Charter, Units at a price per share equal to the initial public offering price of the Common Stock. The Ownership Limitation provides that in the event that more than 20% of the outstanding capital stock of Lend Lease is owned, directly or indirectly, by one individual, Lend Lease may not own more than 9.8% of the total number of outstanding shares of any class of capital stock of the Company. The Manager may redeem any Units so purchased for cash or, at the election of the

General Partner, shares of Common Stock on a one-for-one basis. See "Operating Partnership Agreement -- Redemption Rights." One quarter of the Manager's options will become exercisable on each of the four anniversaries of the consummation of this offering. Unexercised options will terminate on the tenth anniversary of the consummation of this offering. See "Management of Operations -- Stock Options." In addition, 80% of the Options remaining in the Option Plan following the initial grant to the Manager will be set aside for future Option grants to the Manager. Such reserve does not guarantee that the Manager will be granted such Options.

     Additionally, upon consummation of this offering and the Private Placement and in reliance on Rule 701 under the Securities Act, the Company expects to grant Options to purchase shares of Common Stock to executive officers of the Company (all of whom are employees of the Manager) and to other employees of the Manager. The number of Options initially granted to the officers of the Company and the Manager will be based on the number of shares of Common Stock that such individuals purchase in this offering. See "Underwriting." One-fifth of these Options will become exercisable on the date of grant and the remaining options will become exercisable in four equal installments commencing on the first anniversary of the date of grant. Unexercised options will terminate on the tenth anniversary of the consummation of this offering.

     Certain employees of Lend Lease and its subsidiaries will be given an opportunity to purchase shares of common stock in this offering. See "Underwriting." The Manager has arranged a line of credit with First Union National Bank for such employees to borrow up to 80% of the purchase price of such shares. The loans will be unsecured, will bear interest at the prime rate and will have a five year term. The loans will be guaranteed by Lend Lease (US) Holdings, Inc., an affiliate of the Manager.

     OFFICERS AND DIRECTORS. The executive officers of the Company are officers and employees of the Manager. A majority of the Company's directors have no business affiliations with the Manager, but were initially selected by the Manager. Matthew L. Banks, the Chairman of the Board, is Chief Executive Officer of the Manager. Kurt L. Wright, the Chief Executive Officer and a Director of the Company, is an Executive Vice President of the Manager.

     MANAGEMENT AGREEMENT. ERE Yarmouth will serve as Manager pursuant to the terms of the Management Agreement and will have broad discretionary authority with respect to the management and operations of the Company. The Management Agreement will not prohibit the Manager or its affiliates from acting as advisors for other entities (including subsidiaries) or performing investment, corporate management or other services for any other entity (including subsidiaries). The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent on the management of the Company. In addition, the incentive fee payable to the Manager by other clients may be higher than the fee paid by the Company, creating additional potential conflicts of interest.

     The Manager will be receive an incentive management fee based on the Company's income, which may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if its fees did not include a performance component. Such incentives may result in increased risk to the value of the Company's investment portfolio. In addition, the Manager will be entitled to a substantial termination fee in the event of termination or non-renewal of the Management Agreement without cause. If the Manager enters into a transaction that deviates from the Guidelines and such action (i) represents a material breach of the Management Agreement that is not cured within 30 days or (ii) is deemed to constitute bad faith, willful misconduct, gross negligence or reckless disregard of duties performed in good faith pursuant to the Management Agreement, then no termination fee needs to be paid to the Manager. Such determination will be made by the Independent Directors.

     MANAGER ADVISES OTHER ENTITIES. There may be circumstances where investments are suitable for other funds or clients of the Manager and the Company. ERE Yarmouth utilizes an Allocation Process for every real estate investment, which is intended to ensure that all clients, including the Company, will have fair access to new opportunities without preference being accorded to any particular client. Each client is assigned a portfolio manager who develops an annual plan detailing the client's desired investment volume, deal structure and, by property type, the desired physical characteristics, pricing, leasing risk and target markets. When ERE Yarmouth has investment opportunities, the opportunity is prioritized among its respective clients.

If an investment opportunity is equally suited for more than one client, such opportunity will be allocated based upon a rotation system. Factors considered in prioritizing investment opportunities include, but are not limited to, (i) the client's lending parameters, including size of transaction, geographic location, property type and timing, (ii) discretionary or non-discretionary requirements of the borrower, (iii) ability of the client to meet the transaction's timing sensitivity and whether the transaction is complementary with the client's existing portfolio and (iv) in the event the rotation system is required, the aggregate dollar amount invested and number of transactions previously closed on behalf of the client. Each portfolio manager will give the reasoning for the acquisition of a deal on behalf of its client. The ultimate allocation decision will be approved by an Allocation Committee of the Manager in accordance with a fair and impartial process, taking into account the investment criteria of each client. See "The Management of Operations -- The Manager."

     In addition, in providing services to its other clients, the Manager may recommend activities that would compete with or otherwise adversely affect the Company and one or more of its subsidiaries. Situations may arise in which the investment activities of the other funds or clients of the Manager may disadvantage the Company, such as the inability of the market to fully absorb orders for the purchase or sale of particular securities placed by the Manager for the Company and its other funds or clients at prices and in quantities that would be obtained if the orders were being placed only for the Company. The Manager may aggregate orders of the Company with orders for its other accounts. Such aggregation of orders might not always be to the benefit of the Company with regard to the price or quantity executed.

     TRANSACTIONS WITH AFFILIATES OF THE MANAGER. The Manager may engage in transactions on behalf of the Company with affiliates of the Manager. For example, COMPASS, an affiliate of the Manager, may provide management and leasing services for certain of the Company's properties and subsidiaries. In addition, the Manager or its subsidiaries may be retained to perform servicing on certain of the Company's Mortgage Loans.

     BUSINESS RELATIONSHIPS OF THE MANAGER. The Manager and its affiliates have long-term relationships with a significant number of developers, institutions and corporations and their senior managers. In determining whether the Company should invest in a particular transaction, the Manager will consider these relationships in its management of the Company. There may be certain transactions that will not be undertaken on behalf of the Company in view of such relationships.

     The Manager may retain one or more of its affiliates to provide services on behalf of the Company or its subsidiaries, enter into other transactions on behalf of the Company or its subsidiaries and enter into other transactions on behalf of the Company or its subsidiaries with one or more of its affiliates. The Management Agreement provides that any arrangement relating to the provision of services to the Company or its subsidiaries by any ERE Yarmouth affiliate must be on terms and conditions no less favorable to the Company than the terms and conditions under which similarly qualified third parties perform similar services. Any such arrangement would be approved by the Independent Directors.

     INTEREST OF THE MANAGER IN ASSETS. In addition, the Management Agreement will not prohibit the Manager or any of its affiliates from conducting any other business venture, making investments for its own account or the accounts of any other entity, including, for example, owning any interest in any other business venture of any nature in the vicinity of any of the Company's properties or any other location. The Manager may have interests, therefore, in properties which compete with properties owned by the Company. The Manager also may have conflicting interests with respect to property investment opportunities for the Company.

     PURCHASE OF ASSETS FROM THE MANAGER. The Company may (although it does not intend to) purchase assets from the Manager and its affiliates. The Manager will obtain fairness opinions from third parties concerning the price for Subordinated Interests and appraisals for any Opportunistic Real Properties purchased from the Manager or its affiliates in the future, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. The terms of a particular transaction, however, will not be approved in advance by the Company's Board of Directors. Moreover, fairness opinions from third parties and appraisals are not always reliable indicators of the value of assets. In particular, fairness opinions from third parties generally are obtained from the underwriter or placement agent of the CMBS, who may have an incentive to overstate the value of the CMBS. Moreover, the market for unregistered CMBS is illiquid, and therefore accurate prices are difficult to estimate.

     ROLE OF INDEPENDENT DIRECTORS. The relationships between the Company, on the one hand, and the Manager and its affiliates, on the other, will be governed by policy Guidelines that have been approved by a majority of the Independent Directors. The Guidelines establish certain parameters for the operations of the Company, including quantitative and qualitative limitations on the Company's assets that may be acquired. The Guidelines are intended to assist and instruct the Manager and to establish restrictions applicable to transactions with affiliates of the Manager. Transactions with affiliates of the Manager must be approved by a majority of the Independent Directors. The Independent Directors will, however, review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines.

     Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Independent Directors will review any such transactions in the quarter following completion to ensure compliance with the Guidelines, but in doing so, they, by necessity, will rely primarily on information and analysis provided to them by the Manager. See "Risk Factors."

     If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. Moreover, if transactions are consummated that deviate from the Guidelines, then the Independent Directors will have the option, under the terms of the Management Agreement, to terminate the Manager. In such event, a termination fee will be owed to the Manager unless the Manager's actions demonstrate bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

                                USE OF PROCEEDS


     The net proceeds to the Company from this offering and the Private Placement, and the proceeds as a percentage of total gross proceeds are set forth in the following table:



                                                                 DOLLAR
                                                                 AMOUNT       PERCENT
                                                              ------------    -------
Gross Private Placement proceeds(1).........................  $ 22,287,608      16.8%
Gross public offering proceeds(2)...........................   110,325,462      83.2
                                                              ------------     -----
Gross proceeds..............................................  $132,613,070     100.0%
                                                              ============     =====
Public offering expenses:
  Underwriting discount.....................................  $  7,374,462       5.6%
  Organizational expenses...................................     1,250,000       0.9
                                                              ------------     -----
Net public offering proceeds................................  $101,701,000      76.7%
                                                              ============     =====
Total amount available for investment.......................  $123,988,608      93.5%
                                                              ============     =====


---------------


(1) Based on the sale of 897,678 shares of Common Stock to ERE Yarmouth Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, and 700,000 shares of Common Stock to FBR Asset Investment Corporation.


(2) Reflects 7,023,297 shares to be purchased by the public at $15.00 per share and 356,703 shares to be purchased by ERE Yarmouth Holdings, Inc. at $13.95 per share.



     The net proceeds of this offering will be invested in short-term, interest-bearing securities and held in trust by the Company until used to originate or acquire Real Estate Related Assets as provided herein. See "Operating Policies and Strategies."


     The Company intends to supplement the proceeds of this offering through bank borrowings, commercial paper borrowings and the issuance of debt securities and additional equity securities. See "Management's Discussion and Analysis of Liquidity and Capital Resources."

                       OPERATING POLICIES AND OBJECTIVES

     The Company's investments will include several categories of commercial mortgage and real estate related assets that will be identified, managed and actively serviced by ERE Yarmouth's twelve offices located in major metropolitan markets throughout the United States. The Company intends to invest throughout the real estate cycle, focusing on opportunities with respect to which it perceives high relative value. Initially, the Company will emphasize creating a mortgage portfolio collateralized by institutional quality assets for the purpose of securitizing and retaining the subordinated interests in such loans. The Company will seek to generate cash flow primarily (i) by originating and acquiring whole loans in order to create pools of Mortgage Loans for securitization and retain the Subordinated Interests in those pools subject to the CMO debt and (ii) from investments in (A) Subordinated Interests in CMBS;
(B) Mezzanine Investments in commercial and multifamily residential properties and (C) Opportunistic Real Properties, including REO Properties. There can be no assurance that the Company will be able to acquire such assets, that the terms or results of such acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

     Although the Company expects that its primary emphasis will be on the origination and acquisition of Subordinated Interests, the Company's investment decisions will depend on changing market factors and will include the origination and acquisition of Mezzanine Investments, Opportunistic Real Properties and Other Real Estate Related Assets, including Agricultural Loans, Construction Loans, foreign real estate and Environmentally Distressed Real Properties. The Company may decide in the future to pursue other available acquisition opportunities it deems suitable for the Company's portfolio. Thus the Company cannot anticipate with any certainty the percentage of the proceeds of this offering that will be invested to any particular category of Real Estate Related Assets, except that the Company does not expect to invest more than 25% of its assets in Other Real Estate Related Assets. Subject to the Guidelines described below, the Company has a great deal of discretion in the manner in which to invest the proceeds of this offering and the Private Placement. The Company will seek to maximize yield by managing credit risk through credit underwriting, although there can be no assurance that the Company's efforts will be successful.

     The Company will have no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset and collateral analysis, evaluating investment risks and potential rewards on a case-by-case basis. To the extent that the Company's assets become concentrated in a few states or a particular region, the return on an investment in the Common Stock will become more dependent on the economy of such states or region.

     To create yields commensurate with its investment objectives, the Company intends to borrow funds through the issuance of CMOs in non-REMIC debt securitizations or other borrowing arrangements, pledging its assets (including Mortgage Loans and interests in MBS) as collateral security for its repayment obligations. The Company also, in certain limited cases, may securitize Mortgage Loans by transferring them to a special purpose trust or corporation that elects to be treated as a REMIC. The special purpose entity would issue CMBS known as "Pass-Through Certificates." The Company intends to purchase certain non-investment grade and IO classes from the special purpose entity. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. The Company intends to use the proceeds from securitizations and borrowings to invest in additional Mortgage Loans, CMBS and other assets and, in turn, to borrow against those newly acquired assets, primarily through CMOs. The Company's strategy is to repeat this process to the extent opportunities to use leverage are available and the Manager determines and advises that using leverage is prudent and consistent with maintaining an acceptable level of risk until the Company has significantly leveraged its portfolio of Mortgage Loans and CMBS. See "Operating Policies and Objectives." There can be no assurance that the Company will be able to acquire appropriate assets, that the terms or results of the Company's acquisitions will be beneficial to it, or that the Company will achieve its objectives. See "Risk Factors."

     If the Company decides to acquire assets from a prospective seller or other transferor that would realize significant gain on the sale or other disposition of those assets, the Company will, in an attempt to make a transfer of those assets to the Company a more attractive disposition alternative to the prospective transferor, offer to acquire those assets in exchange for Units in the Operating Partnership. The Units will be redeemable for cash or, at the option of the General Partner, shares of Common Stock of the Company on a "one for one" basis. The number of Units to be issued to the prospective transferor would be determined by the Manager in substantially the same manner as if the Company were considering a purchase of those assets for cash. See "Operating Partnership Agreement."

     The Company may change its policies in connection with any of the foregoing without the approval of the shareholders.

RELATIONSHIP WITH ERE YARMOUTH AND LEND LEASE

     The Company will rely extensively on the experience of the Manager in developing and managing its portfolio. ERE Yarmouth has substantial experience in the origination and servicing of whole loans and CMBS, the acquisition and resolution of troubled loans and the acquisition and management of diverse real estate related assets. This experience, together with ERE Yarmouth's personnel, office network, systems, research capabilities and operating policies, will be made available to the Company through the Management Agreement. The Company believes that the availability of ERE Yarmouth's resources will allow the Company effectively to manage its Real Estate Related Assets.


     GENERAL. ERE Yarmouth and Lend Lease collectively provide investment management, property management, leasing and development services on five continents. According to Pensions & Investments, an investment management journal, as of June 30, 1997, ERE Yarmouth managed the largest portfolio in the United States of real estate assets owned by pension plans and other tax exempt investors. As of December 31, 1997, ERE Yarmouth had over $29 billion of assets under management on behalf of a wide variety of corporate, public and union pension funds, international investors, insurance companies and other financial institutions, including $22.1 billion of equity investments and over $6.9 billion of mortgages. ERE Yarmouth represents 21 commingled client portfolios and 350 institutional clients and has approximately 600 professional employees. ERE Yarmouth is headquartered in Atlanta, Georgia and has twelve offices that work in conjunction with 141 COMPASS offices, located throughout the United States. COMPASS is a wholly-owned indirect subsidiary of Lend Lease. The firm's regional operations include full-service offices with valuation professionals, asset managers and origination, acquisition and disposition specialists. ERE Yarmouth's regional operations are designed to allow it to monitor new investment opportunities closely and act quickly on opportunities. See "Prior Performance."


     To support its investment activities, ERE Yarmouth tracks more than 70 U.S. markets using both macro economic/demographic data and information derived directly from its portfolios of office buildings, warehouses, shopping centers, hotels and apartments. Additionally, ERE Yarmouth's proprietary information systems technology directly monitors property performance and customizes portfolio reporting. ERE Yarmouth has invested in a computer infrastructure that includes significant capacity for expansion and upgrade. Management of the Company believes that ERE Yarmouth's systems and procedures have substantial applicability to the Company's lines of business, and that the Company's access, through the Management Agreement, to ERE Yarmouth's information technology will be a key factor in the Company's ability to compete.

     WHOLE LOAN ORIGINATIONS. Through its predecessors, ERE Yarmouth has been investing in mortgages on behalf of Equitable Life for the past 130 years. Prior to 1993, all of ERE's mortgage investing was handled through its regional office network. From January 1993 through December 1997, ERE's regional office network originated $1.7 billion of commercial whole loans on behalf of Equitable Life and other pension fund clients and refinanced in excess of $1.0 billion of mortgages. In 1993, in addition to ERE's regional office origination business, ERE and Donaldson, Lufkin & Jenrette formed a joint venture mortgage origination and securitization company known as Column Financial, Inc. ("Column Financial") to take advantage of the growth in the CMBS origination and securitization markets. From January 1993 through June 1997, Column Financial originated in excess of $1.4 billion of commercial mortgage loans and securitized in excess of

$2 billion of loans. Although Column Financial was not included in the acquisition of ERE by Lend Lease, the Company believes that ERE's experience with Column Financial will enable the Manager to better originate, underwrite and close Mortgage Loans for securitization for the Company.


     OPPORTUNISTIC INVESTING. ERE Yarmouth, through its regional office network, has invested significant capital on behalf of its institutional client base. From January 1995 through December 1997, ERE Yarmouth has acquired $3.2 billion of equity real estate for clients, of which management believes over $360 million was in small equity real estate and distressed loans, which were diversified by property type and location. The Company believes that this experience will enable the Manager to appropriately identify, underwrite and close investments in Opportunistic Real Property on behalf of the Company.


     CMBS INVESTMENT AND MANAGEMENT. ERE Yarmouth, along with ERE Hyperion, has significant experience in the acquisition and management of CMBS, including, at December 31, 1997 over $400 million of commercial mortgage backed securities of which $211 million were subordinated securities. The Company expects this experience to enable the Manager to appropriately identify, evaluate, price and manage Subordinated Interests and other classes of CMBS for the Company. For a description of the operations and prior performance data of ERE Hyperion, see Appendix B.

     MORTGAGE SERVICING. One of ERE's primary functions when it was established in 1984 as an independent subsidiary of Equitable Life was to act as Equitable Life's mortgage loan servicing unit. EQ Services, Inc. ("EQ Services") was incorporated in March 1992 as a separate affiliate of ERE to provide servicing for commercial mortgage backed securities and third party client portfolios in addition to Equitable Life's own General Account. Within three years, EQ Services grew into one of the largest servicers of CMBS. In late 1995, as pricing and other market conditions changed, Equitable Life exited the securitized servicing business. EQ Services was sold and the mortgage servicing function for Equitable Life was transferred back to ERE. ERE itself, and through EQ Services, has acted as master or Special Servicer on various loan pools. As of December 31, 1997, ERE Yarmouth serviced a $4.8 billion commercial mortgage portfolio and in excess of a $2 billion agricultural mortgage portfolio.

THE COMPANY'S GUIDELINES

     GENERAL. The following is a summary of the Guidelines setting forth the general parameters for the Company's investments, borrowings and operations. The Guidelines have been approved by the Board of Directors (including a majority of the Independent Directors) and may be changed by the Board of Directors without a vote of the shareholders. The Manager is empowered to make the day-to-day investment decisions of the Company based on the Guidelines. Such investment decisions will include decisions to issue commitments on behalf of the Company to invest in Subordinated Interests, Opportunistic Real Properties, Mezzanine Investments and Other Real Estate Related Assets. The Independent Directors will review transactions of the Company in the quarter following completion to ensure compliance with the Guidelines.

     The Company intends to invest primarily in Real Estate Related Assets. Pending investment of its funds in longer term investments as provided for in the Guidelines, the Company intends to invest those funds in readily marketable securities or interest-bearing deposit accounts, consistent in each case with maintaining the Company's status as a REIT. The Company is permitted to take an opportunistic approach to its investments, and may acquire any of the types of assets described in the Guidelines if the Company and the Manager determine that such investments would be in the Company's best interests.

     The Company, in consultation with the Manager, may establish underwriting criteria for evaluating potential investments and, if such underwriting criteria are established, the Company, in consultation with the Manager, may modify such underwriting criteria at any time and from time to time. The Company's policy generally is to offer a price for each asset that it contemplates acquiring that is not greater than the price that the Manager estimates to be sufficient to generate an acceptable risk-adjusted return to the Company from the acquisition of that asset.

     PURCHASE FROM THE MANAGER AND ITS AFFILIATES. The Company may (although it does not intend to) purchase assets from the Manager and its affiliates, including Lend Lease, from time to time. The price at

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

which the Company will purchase Mortgage Loans and other assets from third parties (including the Manager and its affiliates) will be determined in accordance with the Guidelines, as amended from time to time. The Manager will determine the transfer price for the Company's acquisitions of assets from Lend Lease and its affiliates based on pricing guidelines approved by the Independent Directors. The Independent Directors will approve those transactions to ensure compliance with the Company's pricing guidelines.

     In deciding whether to approve an acquisition of any assets, including acquisitions of Mortgage Loans and other assets from Lend Lease or its affiliates, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for the relevant time period by the Board of Directors, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. To determine whether the price of an investment is fair, the Manager may consider a number of other factors, which may include an appraisal by an appraiser who is certified or licensed in the state and whose compensation is not dependent on the transaction. The Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments.

     Where possible, the price that the Company will pay for Mortgage Loans, CMBS and other assets acquired from the Manager or its affiliates will be determined by reference to the prices most recently paid to the Manager or its affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell.

     It is the intention of the Company that the agreements and transactions, including the sale of Mortgage Loans, CMBS and Real Property, taken as a whole, between the Company on the one hand and Lend Lease and its affiliates on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

INVESTMENT ACTIVITIES

     The discussion below describes the principal categories of assets that the Company intends to originate or acquire. The Manager may contractually commit the Company to aggregate investments in any calendar quarter up to $250,000,000 without the approval of the Board of Directors. In addition, in any calendar quarter the Manager may contractually commit the Company to purchase up to a specified aggregate amount in each category of Real Estate Related Assets, as set forth below. The Company intends to invest at least 75% of its assets in the first three categories of assets described below. Commencing on the twelve month anniversary following consummation of this offering, the Manager must have approval by the Board of Directors to invest more than 45% of the Company's aggregate assets in any single region of the United States, or in any individual property type. In addition, after such date the Manager will need Board of Directors approval to invest in excess of 45% of the total assets of the Company in any single category of assets described below.

     SUBORDINATED INTERESTS. The Company will originate commercial whole loans for the purpose of securitizing such pools of such loans and retaining non-investment grade Subordinated Interests. MBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which would be rated by independent agencies from low investment grade "BBB" to higher investment grade "AA" or "AAA." The junior, subordinated classes typically would include a lower rated, non-investment grade "BB" and "B" class, and an unrated, higher-yielding, credit support class (the "Subordinated Interest," which generally is required to absorb the first losses on the underlying mortgage loans). The Manager may contractually commit the Company to aggregate Mortgage Loans up to $150 million, or $30 million for any individual transaction, in any calendar quarter. Any investments outside of these guidelines must be approved in advance by the Board of Directors. The Company currently expects to invest approximately 25% of its assets in Subordinated Interests.

     MBS generally are issued either as CMOs or Pass-Through Certificates. CMOs are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or MBS. CMOs and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid. See "Risk Factors -- The Company Will Be Subject to Economic and Business
Risks -- Investments May be Illiquid and Their Value May Decrease."

     In most mortgage loan securitizations, a series of MBS is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the Mortgage Collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on MBS on a periodic basis, typically monthly.

     The credit quality of MBS depends on the credit quality of the underlying Mortgage Collateral. Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount and terms of the mortgage loans, the geographic diversification of the location of the properties and, in the case of commercial mortgage loans, the credit-worthiness of tenants.

     Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches. In some instances, particularly with respect to Subordinated Interests in commercial securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full. Because of this structuring, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and, accordingly, are subject to credit risks. See "Risk Factors -- Subordinated CMBS May Subject the Company to Greater Credit Risk and Yields that are Sensitive to Interest Rate Changes -- Subordinated CMBS are Subject to Greater Credit Risks than More Senior Classes."

     As a result of the typical "senior-subordinated" structure, the Subordinated Interest will be extremely sensitive to losses on the underlying mortgage loans. For example, if the Company owns a $10 million Subordinated Interest in an MBS consisting of $100 million of underlying mortgage loans, a 7% loss on the underlying mortgage loans will result in a 70% loss on the Subordinated Interest. Accordingly, the holder of the Subordinated Interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on a defaulted mortgage loans, i.e., the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying mortgage loans.

     The loss frequency on a pool of mortgage loans will depend upon a number of factors, most of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency will reflect broad conditions in the economy generally and real estate particularly, economic conditions in the local area in which the underlying Mortgage Property is located, the loan-to-value ratio of the mortgage loan, the purpose of the loan, and the debt service coverage ratio. The loss severity will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on the defaulted mortgage loan and sell the underlying Mortgaged Property. For a discussion of certain legal issues affecting the servicer's ability to foreclose on a mortgage loan, and the legal impediments to the sale of the underlying Mortgaged Property, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the loan.

     The underwriting standards that will be used by the Company in evaluating Mortgage Loans will include a review of (i) the underlying collateral of each Mortgage Loan, including property characteristics, location and credit-worthiness of tenants, (ii) the borrower and manager's ability to manage the property and make debt service payments, (iii) the relative principal amounts of the loan, including the loan-to-value and debt service coverage ratios and (iv) the Mortgage Loan's purpose and documentation. Such evaluation will include engaging third party appraisal, environmental and engineering firms to prepare independent reports. The Mortgage Loans will consist primarily of assets backed by first liens on commercial and multifamily properties and will generally have loan-to-value ratios of no more than 80% and debt service coverage ratios of no less than 1.20x. Loan sizes will generally range from $1 million to $30 million per property.

     The Manager is a primary servicer of originated loan pools and intends to become a rated Special Servicer. The Company intends in many instances to acquire Special Servicing rights with respect to the Mortgage Loans underlying MBS in which the Company owns a Subordinated Interest. The Manager would service such loans on behalf of the Company. Such Special Servicing rights will give the Company, among other things, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. There can be no assurance, however, that the Manager will become a rated Special Servicer, that the Company will be able to acquire such Special Servicing rights or that losses on the mortgage loans will not exceed the Company's expectations. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all. See "Risk Factors -- Subordinated CMBS May Subject the Company to Greater Credit Risk and Yields That are Sensitive to Interest Rate Changes," "Risk Factors -- The Company Will Be Subject to Economic and Business Risks," "-- Portfolio Management" and "-- Asset Management."

     Moreover, many of the Subordinated Interests to be acquired by the Company will not have been registered under the Securities Act, but instead will initially have been sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity.

     Although there are some exceptions, most issuers of multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only Subordinated Interests that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests. Unlike regular interests in REMICs, REMIC Residual Interests typically generate Excess Inclusion or other forms of "Phantom Income" that bear no relationship to the actual economic income that is generated by a REMIC. Consequently, if a Subordinated Interest that is designated as a REMIC Residual Interest generates a significant amount of phantom income in any taxable year, the Company could be required to borrow funds or to liquidate assets in order to distribute all of its taxable income and thereby avoid corporate income tax for such taxable year.

     In securitizing the Mortgage Loans that it originates, the Company generally will issue non-REMIC CMOs to avoid having to treat the securitization as a sale of the Mortgage Loans for federal income tax purposes. Any gain from such a sale of the Mortgage Loans potentially could be subject to a 100% penalty tax.

     Subordinated Interests (other than REMIC Residual Interests and Sub IOs) generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related Subordinated Interest on a level-yield method in advance of the receipt of the related cash flow. The OID income attributable to a Subordinated Interest generally will increase the amount that the Company must distribute in order to avoid corporate income tax in the early years of the Company's ownership of the Subordinated Interest even though the Company may not receive the related cash flow from the Subordinated Interest until a later taxable year. As a result, the Company could be required to borrow funds or to liquidate assets in order to distribute all of its taxable income and thereby avoid corporate income tax for any taxable year. See "Risk Factors -- The Company Will Be Subject to Legal and Tax Risks." There can be no assurance that the Company's strategy for investing in Subordinated Interests will be successful.

     COMMERCIAL MORTGAGE-BACKED SECURITIES. It is expected that many of the Subordinated Interests originated or acquired by the Company will be Subordinated Interests in CMBS. If the Subordinated Interest is originated by the Company, that interest will generally incorporate the characteristics of an IO. The Mortgage Collateral supporting CMBS may be mortgage pass-through securities (discussed below) or pools of whole loans. Generally, the Mortgage Collateral supporting the CMBS pools will have geographic and property type diversification and will consist of 50 to 300 Mortgage Loans or, in certain cases, may be single asset transactions. Of the interests in CMBS that the Company originates or acquires, most will be Subordinated Interests, but the Company also may purchase more senior tranches or combined tranches of first-loss and more senior CMBS. The Manager may contractually commit the Company to aggregate CMBS up to $75 million, or $75 million for any individual transaction, in any calendar quarter. Any investments outside of these guidelines must be approved in advance by the Board of Directors.

     CMBS are backed generally by a more limited number of commercial or multifamily Mortgage Loans with larger principal balances than those of single family residential Mortgage Loans. As a result, a loss on a single Mortgage Loan underlying a CMBS will have a greater negative effect on the Yield of such CMBS, especially the Subordinated Interests in such CMBS.

     The Company believes that there will be opportunities to create and invest in Subordinated Interests in CMBS. Increasingly, owners of commercial Mortgage Loans are choosing to securitize their portfolios. However, there can be no assurance that appropriate opportunities for investment in CMBS will continue to be available.

     Before acquiring Subordinated Interests, the Company intends to perform certain credit underwriting and stress testing to attempt to evaluate future performance of the Mortgage Collateral supporting the CMBS which will include
(i) a review of the underwriting criteria used in making Mortgage Loans comprising the Mortgage Collateral for CMBS, (ii) a review of the relative principal amounts of the loans, their loan-to-value and debt service coverage ratios as well as the Mortgage Loans' purpose and documentation, (iii) where available, a review of the historical performance of the loans originated by the particular originator, (iv) in the case of CMBS, some level of re-underwriting the underlying Mortgage Loans, as well as selected site visits and (v) a review of independent third party appraisal, environmental and engineering reports.

     ERE Yarmouth intends to utilize ERE Hyperion to locate certain of its CMBS investments and conduct the due diligence and management of those assets. The Manager will execute an agreement with ERE Hyperion, giving it the right to manage the Company's CMBS investments. See "Operating Policies and
Objectives -- Relationship with ERE Yarmouth and Lend Lease -- CMBS Investment and Management."

     OPPORTUNISTIC REAL PROPERTIES. The Company believes that under appropriate circumstances the acquisition of REO Properties and other Opportunistic Real Properties offers significant opportunities to the Company. The Company's policy will be to conduct an investigation and evaluation of the Opportunistic Real Property before purchasing such property. Evaluations of potential properties will be conducted primarily by the Manager's employees who specialize in the analysis of underperforming or distressed assets, often with further specialization based on geographic or collateral-specific factors. It is expected that the Manager's employees will use third parties, such as brokers who are familiar with the property's type and location, to assist them in conducting an evaluation of the value of the property, and depending on the circumstances, may use subcontractors, such as local counsel and engineering and environmental experts, to assist in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller. The amount offered by the Company generally will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment, and prices paid by the Company are expected to range from $2.5 million to $25 million. The Company's goal will be to enjoy the increased cash flow and long term appreciation of the Opportunistic Real Properties by purchasing it at a favorably low price, repositioning it by either creating a different market impression in the mind of the tenant or consumer or eliminating a negative market impression for the property, or converting the use of the property, if required, to improve its cash flow by proper management and refinancing. The Manager may contractually commit the Company to aggregate Opportunistic Real Properties up to $75 million, or $25 million for any individual transaction, in any calendar quarter. Any investments outside of these guidelines must be approved in advance by the Board of Directors.

     Although the Company believes that a permanent market for the acquisition of Opportunistic Real Properties has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of Opportunistic Real Property in future periods or that there will not be significant inter-period variations in the amount of such acquisitions. See "Risk Factors -- Investments in Real Property are Subject to Risks Arising From Conditions Beyond its Control, the Availability of Insurance, Property Taxes, Environmental Problems and Foreign Laws." Moreover, there can be no assurance that the Company will be effective in making any asset acquired more valuable than the price paid to acquire it.

     If the Company sells or otherwise disposes of Opportunistic Real Properties held as inventory or held primarily for sale to customers in the ordinary course of the Company's trade or business, any gain recognized by the Company in such a transaction would be subject to a 100% "prohibited transactions" tax, unless the Company was eligible to make, and did make, a Foreclosure Property election with respect to the property -- in which case the gain would be subject to tax at the maximum corporate rate. For a discussion of the "prohibited transactions" tax and of Foreclosure Property, see "Federal Income Tax Consequences -- Requirements for Qualification -- Income Tests" and "Federal Income Tax Consequences -- Sale of the Company's Property." The Company, however, does not presently intend to acquire or hold properties that constitute inventory or other property held primarily for sale to customers in the ordinary course of the Company's trade or business.

     MEZZANINE INVESTMENTS. The Company may make investments that are subordinated to first lien Mortgage Loans on commercial and multifamily real estate. For example, on a commercial property subject to a first lien Mortgage Loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. Typically the loan would be secured, either by the property subject to the first lien (giving the Company a second lien position) or a partnership interest in the owner. If a partnership interest is pledged, the Company would be in a position to take over the operation of the property in the event of a default on the loan. These Mezzanine Investments generally would provide the Company with the right to receive a stated interest rate on the loan balance and may also include a percentage of gross revenues from the property, payable to the Company on an ongoing basis, and/or a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. Mezzanine Investments may also take the form of preferred equity, which will have a claim against both the operating cash flow and liquidation proceeds from the specific real estate assets. The Manager may contractually commit the Company to aggregate Mezzanine Investments up to $75 million, or $20 million for any individual transaction, in any calendar quarter. Any investments outside of these guidelines must be approved in advance by the Board of Directors.

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

     Before originating Mezzanine Investments, the Company intends to perform certain credit underwriting to attempt to evaluate future performance of the collateral supporting such investment, which will include a review of (i) the underlying collateral of each Mortgage Loan, including property characteristics, location, credit-worthiness of tenants and economics; (ii) the relative principal amounts of the loan, including the loan-to-value and debt service coverage ratios, (iii) the borrower and manager's ability to manage the property and make debt service payments, and (iv) the Mortgage Loan's purpose and documentation. The Mezzanine Investments will be on commercial and multi-family properties that generally will have loan-to-value ratios of no more than 90% and debt service coverage ratios of no less than 1.05x. Investments will generally range from $500,000 to $20 million per asset.

     OTHER REAL ESTATE RELATED ASSETS. The Manager may contractually commit the Company to aggregate Other Real Estate Related Assets up to $50 million, or $20 million for any individual transaction, in any calendar quarter. Any investments outside of these guidelines must be approved in advance by the Board of Directors. The Company intends to limit its investment in such assets to no more than 25% of the Company's portfolio. Investments in Other Real Estate Related Assets will generally have loan-to-value ratios of no more than 85% and debt service coverage ratios of no less than 1.10x. These investments will generally range from $1 million to $20 million per investment.

     The Company's policy will be to conduct an investigation and evaluation of Other Real Estate Related Assets before purchasing such assets. Evaluation of potential properties will be conducted primarily by the Manager's employees who specialize in the analysis of such assets, often with further specialization based on geographic or collateral-specific factors. The Company expects the Manger to use third parties, such as brokers who are familiar with the property's type and location, to assist it in conducting an evaluation of the value of the property, and, depending on the circumstances, to use subcontractors, such as local counsel and engineering and environmental experts, to assist in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller. Other Real Estate Related Assets may include the following:

          CONSTRUCTION LOANS. The Company may take advantage of opportunities to provide Construction Loans on commercial property, taking a first lien mortgage to secure the debt.

          AGRICULTURAL LOANS. The Company may originate or acquire Agricultural Loans for use in securitization pools and may acquire agricultural underperforming real estate assets. Agricultural Loans are secured by first liens on a parcel or parcels of land, which may be improved by buildings, fixtures, and equipment or other structures permanently affixed to the parcel or parcels, that are used for the production of one or more agricultural commodities or products. Loans are secured by a first lien mortgage with principal amortization based upon the nature of depreciable assets and commodity types. Lower percentage (longer duration) amortizations are associated with productive agricultural real estate with limited or no depreciable buildings or structures. Typically, as the value of depreciable structures becomes a larger percentage of the security, the amortization percentage is higher (shorter duration). Agricultural real estate may also be improved with permanent plantings (orange groves, vineyards, etc.) which produce crops for multiple years and the loan amortizations are structured to reflect the economic life of the productive assets. The loans are payable monthly, quarterly or semi-annually depending upon the nature of the commodity produced.

          FOREIGN REAL PROPERTIES. In addition to purchasing Opportunistic Real Properties, the Company may originate or acquire Mortgage Loans secured by real estate located outside the United States or purchase such real estate. The Company has not imposed any limits with respect to the amounts that it could invest in foreign real properties in the aggregate, any particular type of foreign real property, or properties located in any particular country. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws, markets and risks related to currency conversion and possible taxation by foreign jurisdictions. Although the Manager has no experience in investing in foreign real estate, its ultimate parent company, Lend Lease, has 15 offices located outside the United States, primarily in Australia, Asia and Europe. The Company believes that the Manager's experience in managing distressed assets generally will be helpful to the management of such assets. The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's shareholders due to the Company's status as a REIT.

          OTHER MBS. The Company may create or acquire IOs that have characteristics of Subordinated Interests, known as Sub IOs. A Sub IO is entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account and is used to fund required payments of principal and interest on the more senior tranches. Once the balance in the spread account reaches a certain level, interest on the Sub IO is paid to the holders of the Sub IO. These Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including as a result of defaults) on the underlying loans. Some Sub IOs are designated as REMIC Residual Interests, which typically generate Excess Inclusion or other forms of "Phantom Income." The Company may invest not only in classes of Subordinated Interests but also in other classes of MBS, such as IOs and Inverse IOs. Although the Manager has limited experience in investing in these categories of MBS, ERE Hyperion regularly invests in such assets. These investments will differ from the Company's Subordinated Interests because they generally are not the "first loss" position, have credit ratings of "AAA" through "BB" and are not commercially oriented. See "Risk Factors -- Subordinated CMBS May Subject the Company to Greater Risk and Yields That are Sensitive to Interest Rate Changes."

          REAL ESTATE COMPANIES. As public market ownership and consolidation continues in the real estate industry, the Company expects to target investments in real estate companies. Opportunities in this target area include public and private companies, regardless of form, whether corporate, partnership, limited liability company or otherwise. The Company intends to invest in private placements of common stock or other securities convertible into common stock. When the Company identifies strong management teams and growth prospects, it may provide growth capital for build-ups of companies with otherwise limited access to equity capital and may recapitalize over-leveraged or other poorly capitalized companies. The Company expects to take advantage of the arbitrage between private and public market pricing of real estate with its investments in this area. Conversely, when an entity can be acquired for less than the value of its assets, the Company may acquire control of such entity, whether directly (through the acquisition of a controlling equity interest) or indirectly (through the acquisition of debt). The provisions of the Code regarding the qualification of an entity as a REIT, however, may restrict the Company's ability to invest in corporate stock. See "Federal Income Tax
     Consequences -- Requirements for Qualification -- Asset Tests" and "Federal Income Tax Consequences -- Effect of Proposed Changes in Tax Laws."

RISK MANAGEMENT

     The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

     LEVERAGE AND BORROWING. The Company intends to leverage its assets through the issuance of CMOs, reverse repurchase agreements, warehouse lines of credit, bank credit facilities, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the Company. However, the Company does not intend to borrow funds from the Manager or its affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of leverage it utilizes. The Manager will not be permitted to materially change the terms of any line of credit (except for decreasing the interest rate on such lines of credit), including increasing the commitment under the lines of credit, without the approval of the Board of Directors. The Manager may enter into financing for the Company so long as it maintains a ratio of collateralized debt to equity of no more than 12:1, without the approval of the Board of Directors. In addition, the Manager will manage the Company's balance sheet so that the Company can instantaneously respond to combined collateral/hedge margin calls of at least 2% of the market value of the pledged assets. Any ratios less than 2% will require the approval of the Board of Directors.

     Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leverage magnifies changes in the net worth of the Company and affects the amounts available for distribution to shareholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained.

     To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income may be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used, and therefore the amount available for distribution to shareholders will be reduced. See "Risk Factors -- The Company Will Be Subject to Economic and Business Risks -- Leverage Can Reduce Income Available for Distribution and Cause Losses."

     Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of shareholders. Such situations may arise if the Company's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

     CMOS AND WAREHOUSE LINES OF CREDIT. The Company intends to originate or purchase Mortgage Loans and to issue CMOs collateralized by such loans. During the period in which the Company is acquiring mortgage loans for securitization, the Company is likely to borrow funds secured by such loans pursuant to warehouse lines of credit. The Company has not yet established any such credit lines. The collateral (whether whole mortgage loans or CMBS) will be transferred into a wholly owned subsidiary, and that entity will issue CMOs. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a debt transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt. Moreover, the Company may issue CMOs collateralized by previously issued CMOs or CMBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization.

     The Company will issue CMOs through wholly owned subsidiaries to segregate the underlying collateral into separate pools. The segregation is necessary to satisfy rating agency and investor requirements that the CMOs be issued through separate entities that rating agencies believe are insulated from the claims of creditors of the Company and its affiliates in the event of the insolvency of those companies ("bankruptcy remote" entities) and to avoid cross classification of these entities as "taxable mortgage pools" under Section 7701(i) of the Code. It is not based on the Company's intention to qualify as a REIT. Under section 856(i) of the Code, any wholly owned corporate subsidiary of a REIT is a "qualified REIT subsidiary" and is disregarded as an entity separate from the REIT for federal income tax purposes. See "Federal Income Tax
Consequences -- Requirements for Qualification."

     REVERSE REPURCHASE AGREEMENTS. The Company intends to enter into reverse repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements may be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

     BANK CREDIT FACILITIES. The Company intends to borrow money through various bank credit facilities, which will have varying fixed or adjustable interest rates and varying maturities. The Company has not yet established any such bank credit facilities.

     MORTGAGE LOANS ON REAL ESTATE OWNED BY THE COMPANY. The Company expects to borrow funds secured by mortgages on the Company's real estate, including any Opportunistic Real Properties owned by the Company.

     INTEREST RATE MANAGEMENT TECHNIQUES. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets or liabilities. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets or to change the duration of or interest rate risk associated with the Company's borrowings. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques. See "Federal Income Tax
Consequences -- Requirements for Qualification -- Income Tests."

     HEDGING. The Company has retained the services of third party interest rate risk consultants to advise the Manager with respect to the Company's hedging policy. The Guidelines permit the Company to enter into hedging transactions in certain circumstances. The Company's Guidelines expressly state that the Company's policy is to use hedging techniques to mitigate potential risks, and not for speculative purposes, e.g., with respect to indebtedness, to limit, fix or cap the interest rate on variable interest rate indebtedness.

     The Manager will implement the hedging directives of the Company consistent with the Guidelines. The Company primarily will utilize the following derivative financial instruments to avoid or reduce interest rate risk: interest rate swaps, options on interest rate swaps, treasury-locks, options on treasuries and interest rate caps or floors. The Company primarily will initiate hedge transactions with counterparties that have a long term credit rating of not less than "A1" by Moody's, "A+" by Standard & Poor's or "A+" by Duff & Phelps. All derivative financial instruments will be reviewed and valued by the Manager on a monthly basis. A monthly report as to the effectiveness of the instruments and any recommended adjustments to the hedging strategy will be documented and presented to the Board of Directors on a quarterly basis. Upon the expiration or termination of a hedge transaction, an analysis will be performed by the Company to report the efficiency of the hedge to the Board of Directors.

     The Company primarily intends to undertake to manage the following interest rate risks:

          The value of fixed rate mortgage loans originated and held for securitization. The Company plans to issue CMOs backed by securitized pools of mortgage loans that it originates. Changes in interest rates during the time the Company is holding Mortgage Loans for securitization will impact the net proceeds and terms available from the issuance of CMOs. The intent of the Company's hedging strategy will be to produce an aggregate gain or loss which approximates the gain or loss in securitization proceeds caused by changes in interest rates between the time the Mortgage Loan is funded and the time the Company issues CMOs. All hedge agreements related to a securitized pool of loans will be terminated concurrently with the securitization.

          The interest expense incurred by the Company. The Company intends to borrow money through short term bank credit facilities and reverse repurchase agreements which will have variable interest rates. Changes in interest rates will impact the Company's cash flow. The intent of the Company's hedging strategy will be to reduce the impact of rising interest rates through the use of interest rate swaps and caps.

     The provisions of the Code regarding the qualification of an entity as a REIT may restrict the Company's ability to enter into hedging transactions. See "Federal Income Tax Consequences -- Requirements for Qualification -- Asset Tests" and "Federal Income Tax Consequences -- Requirements for Qualification -- Income Tests." If necessary to avoid these restrictions, the Company will conduct some of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax. The Company's ability to invest in a taxable corporate subsidiary, however, could be affected by certain proposed tax legislation. See "Federal Income Tax Consequences -- Effect of Proposed Changes in Tax Laws."

ASSET MANAGEMENT

     The Company intends to acquire Special Servicing rights with respect to the mortgage loans underlying Subordinated Interests it purchases. Acquiring these rights will give the Company control of the underlying mortgage loans within certain parameters.

     The terms of Special Servicing agreements vary considerably and the Company cannot predict with certainty the precise terms of the Special Servicing agreements into which it will enter. In general, however, the Company will attempt to negotiate Special Servicing agreements that will permit the Company to service, or to direct the servicing of, Mortgage Loans that are more than 90-days delinquent. At that point, the Company would have the right (and the obligation) to decide whether to begin foreclosure proceedings or to seek alternatives to foreclosure, such as forbearance agreements, partial payment forgiveness, repayment plans, loan modification plans, loan sales and loan assumption plans. Thus, the Company would have within its control, subject to obligations to the related senior classes, greater ability to minimize losses on Mortgage Loans underlying Subordinated Interests owned by the Company.

     The Manager currently intends to become a rated Special Servicer and the Company intends to assign to the Manager all of its Special Servicing rights and obligations (other than the right to direct foreclosure). It is expected that all of the Special Servicing compensation will be paid to the Manager and, as a result, the Company will benefit from the Special Servicing rights primarily from enhanced value of the related Subordinated Interests due to greater control of Special Servicing of the loans, and not from receipt of Special Servicing fees.


     The Manager has considerable experience in servicing distressed loans through management of an existing $6.9 billion mortgage portfolio as well as through its prior ownership with EQ Services, which was an "Above Average" rated master and special servicer. The Manager provides both primary servicing and Special Servicing capabilities. The primary servicing group manages the mortgage payment process, is centrally coordinated and includes such functions as funding the loans, processing payments, reporting delinquencies to Special Servicing, maintaining escrows, accounting services and other various monitoring functions, i.e. taxes, insurance and UCC filings. Special Servicing utilizes the Manager's regional operations specialist to provide hands-on real estate analysis through a mortgage reinspection program to identify early warning signs of problem loans. The reinspection program provides ongoing physical inspections and valuation of the collateral. Other asset management functions of Special Servicing include accumulation of property financial information such as rent rolls, budgets and income and expense statements, monitoring monthly delinquency reports for any late payments, analyzing the financial and physical condition of the security, handling any loan defaults, bankruptcy or transfer of title or other property specific issues. Through the Manager's research area, the Special Servicer asset manager is able to combine macro-level data with property specific information to draw conclusions for managing the mortgage assets within a pool. The Manager is currently in the process of seeking a rating as a Special Servicer of commercial loans from certain rating agencies.


     The legal aspects of the mortgage loans that underlie the Subordinated Interests to be acquired by the Company will affect the value of those assets. For a discussion of certain legal aspects of mortgage loans, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

     The Manager also has experience in managing Opportunistic Real Properties through a full asset management staff, which oversees all aspects of managing equity real estate. Asset managers are responsible for focusing on a property's investment potential and are responsible for annual budgets and asset management plans, multi-year business plans, capital recommendations and hold/sell recommendations. Because asset management and servicing is one of the Manager's business focuses, it has an established network of real estate professionals through the United States to assist its asset management activities. The Manager maintains working relationships with approved engineers, environmental consultants, appraisers and real estate brokers nationwide, and calls upon these local advisors for assistance when appropriate.

OTHER POLICIES

     The Company does not intend to make personal loans to its officers or directors, or to any employees of the Manager. Furthermore, the Company does not currently intend to issue securities that rank senior to the Common Stock, to invest in the securities of other issuers for the purpose of exercising control over such issuers, to underwrite securities of other issuers, or to repurchase or otherwise reacquire its shares of Common Stock or other securities. However, the Board of Directors of the Company may alter these policies at any time without shareholder approval.

     The Company may offer its securities in exchange for property. Furthermore, the Company organized the Operating Partnership to provide potential sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. See "Operating Partnership Agreement."

     Holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants. See "Additional Information -- The Company."

COMPETITION

     The Company will engage in a business that may become increasingly competitive in the future as more companies enter the market, which may adversely affect the Company's ability to achieve its investment objectives. In acquiring Real Estate Related Assets generally, the Company will compete with CRIIMI MAE, Inc., Ocwen Asset Investment Corporation, Goldman Sachs' Whitehall Street Real Estate Limited Partnership Funds and Capital Trust, as well as other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds and other lenders and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Real Estate Related Assets contemplated to be acquired by the Company.

     MORTGAGE LOANS. With respect to Mortgage Loans, the Company will face significant competition from conduit originators, insurance company lenders, banks, mortgage bankers, similar REITs, savings and loan associations and other loan originators. Due to the presence of numerous sources of capital in the real estate markets, borrowers' access to Mortgage Loans has become more readily available in recent years.

     SUBORDINATED INTERESTS. In purchasing Subordinated Interests in CMBS, the Company will compete with mortgage REITs, other mortgage-related companies, high yield funds, fixed income managers and mutual funds. As this asset class has become more accepted in the real estate markets, competition for the acquisition of Subordinated Interests in CMBS has increased significantly.

     OPPORTUNISTIC REAL PROPERTIES. The Company will compete with real estate funds advised by pension fund advisors and investment banks and with selective REITs focused on this asset class. The Company will seek smaller equity investments ranging from $2.5 million to $25 million.

     MEZZANINE INVESTMENTS. Competition for Mezzanine Investments will come primarily from whole loan originators who offer Mezzanine Investments in conjunction with their first mortgages or from high yield funds that typically have the capacity to engage in larger transactions. The Company will focus on smaller assets with an average investment of $500,000 to $20 million, which will give the Company a larger market with less competition and a more diverse investment base. However, smaller investments can be time-consuming to originate and manage.

     Although many of the Company's prospective competitors may have access to greater capital and have other advantages, the Company believes that it has a competitive advantage as a result of (i) ERE Yarmouth's twelve offices located in major metropolitan markets throughout the United States and over 1,200 employees, (ii) the experience of ERE Yarmouth in originating and servicing Mortgage Loans, (iii) the experience of ERE Yarmouth in acquiring and managing CMBS and in acquiring, managing and resolving Opportunistic Real Property, (iv) the experience of ERE Yarmouth in obtaining competitive financing on behalf of its clients, (v) ERE Yarmouth's substantial investment in the computer systems, research, property-specific and lease database technology and other resources that the Company believes are necessary to conduct this business and (vi) strategic relationships and contacts that ERE Yarmouth has developed in conducting its real estate related businesses. However, the Manager has only limited experience in operating a REIT and has relatively limited experience in investing in Mezzanine Investments.

                               PRIOR PERFORMANCE

     The information contained in this section of the Prospectus is included solely to enable prospective investors to have information which can be used to evaluate the discretionary experience of the Manager and its Affiliates in investing in real estate and CMBS on behalf of its clients. Additional information regarding the prior performance of clients of the Manager is contained in Appendix A and B. Additional information concerning the acquisition of properties and CMBS by certain clients of the Manager is contained in Table VI, which appears in Part II of the Registration Statement of which this Prospectus is a part. The only prior public program that has been sponsored by the Manager is ML/EQ Real Estate Portfolio, L.P. Upon request, the Company will furnish, without charge, copies of Table VI and the most recent annual report on Form 10-K filed with the Commission for this program. Upon request and payment of copying and mailing costs, the Company will also furnish copies of the Appendixes to any such report.

     THE PRIOR PERFORMANCE INFORMATION INCLUDED IN THIS PROSPECTUS IS HISTORICAL AND INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF SUCH INFORMATION AS IMPLYING OR INDICATING IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS WHICH ARE COMPARABLE TO THOSE MADE BY THE FUNDS DISCUSSED BELOW, OR THAT THE RESULTS ACHIEVED BY THE COMPANY WILL IN ANY WAY RESEMBLE OR BE COMPARABLE TO THOSE ACHIEVED BY SUCH OTHER FUNDS. INVESTORS IN THE COMPANY WILL NOT BE ACQUIRING ANY INTEREST IN THE FUNDS DESCRIBED BELOW OR DESCRIBED IN THE PRIOR PERFORMANCE TABLES LOCATED IN APPENDIX A AND B OF THIS PROSPECTUS. IN ADDITION, THE REAL ESTATE MARKETS HAVE GENERALLY BEEN FAVORABLE DURING MUCH OF THE PERIOD FOR WHICH DATA IS PROVIDED. THEREFORE, THE FOLLOWING INFORMATION MAY NOT BE INDICATIVE OF THE RESULTS THAT WILL BE EXPERIENCED BY THE MANAGER IN CONNECTION WITH ITS MANAGEMENT OF THE COMPANY'S ASSETS.

     The operating and investment strategy employed for these programs will differ from those that will be employed by the Company so that the Company can maintain its status as a REIT and its exemption from registration under the Investment Company Act. To maintain its status as a REIT, the investments made by the Company will generally be held for longer periods than are typically held by the programs described in this section. In addition, the Manager will monitor the types of assets maintained in the Company's portfolio to ensure that it is not deemed to be an investment company under the Investment Company Act. Under the Investment Company Act, a company will not be excepted unless (i) at least 55% of its assets consist of mortgages and other liens on and interests in real estate and (ii) the remaining 45% of its assets consist primarily of real estate-type interests, consisting of (A) at least 25% of its total assets in real estate-type interests and (B) no more than 20% of its total assets in miscellaneous investments.

     Most of these programs have not generated significant operating cash flow because they have invested primarily in Opportunistic Real Properties that generally require significant capital expenditures subsequent to acquisition. The ownership structure generally used by these programs does not require distributions of income and allows operating cash flow to be reinvested in the properties. Additionally, these programs generally have invested in properties that will derive a significant portion of their investment return on the eventual sale rather than from distributions of operating cash flow. The Company will be required to distribute 95% of its taxable income and, therefore, it will not reinvest a significant portion of its operating cash flow in Opportunistic Real Properties.

ERE YARMOUTH


     As of December 31, 1997, ERE Yarmouth had over $29.1 billion of real estate assets under management on behalf of a wide variety of corporate, public and union pension funds, international investors, insurance companies and other financial institutions, including $22.1 billion of equity investments and $6.9 billion of mortgages. Portfolios under management held 615 investments representing 83 million square feet of retail space, 132 million square feet of office space, 57 million square feet of industrial space and 13,316 hotel rooms. The Company does not believe that the assets managed for ERE Yarmouth's clients have been adversely affected by any major business developments, interest rate changes or real estate market conditions that would be material to investors in the Company's Common Stock. ERE Yarmouth primarily manages non-discretionary separate accounts for individual clients (including Equitable) tailored to meet specific risk guidelines and rate of return objectives. Such separate accounts are not pooled for multiple clients and, more importantly, ERE Yarmouth does not have investment discretion with respect to these accounts. Typically, ERE Yarmouth presents recommended investments to an investment committee of the client that determines whether or not such an investment is appropriate. Because ERE Yarmouth does not have discretionary authority with respect to these accounts, the Company believes they would not be meaningful or relevant to a prospective investor in the Company's Common Stock.

     However, ERE Yarmouth does manage, and in some cases has co-invested in, 20 "commingled", discretionary funds, of which two invest primarily in mortgages and 18 invest primarily in wholly owned properties and interests in joint ventures. The term "commingled" means that the fund has more than one investor. The Manager's commingled discretionary client funds are generally private, closed-end limited partnerships or limited liability companies with a limited life of seven to ten years. Transfer of ownership interests is generally limited and requires the consent of the sponsor. Unlike the Manager's commingled discretionary funds, the Company will be a publicly-traded REIT without a specified liquidation date and ownership interests in the Company generally will be freely transferable.

     Of the Manager's 20 commingled discretionary funds, one is public and 19 are non-public. Although not all of these funds have investment objectives similar to the Company, the Company believes that information regarding these commingled discretionary client funds may be relevant in evaluating the performance of the Manager.

     Of the 20 commingled discretionary funds, nine have investment objectives similar to those of the Company and 11 have dissimilar investment objectives. The 11 funds with dissimilar investment objectives invest in "core" properties, which consist of top quality, highly leased, stabilized institutional grade properties in traditional product types, such as regional malls and central business district office towers. Certain information relating to those 11 funds is set forth below. This data is unaudited and has been compiled by the Manager. Statistical information may not be comparable to similar data provided by other funds or entities due to differences in methods of calculation.

     The nine funds with similar investment objectives invest in smaller properties and underperforming or otherwise distressed real property. Although the investment objectives of these funds are not identical to those of the Company, they are similar, and the Company believes that prior performance information about these funds may be material to a prospective investor. Certain information relating to those nine funds is set forth below and is included in the prior performance tables set forth at Appendix A.

                           ERE YARMOUTH'S EXPERIENCE

                                                              AS OF DECEMBER 31, 1997(1)
                       --------------------------------------------------------------------------------------------------------
                                                                                   SIMILAR INVESTMENT OBJECTIVES(2)
                                                                        -------------------------------------------------------
                                                                                                                 OPPORTUNISTIC
                           TOTAL           PUBLIC        NON-PUBLIC     AGGREGATE   VARIOUS(3)   MORTGAGES(4)   REAL PROPERTIES
                       --------------   ------------   --------------   ---------   ----------   ------------   ---------------
                                                                     (UNAUDITED)
Total $ raised from
  investors..........  $4,326,588,305   $108,514,500   $4,218,073,805       31%          3%            4%              24%
Total # of
  investors..........          11,865         11,297              568       94           9             4               81
Number of properties
  purchased/
  mortgages
  originated by
  region:
  Northeast..........              73              5               68       29          11             7               11
  Southeast..........              57              1               56       46          18            12               16
  Midwest............              25              3               22       60           4            24               32
  West...............              57              2               55       49          14             2               33
                       --------------   ------------   --------------      ---         ---           ---              ---
         Total.......             212             11              201       42%         13%            9%              21%
                       ==============   ============   ==============      ===         ===           ===              ===
Aggregate $ of
  properties
  purchased..........  $4,621,073,160   $104,671,096   $4,516,402,064       36%          3%            0%              33%
Aggregate $ of
  mortgages purchased
  or originated......     322,268,469             --      322,268,469       58           8            50                0
Aggregate $ of CMBS
purchased............      40,380,947             --       40,380,947       16          16             0                0
                       --------------   ------------   --------------      ---         ---           ---              ---
         Total.......  $4,983,722,576   $104,671,096   $4,879,051,480       37%          3%            3%              31%
                       ==============   ============   ==============      ===         ===           ===              ===
Property type %'s
  Office.............              44%            38%              44%      61%         23%           27%              68%
  Retail.............              35             35               35        9          20            16                7
  Industrial.........               7             22                7        3           0            22                1
  Multi-family.......               2              5                2        3          18            23                0
  Hotel..............               7             --                7       18          34            12               16
  Other..............               4             --                4        6           5             0                7
                       --------------   ------------   --------------      ---         ---           ---              ---
         Total.......             100%           100%             100%     100%        100%          100%             100%
                       ==============   ============   ==============      ===         ===           ===              ===
% of properties that
  were purchased:
  New................               5%            --%               6%       0%          0%            0%               0%
  Used...............              90            100               89       96         100           100               95
  Pre or during
    development......               5             --                5        4           0             0                5
                       --------------   ------------   --------------      ---         ---           ---              ---
         Total.......             100%           100%             100%     100%        100%          100%             100%
                       ==============   ============   ==============      ===         ===           ===              ===
# of properties
  sold...............             158              4              154       15%         11%            0%               4%

---------------

(1) This table includes information about the Manager's 20 commingled, discretionary funds.
(2) Represents the percentage of the item relating to funds having investment objectives similar to one or more of the Company's investment objectives. The Company's investment objectives are to invest in Subordinated Interests, Opportunistic Real Properties, Mezzanine Investments and other Real Estate Related Assets.
(3) Of the similar investment objectives discussed in note (2) above, these Programs invest in various combinations of Subordinated Interests, Opportunistic Real Properties and Mezzanine Investments.
(4) The investment objective of this Program is to originate and hold whole commercial mortgages. The Company's objective will be to originate and securitize commercial mortgages for the purpose of holding the Subordinated Interests.

     In the three years ended December 31, 1997, ERE Yarmouth has acquired 76 properties on behalf of Programs with investment objectives similar to those of the Company. The properties acquired are summarized below and are summarized in more detail in Table VI, which is included in Part II of this Registration Statement.

                             SUMMARY OF PROPERTIES

                            PROPERTY TYPE
                        ---------------------
                              $            %
                        --------------    ---
Office................  $  718,081,499     56%
Hotel.................     295,775,643     23
Retail................      67,483,864      5
Multifamily...........      65,062,749      5
Industrial............      35,745,000      3
Other.................      94,163,130      7
                        --------------    ---
          Total.......  $1,276,041,885    100%
                        ==============    ===

                               REGION
                        ---------------------
                              $            %
                        --------------    ---
West..................  $  583,775,943     46%
Southeast.............     364,667,418     29
Northeast.............     279,304,709     22
Midwest...............      41,912,868      3
Other.................       6,380,947      1
                        --------------    ---
          Total.......  $1,276,041,885    100%
                        ==============    ===

                              SUMMARY OF FINANCING

Mortgage financing at date of purchase......................  $  469,432,658
Cash down payment...........................................     789,888,399
Contract purchase price plus acquisition fee................   1,262,283,115
Other cash expenditures expenses............................              --
Other cash expenditures capitalized.........................      13,758,770
                                                              --------------
          Total.............................................  $1,276,041,885
                                                              ==============

     The Company will pay a base management fee to the Manager that is calculated as a percentage of average invested assets on a sliding scale that reduces as the average assets increase. See "Management of Operations -- The Management Agreement." The base management fees paid are different for each Program. Some Programs pay a percentage of capital invested and some pay a percentage of gross acquisition costs. Some of the Programs utilize a sliding scale that reduces similar to the Company's base management fee structure. The base management fee percentages to be paid by the Company are comparable to those paid by the Programs.

     The Company will pay a quarterly incentive fee based on a percentage of the excess of Funds From Operations plus realized gains or losses per share over a quarterly hurdle based on the 10 year Treasury rate plus 4%. See "Management of Operations -- The Management Agreement." Most of the Programs are closed end (i.e. have a finite life). Realization of incentive fees from any such fund is tied to substantial liquidation of the fund. In contrast, since the Company expects to have an infinite life, incentive fees for services provided to the Company are calculated on a quarterly basis.

     The organizational expenses and ongoing professional fees incurred by the Company will be typical of publicly traded companies and will generally be greater than the expenses incurred by the Programs. The Company also will incur director and officer liability expenses that are not incurred by the Programs.

ERE HYPERION

     In May 1995, ERE and Hyperion established a joint venture, Equitable Real Estate Hyperion Capital Advisors, LLC ("ERE Hyperion"), a registered Investment Adviser under the Investment Advisers Act of 1940, with the intention of providing investment advisory services to investors in CMBS. The intent of the joint venture is to utilize the real estate expertise of ERE Yarmouth and the fixed income expertise of Hyperion to more effectively invest in and manage CMBS. ERE Hyperion has no assets or investments. The investors that are advised by ERE Hyperion include insurance companies and government entities. These investors have entered into agreements granting authority to ERE Hyperion to invest in CMBS on their behalf; they have not invested in ERE Hyperion. All investments purchased by ERE Hyperion are purchased in the name of its clients.

     Since inception, ERE Hyperion has invested on behalf of seven clients, four of which were non-discretionary accounts and three of which were discretionary accounts. The term discretionary means that absolute authority is afforded the investment manager to buy and sell securities on the client's behalf, within an agreed upon framework. Currently, ERE Hyperion invests on behalf of three non-discretionary clients and three discretionary clients. The Company does not believe that the Funds managed by ERE Hyperion have been adversely affected by any major business developments, interest rate changes or real estate market conditions that would be material to investors in the Company's common stock. To date, there have not been reductions in value of CMBS acquired or managed by ERE Hyperion as a result of a rating agency credit downgrade of such CMBS. There have been individual CMBS investments that were sold for less than their purchase price due to movements in interest rates and CMBS market spreads. As interest rates rise or CMBS market spreads widen, the value of fixed rate CMBS investments decline. However, there has not been any net investment losses realized on CMBS investments acquired and managed by ERE Hyperion. See Table V in Appendix B for further information.

     Certain information regarding ERE Hyperion's discretionary clients is set forth below. Additional disclosure relating to the operations and prior performance of ERE Hyperion's discretionary clients is set forth at Appendix B.

                           ERE HYPERION'S EXPERIENCE

                                                                     AS OF
                                                              DECEMBER 31, 1997(1)
                                                              --------------------
                                                                  (UNAUDITED)
Total CMBS $s raised from investors.........................      $370,000,000
# of investors..............................................                 3
Total CMBS $s invested......................................      $352,000,000
Total # of CMBS transactions invested in....................                85
Total $ of CMBS purchased...................................      $463,666,281
Percentage of CMBS invested by credit rating(3):
  AAA.......................................................                 5%
  AA........................................................                 3
  A.........................................................                16
  BBB.......................................................                34
  BB........................................................                40
  B.........................................................                 3
                                                                  ------------
                                                                           100%
                                                                  ============
Total CMBS sale transactions................................                25
Property type characteristics within CMBS pools(2):
  Office....................................................                18%
  Retail....................................................                29
  Industrial................................................                 6
  Multi-family..............................................                30
  Hotel.....................................................                10
  Other.....................................................                 7
                                                                  ------------
                                                                           100%
                                                                  ============

---------------

(1) This table includes information about ERE Hyperion's three discretionary separate client accounts.
(2) Amounts represent the percentage of property types that provide underlying collateral to the CMBS.
(3) It is anticipated that the Company will invest primarily in CMBS with a credit rating of BB, B and unrated.

                             THE PRIVATE PLACEMENT


     The Company has previously offered ERE Yarmouth Holdings, Inc. and FBR Asset Investment Corporation the opportunity to purchase 897,678 shares and 700,000 shares, respectively, of Common Stock in the Private Placement at the initial public offering price, less underwriting discount. On December 17, 1997, the Company executed binding stock purchase agreements with each such purchaser. The closing of the sale of an aggregate of 1,597,678 shares of Common Stock offered pursuant to the Private Placement will occur concurrently with the closing of the sale of 7,380,000 shares of Common Stock offered pursuant to this offering.


                                 CAPITALIZATION


     The capitalization of the Company, as of December 31, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby and in the Private Placement, is as follows:



                                                              ACTUAL   AS ADJUSTED(1)
                                                              ------   --------------
Preferred Stock, par value $.01.............................  $    0    $          0
Common Stock, par value $.01................................       1          89,778
  Authorized -- 200,000,000 shares
  Issued and outstanding -- 100 shares, 8,977,778 shares, as adjusted
Additional Paid-In Capital..................................     999     123,899,830
                                                              ------    ------------
          Total.............................................  $1,000    $123,989,608
                                                              ======    ============


---------------


(1) Includes 897,678 shares of Common Stock to be purchased in the Private Placement by an affiliate of Lend Lease, 700,000 shares to be purchased in the Private Placement by FBR Asset Investment Corporation, after deducting expenses of this offering estimated to be $1,250,000 payable by the Company. Excludes shares issuable upon the exercise of Options to be outstanding upon consummation of this offering.

                            MANAGEMENT OF OPERATIONS

LEND LEASE

     In June 1997, Lend Lease, a corporation incorporated in the state of New South Wales, Australia acquired ERE from The Equitable Companies Incorporated ("Equitable Companies") (the "ERE Acquisition"). ERE currently operates under the name "ERE Yarmouth".


     Lend Lease, a large Australian public real estate and financial services company, with substantial global interests, operates in the United States, Australia and New Zealand, Asia, South America and Europe. Established in 1958, Lend Lease has over 6,700 employees, 34,300 shareholders and a market capitalization exceeding $4.9 billion as of December 31, 1997. Lend Lease has maintained an "AA" rating from Standard & Poor's since 1992. With its acquisition of ERE, Lend Lease's global real estate investment management business has approximately $29.3 billion in real estate assets under management on five continents.


     Lend Lease's operations are diversified across a broad array of real estate related activities, including property development and project management, property and infrastructure funds management, and information and technology. Lend Lease has been creating and managing real estate portfolios to facilitate institutional and individual investment into real estate since 1971. Lend Lease's experience in managing real estate funds includes public real estate investment trusts, major commingled funds and separate account management for pension fund clients.


     Lend Lease has had a presence in the United States since the 1980s. In 1993, Lend Lease significantly increased its presence in the United States with the purchase of The Yarmouth Group, Inc. ("Yarmouth"), a real estate investment management operation headquartered in New York. Since the acquisition of Yarmouth, Lend Lease has invested in commingled funds, underwritten portfolio restructurings and directly purchased property interests. In addition, Lend Lease operates a property investment management business in Asia. Lend Lease recently relocated its global real estate investment management headquarters to New York.


THE MANAGER

     ERE Yarmouth is a wholly-owned indirect subsidiary of Lend Lease and, prior to the consummation of the ERE Acquisition, ERE was a wholly-owned, indirect subsidiary of The Equitable Life Assurance Society of the United States ("Equitable Life"), which is wholly-owned by The Equitable Companies. ERE Yarmouth provides real estate investment advisory services to its clients. Through special purpose subsidiaries or affiliates, including ERE Hyperion, ERE Yarmouth provides additional services to its clients and to other third parties.

     ERE Yarmouth is a full-service real estate investment advisor with experience in investing and managing commercial real estate assets of institutional lenders and owners. ERE Yarmouth manages in excess of $29 billion in assets on behalf of a wide variety of corporate, public and union pension funds, international investors, insurance companies and other financial institutions.

     ERE Yarmouth is based in Atlanta, Georgia and has twelve offices that work in conjunction with 141 COMPASS offices throughout the United States. COMPASS is a wholly-owned indirect subsidiary of Lend Lease. ERE's regional operations include full-service offices with valuation professionals, asset managers, origination acquisition and disposition specialists. ERE Yarmouth's regional operations are designed to allow it to monitor new investment opportunities closely and act quickly on such opportunities.

     ERE Yarmouth has been registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers Act") since 1986. Prior to 1986, ERE operated under the registration of its parent company, Equitable Life, in its capacity as investment advisor. ERE Yarmouth acts as a fiduciary to both corporate and public pension plan assets.

     The following tables set forth certain information about the Board of Directors and certain Executive Officers of the Manager. The Manager began operating under the name ERE Yarmouth in June 1997 and, prior thereto, operated as ERE.


NAME                                AGE   POSITION HELD
----                                ---   -------------
George R. Puskar..................  54    Chairman of the Board
Douglas A. Tibbetts...............  52    Vice Chairman of the Board
Matthew Banks.....................  36    Chief Executive Officer
James Quille......................  47    President and Chief Operating Officer
Amber Degnan......................  49    Senior Executive Vice President and Chief Financial Officer
Samuel F. Hatcher.................  52    Senior Executive Vice President and General Counsel


     The principal occupation for the last five years of each member of the Board of Directors and certain Executive Officers and certain other information is set forth below.


     George R. Puskar has been Chairman of ERE Yarmouth since June 1997. Prior thereto he was Chairman of the Board and Chief Executive Officer of ERE since 1988. Mr. Puskar has been active in many real estate organizations serving on the boards of the Urban Land Institute, the International Council of Shopping Centers, National Council of Real Estate Investment Fiduciaries and the National Realty Committee. Mr. Puskar has also served as chairman of the fundraising drive to endow a real estate chair at Clark Atlanta University/Morehouse College and is a board member of Georgia State University (advisory), the Wharton School's Real Estate Center in Philadelphia (advisory), and the NYSE-listed Carr Real Estate Investment Trust. Mr. Puskar has been with ERE since his graduation from Duquesne University with a BEA in Economics and Political Science.

     Douglas A. Tibbetts has been Vice Chairman of the Board of ERE Yarmouth since January 1998. Prior thereto, he was President of ERE Yarmouth from June 1997 to January 1998, where he oversaw its institutional public/private debt and equity business, marketing and client relationships. From 1989 to June 1997, Mr. Tibbetts was President of ERE where he directed the formation of the COMPASS subsidiaries in 1991, EQ Services in 1992, Column Financial in 1994, ERE Hyperion in 1995, ERE/Rosen Real Estate Securities, LLC in 1997 and currently heads ERE Yarmouth's Prime Property Fund Strategic Investment Committee. He holds a BS from Stetson University.

     Matthew Banks has been Chief Executive Officer of ERE Yarmouth since June 1997, responsible for its overall management as well as Lend Lease's worldwide real estate investment management and advisory business. Since 1995, he has served as Chief Executive Officer of Lend Lease Property Investment Services Group in Australia. From 1992 to 1995, he served in various positions within Lend Lease, including Senior Project Manager, Branch Manager, Development Manager, and General Manager. Mr. Banks holds an Architectural Degree from the University of Melbourne.

     James Quille has been President of ERE Yarmouth since January 1998 and Chief Operating Officer of ERE Yarmouth since June 1997, responsible for its day-to-day operations. Mr. Quille has over 20 years experience in the property sector, serving the past 13 years with Lend Lease in senior management roles and board positions in the development, project, asset, and fund management divisions. From 1994 to 1997, Mr. Quille was Director Asia where he was responsible for the establishment of Lend Lease Funds Management Operations in Asia and launching the Asia Pacific Investment Company. From 1992 to 1994, Mr. Quille was Director New Business Development Lend Lease Property Investment Services ("LLPISG") where he was responsible for originating new products and planning strategy for expansion of LLPISG activities in new markets and sectors. From 1989 to 1992, Mr. Quille was Director Asset Management LLPISG where he oversaw the Asset Management activities of General Property Trust, the largest public real estate investment trust listed on the Sydney Stock Exchange. He has been active in the strategy creation of Lend Lease Global Property Funds Management operations. Mr. Quille is a Fellow of the Faculty of Building & Associate of the Australian Institute of Building.

     Amber Degnan has been Senior Executive Vice President and Chief Financial Officer of ERE Yarmouth since June 1997, and was formerly a Yarmouth principal with overall responsibility for Investor Reporting

Services, including accounting, tax, financial and performance reporting and corporate governance. Prior to joining Yarmouth in 1990, Ms. Degnan was a Partner with Deloitte & Touche, serving as head of the Southeast Real Estate Group. Ms. Degnan holds a BSM from Syracuse University.

     Samuel F. Hatcher has been Senior Executive Vice President and General Counsel for ERE Yarmouth since June 1997 and, prior thereto, was Executive Vice President and General Counsel of ERE since 1989. Prior to joining ERE, he was a partner in an Atlanta law firm. Mr. Hatcher is also a member of the American College of Real Estate Lawyers. Mr. Hatcher has more than 26 years of legal experience and holds an AB from Davidson College and a JD from Yale Law School.

     Officers, directors and other personnel of the Manager have significant experience in mortgage finance and the operation of commercial real estate, including all of the asset types in which the Company intends to invest; however, they have only limited experience in managing a REIT. See "Risk
Factors -- The Company is Newly Formed and Currently Holds No
Assets -- Uncertainty as to The Company's Ability Successfully to Implement its Operating Policies and Strategies Resulting From its Lack of Operating History."

THE MANAGEMENT AGREEMENT

     The Company will enter into the Management Agreement with the Manager for an initial term expiring two years from the date of the agreement. Thereafter, successive extensions, each for a period not to exceed twenty-four months, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after the initial term upon 60 days written notice by a majority vote of the Independent Directors; provided that the Company shall pay the Manager a termination fee equal to the sum of the base management fee and incentive management fee, if any, earned with respect to the immediately preceding four fiscal quarters. This requirement may adversely affect the Company's ability to terminate the Manager without cause. In addition, Independent Directors of the Company may terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee. If the Management Agreement is terminated for any reason, Lend Lease will have certain registration rights with respect to its Common Stock.

     The Manager at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Company will rely on the Manager's expertise in six principal areas, as described more fully below: (i) portfolio management;
(ii) equity acquisition and loan origination; (iii) equity asset management;
(iv) interim servicing; (v) Special Servicing; and (vi) monitoring servicing. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including:

     PORTFOLIO MANAGEMENT. The Manager will perform portfolio management services on behalf of the Company and the Operating Partnership pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting with the Company on mortgage originations, purchase, sale and leasing opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company. In addition, the Manager will be responsible for:

          (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

          (ii) advising the Company regarding, and arranging for, (A) the issuance of CMOs collateralized by the Company's Mortgage Loans, (B) reverse repurchase agreements on the Company's MBS and (C) other borrowings, as appropriate;

          (iii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

          (iv) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

          (v) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

          (vi) providing executive and administrative personnel with office space and office services required in rendering services to the Company;

          (vii) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

          (viii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

          (ix) preparing on behalf of the Company all reports that are required to be filed with the Commission;

          (x) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

          (xi) counseling the Company in connection with policy decisions to be made by the Board of Directors;

          (xii) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

          (xiii) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company;

          (xiv) providing, arranging and reviewing legal, accounting and tax services for the Company;

          (xv) establishing, maintaining and administering a bank account or accounts in the name of Company at banks to be selected by the Manager, on which the officers of the Manager shall be authorized signatories and shall be responsible for short-term cash management and investment of funds generated by the Company's assets (including, without limitation, the Real Estate Related Assets) on a short-term basis;

          (xvi) (A) causing the timely preparation and filing of all federal, state and local income tax, real estate tax and information returns for the Company and payment of any taxes thereunder due on behalf of Company and, to the extent the Manager deems to be appropriate, shall liaison with tax consultants and legal counsel regarding all tax planning and structuring matters for the Company and (B) performing all administrative work in paying taxes owed, and, where appropriate, seeking refunds of taxes paid;

          (xvii) preparing and maintaining books and records for each Real Estate Related Asset and arranging for the financial statements of the Company to be audited annually in accordance with GAAP by independent public accountants of nationally recognized standing; and

          (xviii) counseling the Company regarding the maintenance of an exemption from investment company status under the Investment Company Act of 1940; and

          (xix) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and income tax regulations promulgated under the Code ("Treasury Regulations") thereunder.

     EQUITY ACQUISITION AND LOAN ORIGINATION. The Manager will locate Opportunistic Real Properties, Subordinated Interests and Mezzanine Investments that will be acquired directly by the Company and will locate commercial Mortgage Loans and Mezzanine Investments that the Company will originate. The Manager will not fund any investments on behalf of the Company. Such services will include developing and maintaining a transaction log and pipeline report(s) for review of potential acquisitions and loans, preparing investment submissions, negotiating and completing purchase and sale agreements, loan applications/commitments, preparing and maintaining competitive pricing information, conducting due diligence, preparing closing papers, and performing all services necessary or appropriate in conjunction with the transaction activities of the Company.

     EQUITY ASSET MANAGEMENT. The Manager will perform the full range of asset management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of Opportunistic Real Properties and Mezzanine Investments and REO Property with equity characteristics. These responsibilities include but are not limited to budgeting, oversight of capital improvement programs, selection of property managers and leasing agents, oversight of property management and leasing activities, liaison with key tenants and joint venture partners and reporting.

     INTERIM SERVICING. The Manager will service and administer the Company's portfolio of Mortgage Loans from origination to securitization. Such servicing activities will be in accordance with the Management Agreement, the terms of the Mortgage Loans, and to the extent consistent with such terms, the usual and customary standards of practice of prudent commercial mortgage lenders and servicers. Activities will include, but not be limited to, the following: collection of Mortgage Loan payments; creation of accounts, including custodial and escrow accounts; deposits into and withdrawals from custodial accounts; deposits into and withdrawals from escrow accounts; approval of and disbursement of funds from escrow accounts; payment of taxes and insurance due on any Mortgage Loans; collection of repair deposits and periodic reserve payments; the enforcement of any due on sale clauses or a negotiation of assumption agreements; monitoring any non-performing loans; bookkeeping and accounting for all Mortgage Loans and accounts; timely remittance of funds to the Company; review of and recommendations as to fire losses, easement problems and condemnation; delinquency and foreclosure procedures with regard to Mortgage Loans; supervision of claims filed under any mortgage insurance policies; enforcement of the obligation of any servicer to repurchase Mortgage Loans; and collection of information and submission of reports pertaining to Mortgage Loans and moneys remitted to the Company. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

     SPECIAL SERVICING. For any Mortgage Loan for which the Manager is not directly providing interim Servicing, the Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of Special Servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; serving as the Company's consultant with respect to the Special Servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers as described below to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is Special Servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

     MONITORING SERVICING. For any Mortgage Loan for which the Manager is not directly providing interim Servicing, the Manager will monitor and administer the servicing of the Company's Mortgage Loans, other than loans pooled to back MBS or pledged to secure MBS. Such monitoring and administrative services will include, but not limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the Mortgage Loans and to moneys remitted to the Manager or the Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage Loans; review of servicers' delinquency, foreclosing and other reports on Mortgage Loans; advising as to and supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from the Company.

MANAGEMENT FEES

     The following table presents all compensation, fees and other benefits (including reimbursement of certain out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement. There are no caps on any category of such compensation, fees or benefits payable under the Management Agreement.


     Assuming that (i) the Company's maximum leverage is fully utilized and (ii) the proceeds raised in this offering and borrowings of the Company are invested equally over the first four quarters of the Company's operations, the maximum base management fee that will be paid to the Manager during the Company's first year of operation is approximately $3.5 million. Assuming that (i) the Company's maximum leverage is fully utilized and (ii) the proceeds raised in this offering and borrowings of the Company are invested equally over the first eight quarters of the Company's operations, the maximum base management fee that will be paid to the Manager during the Company's first year of operation is approximately $2.4 million. The Company does not make any representations as to the length of time that it will take for the Company to fully invest the proceeds of this offering or the likelihood that the assumptions set forth in this paragraph will materialize. The amount of the incentive management fee will vary based upon the Company's Funds From Operations and, consequently, cannot be estimated. The incentive management fee will be payable in addition to the base management fee and could be substantially larger than the base management fee.


FEE                                                               RECIPIENT    PAYOR
---                                                               ----------  -------
Quarterly base management fee(1) equal to the following:

     For the first four fiscal
       quarters................  1.00% per annum of the Average
                                 Invested Assets(2) of the
                                 Company........................  Manager(3)  Company
     During each fiscal quarter
       thereafter..............  0.85% per annum of the Average
                                 Invested Assets up to $1
                                 billion........................  Manager     Company
                                 0.75% per annum of the Average
                                 Invested Assets from $1 billion
                                 to
                                 $1.25 billion..................  Manager     Company
                                 0.50% per annum of the Average
                                 Invested Assets in excess of
                                 $1.25
                                 billion........................  Manager     Company

FEE                                                               RECIPIENT    PAYOR
---                                                               ----------  -------
Quarterly non-cumulative incentive management fee based on the amount, if any, by which the Company's Funds From Operations(4)
and certain net gains exceed a hurdle rate(5)...................  Manager     Company
Termination fee equal to the sum of the base management fee and incentive management fee, if any, earned during the
  immediately preceding four fiscal quarters....................  Manager     Company
Reimbursement of out-of-pocket expenses of the Manager paid to
  third parties(6)..............................................  Manager     Company
Potential fees to affiliates of the Manager(7)..................  Affiliates  Company

---------------

(1) Intended to cover the Manager's costs in providing management services to the Company. Because this amount is based on the invested assets of the Company, it is not currently determinable. In connection with renewal and renegotiation of the Management Agreement, the Board of Directors of the Company may adjust the base management fee in the future to align it more closely with the Manager's actual costs of providing such services. The Manager will pay a portion of this fee to ERE Hyperion for submanagement services performed on behalf of the Company.
(2) The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including a proportionate amount of the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves less (i) uninvested cash balances and (ii) the book value of the Company's CMO liabilities, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.
(3) The Manager is a wholly-owned indirect subsidiary of Lend Lease.
(4) The term "Funds From Operations" as defined by NAREIT means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after deduction of preferred stock dividends, if any, and similar adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.
(5) The quarterly incentive management fee is equal to the product of (A) 25% of the dollar amount by which (1) (a) Funds From Operations (before the incentive fee) of the Company for the applicable quarter per weighted average number of shares of Common Stock outstanding plus (b) gains (or minus losses) from debt restructuring or sales of assets not included in Funds From Operations of the Company for such quarter per weighted average number of shares of Common Stock outstanding, exceed (2) an amount equal to
    (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by
    (b) 25% of the sum of the Ten- Year U.S. Treasury Rate plus four percent, and (B) the weighted average number of shares of Common Stock outstanding. Because this amount is based on the income of the Company, it is not currently determinable. The quarterly incentive fee is non-cumulative. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

(6) There is no cap on the reimbursement of out-of-pocket expenses.
(7) The Manager intends to solicit competitive bids in connection with certain services to be performed on behalf of the Company, including servicing, development and property management. Subject to approval of the Independent Directors, the Company may award such contracts to the Manager and/or affiliates of the Manager that make competitive bids. For example, COMPASS may be retained to perform property management services for the Company. In addition, the Manager or its affiliates may be retained to perform servicing on certain of the Company's Mortgage Loans. However, the Manager is unable to predict with certainty which of its affiliates will perform services for the Company.

     The ability of the Company to generate Funds from Operations in excess of the Ten-Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the above table, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

     The management fees are payable in arrears. The Manager's base and incentive fees will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 60 days after the end of each fiscal quarter.

     The Manager is expected to use the proceeds from its base management fee and incentive compensation in part to pay compensation to its officers who, although they also are officers of the Company, will receive no cash compensation directly from the Company.

STOCK OPTIONS

     The Company intends to adopt the Option Plan, under which the Compensation Committee or, if none, the Board of Directors will be authorized to grant Options to purchase shares of Common Stock (or, if necessary to prevent the recipient from exceeding the Ownership Limitation set forth in the Charter, Units in the Operating Partnership that may be redeemed for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis). See "Operating Partnership Agreement -- Redemption Rights." The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Option Plan will be 2,500,000. The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide incentive for the Manager to enhance the value of the Company's stock.

     To provide an incentive for the Manager to enhance the value of the Common Stock, the Company will grant the Manager Options to purchase 1,166,667 shares of Common Stock (1,313,667 shares if the Underwriters exercise their over-allotment option) or, if necessary to prevent Lend Lease from exceeding the Ownership Limitation set forth in the Charter at such time as it is not publicly held, Units at a price per share equal to the initial public offering price of the Common Stock. One quarter of these Options will become exercisable on each of the four anniversaries of the consummation of this offering.

     ELIGIBILITY AND AWARDS. All employees (including officers), directors and others providing services to the Company, as well as the Manager and employees (including officers) and directors of the Manager (collectively, the "Eligible Recipients"), will be eligible to receive Options at the discretion of the Compensation Committee. In addition, 80% of the Options remaining in the Option Plan following the initial grant of Options to the Manager will be set aside for future Option grants to the Manager. Such reserve does not guarantee that the Manager will be granted such Options. The Compensation Committee will be authorized to determine which Eligible Recipients shall receive Options, and the terms and conditions on which Options shall be granted. The Compensation Committee may grant Options to employees of the Manager, subject to certain limits described in the Option Plan. Options granted pursuant to the Option Plan will be nonqualified stock options. Options granted to individuals pursuant to the Option Plan generally are not transferable except by will or by the applicable laws of descent and distribution. The Manager may transfer its Options to any other Eligible Recipient. Grants of Options under the Option Plan to persons or entities other than employees and directors of the Company may result in a charge against the Company's earnings for financial reporting purposes under GAAP. Any such charge to earnings will be recognized over the period during which such Options become exercisable.

     Upon consummation of this offering and the Private Placement, the Company expects to grant Options to executive officers of the Company (all of whom are employees of the Manager) and to other employees of the Manager. Subject to certain limitations, the number of Options initially granted to the officers of the Company and the Manager will be equal to the number of shares of Common Stock that such individuals purchase in this offering. See "Underwriting." One-fifth of these options will become exercisable on the date of grant and the remaining Options will become exercisable in four equal installments commencing on the first anniversary of the date of grant. Unexercised options will terminate on the tenth anniversary of the consummation of this offering.

     EXERCISE PRICE AND EXERCISABILITY. The exercise price of all Options will be not less than 100% of the fair market value of the Common Stock subject to the Options on the date of grant. All Options will become exercisable as determined by the Compensation Committee at the time of the award. Options granted under the Plan generally will be exercisable in five equal installments on the date of grant and each of the four anniversaries of the date of grant. The exercise price of an Option may be paid by any one or more of the following:
(i) cash or certified check, (ii) shares of Common Stock held more than six months, (iii) cancellation of any indebtedness owed by the Company, (iv) a full-recourse promissory note, if approved by the Committee or (v) a "cashless" exercise pursuant to a sale through a broker of all or a portion of the shares covered by the Option.

     TERMINATION OF EMPLOYMENT. If an Eligible Recipient's affiliation with the Company is terminated for cause or if such Eligible Recipient terminates his affiliation voluntarily, all of such Eligible Recipient's unexercised Options will terminate immediately upon such termination. Except as otherwise determined by the Compensation Committee, if an Eligible Recipient has a termination of affiliation because of death or total and permanent disability or for any other reason (other than a voluntary termination or a termination for cause), all of such Eligible Recipient's unexercised Options may be exercised by the Eligible Recipient or his beneficiary or legal representative to the extent such Options are or become exercisable in accordance with their terms during the shorter of
(i) the one-year period following the Eligible Recipient's death or total and permanent disability or, if longer, a period to be determined by the Board acting in its absolute discretion or (ii) the period of the remaining life of the Option. If an Eligible Recipient has a termination of affiliation for any reason other than death, total and permanent disability, a voluntary termination or a termination for cause, all of such Eligible Recipient's unexercised Options may be exercised by the Eligible Recipient on the date of such termination or during the 90 day period immediately following such termination or, if less, during the remaining life of the Option. Upon termination of the Manager, all Options granted to employees of the Manager will become immediately exercisable for a period of 90 days from such termination.

     AMENDMENT AND TERMINATION. The Board of Directors generally may amend the Option Plan at any time, except that approval by the Company's shareholders will be required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, that materially changes the class of persons eligible to receive such Options, that extends the maximum Option term or that decreases the exercise price of any Option to less than the fair market value of the Common Stock on the date of grant. Shares of Common Stock subject to Options that expire, are terminated or otherwise are surrendered to the Company will be available for issuance in connection with future awards under the Option Plan. No Option term may exceed ten years from the date of grant, and no Option grant may be made under the Option Plan after the tenth anniversary of the date the Option Plan was adopted by the Board of Directors.

LIMITS OF RESPONSIBILITY

     Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. In addition, the Manager does not owe any fiduciary duties to the Company and its shareholders. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's shareholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

     The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria. See "Risk Factors -- Conflicts of Interest in the Business of the Company May Result in Decisions of the Company that Do Not Fully Reflect the Interests of the Shareholders of the Company."

YEAR 2000 ISSUES

     The Manager has made Year 2000 compliance a high priority for replacement applications and is in the process of updating and replacing other applications that are not Year 2000 compliant. The Manager expects to complete the updating of its critical systems no later than December 31, 1998, which will allow for one year of systems testing to resolve any remaining Year 2000 compliance issues. However, if any of the vendors of the Manager's Year 2000 compliant software fail to perform pursuant to their contracts with the Manager, the Manager's Year 2000 compliance could be jeopardized, and could materially adversely affect the Company. The Manager does not believe that the costs to remediate any Year 2000 issues will be material to its business, operations or financial condition, or will have an adverse affect on its clients, including the Company.

                                  THE COMPANY

     Chastain Capital Corporation was incorporated in the State of Georgia on December 16, 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 3424 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326-1113. The Company's telephone number is
(404) 848-8600.

DIRECTORS AND EXECUTIVE OFFICERS

     The following tables set forth certain information about the directors and executive officers of the Company.

DIRECTORS OF THE COMPANY:

NAME                                                   AGE   POSITION(S) HELD
----                                                   ---   ----------------
Matthew Banks........................................  36    Chairman of the Board
Kurt L. Wright.......................................  38    Chief Executive Officer and Director
Harald R. Hansen(1)..................................  67    Director
Elizabeth Kennan(1)..................................  60    Director
W.J. Smith(1)........................................  65    Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

NAME                                                   AGE   POSITION(S) HELD
----                                                   ---   ----------------
Rufus A. Chambers, Jr. ..............................  36    President
D. Michael Jett......................................  48    Chief Operating Officer
Steven G. Grubenhoff.................................  34    Chief Financial Officer
Samuel F. Hatcher....................................  52    Secretary

---------------

(1) Independent Director.

     The Board of Directors has appointed Harald R. Hansen and Elizabeth Kennan to the Audit Committee of the Board of Directors (the "Audit Committee") and W.J. Smith, Harald R. Hansen and Elizabeth Kennan to the Compensation Committee. Mr. Hansen will serve as the initial chairman of the Audit Committee and Mr. Smith will serve as the initial chairman of the Compensation Committee. The Audit Committee will be responsible for recommending to the Board of Directors the firm to be employed as independent auditors of the Company, reviewing with the independent auditor the Company's financial statements and internal accounting controls and the plans and results of the audit engagement, approving the professional services provided by the independent auditor, reviewing the independence of the independent auditor, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Compensation Committee will be responsible for making recommendations, at least annually, to the Board of Directors regarding the policies of the Company relating to, and the amounts and terms of, all compensation of executive officers of the Company and administering and discharging in full the authority of the Board of Directors with respect to the Option Plan.

     The Company does not expect to employ full-time personnel. Instead, it expects to rely on the facilities, personnel and resources of the Manager to conduct its operations. The Company will not compensate the Manager separately for the use of such facilities and personnel. However, to the extent that the Manager's costs increase, it may attempt to renegotiate the base management fee in proportion to such increase. For biographical information on Messrs. Banks and Hatcher, who are also members of the Board of Directors of the Manager, see "Management of Operations -- The Manager."

     Kurt L. Wright has served as Chief Executive Officer of the Company since its inception. Mr. Wright has been Executive Vice President of ERE Yarmouth since April 1997 and currently heads ERE Yarmouth's Mortgage Debt and Public Markets Group, which is responsible for all CMBS and REIT share management, loan originations and securitization and high-yield investing. From 1995 to 1997, he was Senior Vice President responsible for portfolio management for the Buckhead Strategic Fund series and ERE Hyperion Capital Advisors. From 1993 to 1995, Mr. Wright was a Vice President responsible for mortgage research, product development and marketing activities within the Mortgage Investors Group. From 1990 to 1993, he performed real estate market analyses and ad hoc review of client portfolios while a member of ERE's Investment Research Department. Mr. Wright was the founder and Co-Chief Investment Officer of ERE Hyperion, a CMBS manager with over $300 million of assets under management and is a member of the Investment Committee of ERE Rosen, LLC, a REIT securities manager with $500 million of assets under management. From 1988 to 1990, he was a Senior Analyst for the Prudential Realty Group, from 1985 to 1987 he was Treasurer and Controller of Morgan Stanley Real Estate Inc. and from 1981 to 1984 he was an accountant for Deloitte, Haskins & Sells specializing in real estate. Mr. Wright is a Chartered Financial Analyst and a Certified Public Accountant, and is a member of the Editorial Board of Real Estate Capital Markets Report and the Research Committee of the National Council of Real Estate Investment Fiduciaries. Mr. Wright has a BA from Colgate University, an MS from New York University and an MBA from Columbia University.

     Harald R. Hansen has served as a director of the Company since February 1998. He served as chairman of First Union National Bank of Georgia from January 1989 until his retirement in September 1996. From January 1989 to April 1996 he also served as Chief Executive Officer of First Union National Bank of Georgia and prior to that he was executive vice president in charge of the General Banking Group of First Union National Bank of Georgia. Mr. Hansen serves as chairman of the board of directors of the United Way, chairman of the advisory board for the School of Business at Clark Atlanta University, Chairman of the Midtown Alliance and the Chairman of the Atlanta Paralympics Organizing Committee. In addition, he serves on the board of directors of the Atlanta Symphony, the High Museum of Art in Atlanta, the Woodruff Arts Center, the Southern Golf Association, the Georgia State University School of Business and the Fuqua School of Business at Duke University. Mr. Hansen has received numerous honors including the Distinguished Service Award from the Atlanta Business League and the Minority Business Advocate of the Year from the Minority Business Development Agency in Atlanta. Mr. Hansen earned a bachelor's degree from Duke University and served in the U.S. Naval Reserve, the U.S. Marine Corps and is a retired colonel in the U.S. Marine Corps Reserve.

     Elizabeth T. Kennan has served as a director of the Company since February 1998. She has been President Emeritus of Mount Holyoke College since 1995. She was President and Professor of History of Mount Holyoke College from 1978 until 1995. Dr. Kennan has received numerous academic distinctions and fellowships including an Honorary Doctor of Humanities from the University of Hartford, a Doctor of Letters from the University of Massachusetts at Amherst and a Doctor of Laws from Smith College. She has served on various academic boards and national committees including the Board of Directors of the Consortium on Financing Higher Education, the Board of Trustees for the University of Notre Dame and the Governor's Nominating Council. In addition, Dr. Kennan is a director of Talbots Inc., the Putnam Funds, Northeast Utilities, Bell Atlantic Corporation and the Kentucky Home Mutual Life Insurance Company. Dr. Kennan received her undergraduate degree from Mount Holyoke College, a Master of Arts from Oxford University in England and Ph.D. from the University of Washington.

     W.J. Smith has served as a Director of the Company since February 1998 and has been President of W.J.S. & Associates, a company that provides real estate consultant services to public pension funds and real estate advisors to pension funds, since December 1991. From 1964 to 1991 he was employed with the State of California Public Employees Retirement System where he served as Principal Mortgage and Real Estate Investment Officer and head of the Mortgage and Real Estate Equity Departments. Mr. Smith currently serves on the Board of Directors of Shurgard Storage Centers, Franchise Finance Corporation of America, and the PGA Tour Properties Board. In addition, he served two terms on the National Advisory Board of Directors of the Federal National Mortgage Association and eight years on the Advisory Board for the University of California Center for Real Estate and Urban Economics.

     Rufus A. Chambers, Jr. has served as President of the Company since its inception. Mr. Chambers has been Senior Vice President of ERE Yarmouth since July 1996. Mr. Chambers has been responsible for new mortgage business for the Atlanta region, was the portfolio manager of a large loan securitization program and oversaw capital markets activities for ERE's pension fund clients. From 1992 to 1995 he was responsible for new mortgage business underwriting and was portfolio manager for a major corporate pension account, from

1989 to 1991 he worked in the Atlanta Regional Office, from 1987 to 1989 he was a member of ERE's International Group, from 1986 to 1987 he was an appraiser in the Dallas regional office and from 1984 to 1986 he was in the sales area at ERE. Mr. Chambers is Chairman of the Income Property Group of the Mortgage Bankers Association of Georgia and was formerly the President of the Real Estate Group of Atlanta. Mr. Chambers has a BBA from the University of Georgia.

     D. Michael Jett has served as Chief Operating Officer of the Company since its inception. He has been Senior Vice President of ERE Yarmouth since 1992. Since 1995, Mr. Jett has been responsible for coordinating new equity acquisitions for three ERE Yarmouth division offices. Mr. Jett previously headed asset management and value recovery functions, overseeing a team of 95 real estate professionals at EQ Services, ERE's former mortgage servicing affiliate. From 1990 to 1994, Mr. Jett coordinated the national valuation process for the Equitable General Account and the Prime Property Fund. From 1986 to 1990, he was regional manager of valuation services for the Federal Asset Disposition Association, the predecessor to the Resolution Trust Corporation and from 1982 to 1986, he was a senior analyst at Metric Partners (formerly Fox & Carskadon), responsible for sourcing and underwriting apartment acquisitions. Mr. Jett holds the MAI and CRE designations and a BBA in real estate from Georgia State University. He has previously been president of the Counselors of Real Estate, Georgia chapter and a member of the Appraisal Institute's Admissions and Credit Committee.

     Steven G. Grubenhoff has served as Chief Financial Officer of the Company since its inception. He has been a Vice President of ERE Yarmouth since 1995. Mr. Grubenhoff has served as chief financial officer for two commingled opportunistic real estate limited partnerships since 1995. Mr. Grubenhoff's responsibilities have included all financial reporting requirements, developing portfolio financial strategies, ensuring that optimum tax and legal structures are being utilized; performing financial due diligence on new investments and managing interest rate exposures. From 1989 to 1994, he was Vice President of Finance, Controller and Tax Manager for Laing Properties, Inc., a full service real estate company based in Atlanta, Georgia. From 1986 to 1988, he was an Auditor and Tax Senior concentrating in real estate with KPMG Peat Marwick. Mr. Grubenhoff is a Certified Public Accountant and has a BSBA from Ohio State University.

     All members of the Board of Directors (each, a "Director") will be elected at each annual meeting of the Company's shareholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. The Company will pay an annual director's fee to each Independent Director equal to $30,000 per annum, consisting of $15,000 in cash and $15,000 in shares of Common Stock. The number of shares of Common Stock to be awarded to each Independent Director will be determined annually by dividing $15,000 by the average closing price of the Common Stock for the preceding ten business days. The shares of Common Stock will be vested when issued. See "-- Directors Stock Plan." Each Independent Director will be paid a fee of $1,000 for each meeting of the Board of Directors over four attended in person by such Independent Director. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. Affiliated directors will not be separately compensated by the Company.

     Directors and executive officers of the Company will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

     The Charter provides that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the remaining Directors, including a majority of the remaining Independent Directors.

     The Charter provides for the indemnification of the Directors and officers of the Company to the fullest extent permitted by Georgia law. Georgia law generally permits indemnification of directors and officers against certain costs, liabilities and expenses that any such person may incur by reason of serving in such positions as long as such person acts in good faith and in a manner reasonably believed by him (i) to be in the best interests of the Company, when acting in his official capacity and (ii) not opposed to the best interests of the Company in all other cases. Moreover, in the case of any criminal proceedings, such person must have had no reasonable cause to believe the conduct was unlawful. Georgia law also generally permits a corporation to limit or eliminate the damages that may be assessed against a director or officer of a Georgia corporation in an action by, or in the right of, the corporation or its shareholders. The Company has included provisions in its Charter that eliminate the liabilities of Directors and officers in certain actions brought by or on behalf of shareholders. See "Description of Certain Provisions of Georgia Law and the Company's Articles of Incorporation and Bylaws." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTORS STOCK INCENTIVE PLAN

     The Company has adopted a directors stock incentive plan (the "Directors Stock Plan") pursuant to which Common Stock will be issued to each Independent Director as part of their annual director's fee. The purpose of the Directors Stock Plan is to attract and retain Independent Directors, to provide an additional incentive to each Independent Director to work to increase the value of the Common Stock and to provide each Independent Director with a stake in the future of the Company that corresponds to the stake of each of the Company's shareholders. There are 25,000 shares of Common Stock reserved for issuance under the Directors Stock Plan.

     The Directors Stock Plan provides that each Independent Director will receive, as of the consummation of this offering, the number of shares of Common Stock determined by dividing $15,000 by the initial public offering price of a share of Common Stock. Thereafter, each person serving as an Independent Director on the date of the annual meeting of the Board of Directors shall receive the number of shares of Common Stock determined by dividing $15,000 by the "Fair Market Value" of a share of Common Stock as of such date. "Fair Market Value" means the average of the closing price for a share of Common Stock for the ten immediately preceding business days as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing prices, the average of such closing prices as reported by a newspaper or trade journal selected by the Board of Directors. If no newspaper or trade journal reports such closing prices, "Fair Market Value" means the price that the Board of Directors acting in good faith determines that a share of Common Stock might change hands between a willing buyer and a willing seller.

                              DISTRIBUTION POLICY

     In order to avoid corporate income taxation of its earnings, the Company must distribute to its shareholders an amount at least equal to (i) 95% of its "REIT taxable income" (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from Foreclosure Property over the tax imposed on such income by the Code less
(iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Consequences." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of the Company in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full fiscal quarter following the completion of this offering.

     Subject to the distribution requirements referred to in the immediately preceding paragraph, the Company intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Real Estate Related Assets. However, certain distributions may

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

include a return of capital. Such distributions, if any, will be made at the discretion of the Company's Board of Directors.

     It is anticipated that distributions generally will be taxable as ordinary income to non-exempt shareholders of the Company, although a portion of such distributions may be designated by the Company as capital gain dividends or may constitute a return of capital. The Company will furnish annually to each of its shareholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Consequences -- Taxation of the Company" and "Federal Income Tax Consequences -- Taxation of Taxable U.S. Shareholders."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

     Before purchasing any Real Estate Related Asset, the Company, with the assistance of the Manager, will consider the expected yield of the asset and the factors that may influence the yield actually obtained on such asset. "Yield" or "Yield to Maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. These considerations will affect the Company's decision whether to purchase such asset and the price offered for such asset. Despite the Manager's substantial experience in evaluating potential yields on Real Estate Related Assets, there can be no assurance that the Company can make an accurate assessment of the yield to be produced by an asset. Many factors, most of which are beyond the control of the Company, are likely to influence the yield on the Company's investments.

SUBORDINATED INTERESTS

     The Yield to Maturity on any class of Subordinated Interests will depend upon, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related Mortgage Loans (which include both voluntary prepayments by the obligors on the Mortgage Loans and prepayments resulting from liquidations due to defaults and foreclosures).

     The Yield on the Subordinated Interests originated and acquired by the Company will be extremely sensitive to defaults on the Mortgage Loans comprising the Mortgage Collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Subordinated Interests to distributions of principal and interest will be subordinated to all of the more senior classes of securities. Actual losses on the Mortgage Collateral (after default, where the proceeds from the foreclosure sale of the real estate securing the loan are less than the unpaid balance of the mortgage loan plus interest thereon and disposition costs) will be allocated first to the Subordinated Interests and then to the more senior securities. The Subordinated Interests the Company intends to originate and acquire with the proceeds from this offering are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than the more senior securities of such series.

     If the Company originates and acquires Subordinated Interests with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the Mortgage Loans comprising the Mortgage Collateral that is lower than the actual default rate and severity of loss, its yield will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the rate of default and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on CMBS collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of delinquency, severity of loss or the timing of any such losses on Mortgage Loans underlying Subordinated Interests and thus as to the actual Yield received by the Company.

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

     The aggregate amount of distributions on the Company's Subordinated Interests and their Yield also will be affected by the amount and timing of principal prepayments on the Mortgage Loans comprising the Mortgage Collateral. To the extent that more senior tranches of Subordinated Interests are outstanding, all prepayments of principal on the underlying Mortgage Loans typically will be paid to the holders of more senior classes. This subordination of the Subordinated Interests to more senior classes may affect adversely the Yield on the Subordinated Interests originated and acquired by the Company. Even if there are no actual losses on the mortgage loans, interest and principal payments are made on the more senior classes before interest and principal are paid with respect to the Subordinated Interests. Typically, interest deferred on Subordinated Interests is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual Yield on the Company's Subordinated Interests.

     Because the Company will originate and acquire Subordinated Interests at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such Subordinated Interests may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the Servicer, if permitted.

     The timing of any prepayments on the mortgage loans underlying CMBS owned by the Company may significantly affect the Company's Yield to Maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's Yield. The effect on the Company's Yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Because the rate and timing of principal payments on the underlying Mortgage Loans will depend on future events and on a variety of factors, there can be no assurance as to such rate or the timing of principal payments on the Subordinated Interests the Company owns or acquires.

OPPORTUNISTIC REAL PROPERTIES

     The Yield on the Company's investments in Real Properties, including Opportunistic Real Properties, will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. Although the Manager's skills in managing an Opportunistic Real Property may have a strong impact on the Yield of such an investment, the yield of such an investment may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services. See "Risk
Factors -- Risks Related to Investments in Real Property."

MEZZANINE INVESTMENTS

     The Yield to Maturity on the Company's investment in Mezzanine Investments will depend, among other things, upon (i) whether there are any losses on such Mezzanine Investments, (ii) whether and when there are any prepayments of such Mezzanine Investments, (iii) the interest rates on such Mezzanine Investments and (iv) the purchase price of such Mezzanine Investments.

     The Yield to Maturity on all Mezzanine Investments will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults because they generally have higher loan-to-value ratios than traditional Mortgage Loans. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may not be adequate to protect the Company's investment, the Company's yield on such loans is particularly sensitive to defaults.

     If the Company acquires a Mezzanine Investment at a significant discount from its outstanding principal balance and the Company estimates the yield on the Mezzanine Investment based on a faster rate of payment of principal than actually occurs, the Company's Yield on that Mezzanine Investment will be lower than the Company anticipated. Conversely, if the Company acquires a Mezzanine Investment at a significant premium to its outstanding principal balance, estimating the Yield on such Mezzanine Investment based on a slower rate of payment of principal than actually occurs, the Company's yield on that Mezzanine Investment will be lower than anticipated.

     Whether and when there are any principal prepayments on the Mezzanine Investments will be affected by a variety of factors, including, without limitation, the terms of the Mezzanine Investments, the level of prevailing interest rates, the availability of mortgage credit, and economic, tax, legal and other factors. Principal prepayments on Mezzanine Investments secured by multifamily residential and commercial properties are likely to be affected by prepayment premium provisions applicable to each of the Mezzanine Investments, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the Yield to Maturity on Mezzanine Investments may also be affected by any extension of the scheduled maturity dates of the Mezzanine Investments as a result of modifications of the Mezzanine Investments by the servicer, if permitted.

OTHER REAL ESTATE RELATED ASSETS

     CONSTRUCTION LOANS. The yield on the Company's investments in Construction Loans will depend, among other things, upon (i) whether there are any losses on such Construction Loans, (ii) the ability of owners to lease the properties,
(iii) the interest rate on such Construction Loans and (iv) the ability of the borrower to refinance the Construction Loans with permanent financing.

     The Yield to Maturity on all Construction Loans will be sensitive to defaults by the borrowers and the severity of the losses that might result from such defaults because such loans generally have higher loan-to-value ratios than traditional Mortgage Loans. The borrowers generally will have equity investments of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amounts. Because the borrower's equity may not be adequate to protect the Company's investment in a Construction Loan, the Company's Yield on such loans is particularly sensitive to defaults.

     Yield to Maturity on Construction Loans can be reduced by prepayments. Whether and when there are any principal prepayments on the Construction Loans will be affected by a variety of factors, including, without limitation, the terms of the Construction Loans, the level of prevailing interest rates, the availability of mortgage credit, and economic, tax, legal and other factors. Principal prepayments on Construction Loans secured by multifamily residential and commercial properties are likely to be affected by prepayment premium provisions applicable to each of the Construction Loans, and by the extent to which the Special Servicer is able to enforce such prepayment premium provisions. Moreover, the Yield to Maturity on Construction Loans may also be affected by any extension of the scheduled maturity dates of the Construction Loans as a result of modifications of the Construction Loans by the servicer, if permitted.

     AGRICULTURAL LOANS. The Yield on the Company's investments in Agricultural Loans will depend, among other things, upon (i) the interest rate, (ii) the rate of payments of principal, (iii) whether there are any losses on such Agricultural Loans, (iv) social, economic, geographic, climatic, demographic, legal and other factors.

     Yield to Maturity on Agricultural Loans can be reduced by prepayments. A number of social, economic, geographic, climatic, demographic, legal and other factors may influence prepayments, including the age of the Agricultural Loans, the geographic distribution of the mortgaged properties, the payment terms of the Agricultural Loans, the characteristics of the borrowers, weather, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing

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

decisions, the availability of mortgage funds, the extent of the borrowers' net equity in the mortgaged properties and mortgage market interest rates in relation to the effective interest rates on the Agricultural Loans. In general, if prevailing interest rates fall significantly below the interest rates on the Agricultural Loans, the Agricultural Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Agricultural Loans. Conversely, if prevailing interest rates rise above the interest rates on the Agricultural Loans, the rate of prepayment would be expected to decrease. There can be no certainty as to the rate of prepayments on the Agricultural Loans during any period or over the life of the Guaranteed Certificates. The rate of default on the Agricultural Loans will also affect the rate of payment of principal on the Agricultural Loans. Prepayments, liquidations and repurchases of the Agricultural Loans will result in distributions to holders of amounts which would otherwise be distributed over the remaining terms of the Agricultural Loans.

     IOS AND INVERSE IOS. The Company's earnings resulting from its investments in IOs and Inverse IOs will be extremely sensitive to changes in the prepayment rates on the underlying Mortgage Loans, and investments in Inverse IOs will be very sensitive to changes in the index used to calculate the interest on such classes.

     The Yield on IOs declines as prepayments on the underlying Mortgage Loans increase. As market interest rates decline, prepayments on the underlying loans typically increase as borrowers refinance their mortgage loans, although commercial and multifamily loans typically have provisions that prohibit or provide disincentives for prepayments for specified periods. Prepayment rates on Mortgage Loans on which there is no prepayment penalty or prepayment "lock out" period (as is typical for single-family residential loans) may be particularly sensitive to changes in interest rates and, therefore, quite volatile. Faster than anticipated prepayment rates can result in a loss of part or all of the purchase price for the IO.

     The Company intends to invest in Inverse IOs solely for the purpose of hedging the Company's portfolio of IOs. In general, interest on an Inverse IO is payable at a floating rate that varies inversely with (and often at a multiple of) a specified index, such as the prime rate, one-month, three-month or six-month London Interbank Offering Rate for one-month U.S. Dollar deposits ("LIBOR"), or a U.S. Treasury rate. Generally, if the index exceeds a certain level, the Inverse IO receives no payments. Moreover, Inverse IOs generally have a cap on the interest rate payable on such class.

     Investors in Inverse IOs are subject to the risk that higher than anticipated levels of the index could result in actual yields to investors that are significantly lower than the anticipated Yields, and that the interest rate on the class will be 0% at or above specified levels of the index. In addition, the interest rate on an Inverse IO cannot exceed its specified maximum rate, regardless of the level of the index. Further, high levels of the index (especially in combination with fast prepayment rates on the Mortgage Loans) may result in the failure of the Company to recover fully its investments in Inverse IOs. For example, the holder of an Inverse IO with a per annum interest rate equal to 8.5% minus one-month LIBOR, subject to a maximum rate of 8.5%, would receive no interest if one-month LIBOR were to equal or exceed 8.5%. Moreover, under no circumstance will such Inverse IO accrue interest at a rate greater than 8.5% per annum.

     Changes in the index may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of the index, thereby compounding the negative effects of each separate factor on the Yields to investors in the Inverse IOs. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of the index.

     It is highly unlikely that the index will remain constant at any level. The timing of changes in the level of the index may affect the actual Yield to the Company, even if the average level is consistent with the Company's expectation. In general, the earlier a change in the level of the index, the greater the effect on the Company's Yield. As a result, the effect on the Company's Yield of the index level that is higher (or lower) than the rate anticipated by the Company during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

     The Company has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its "REIT taxable income," subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from (i) ownership of Subordinated Interests; (ii) ownership of Mezzanine Investments; (iii) ownership of Opportunistic Real Properties; (iv) ownership of Other Real Estate Related Assets and (v) interest and revenues from other (generally short-term) investments. See "Distribution Policy" and "Federal Income Tax Considerations."

     The Company currently has only nominal assets. The principal sources of the Company's funds will be the proceeds of this offering, borrowings under the Warehouse Line (as defined below) and the Credit Facility (as defined below), additional bank borrowings, commercial paper borrowings, Mortgage Loans on the Company's real estate and future equity offerings.

     WAREHOUSE LINE. Morgan Stanley Mortgage Capital, Inc. ("MSMC") is prepared to extend to the Company a $250 million warehouse loan facility (the "Warehouse Line"). The facility will offer funding of eligible Mortgage Loans originated or purchased by the Company and secured by multi-family or commercial real property. Eligible Mortgage Loans are those which (a) conform to the Company's underwriting guidelines, (b) have a principal balance of $1.5 million or more, and (c) comply with certain representations and warranties set forth in the loan agreement. The term of the Warehouse Line is for one year, renewable annually. The Company has the option of financing the mortgage loans at either a daily LIBOR rate (based on 30 day LIBOR), or at 60 or 90 day LIBOR, plus a fixed spread over the applicable index. The loan facility is prepayable in whole or in part without penalty and it requires that the borrowing base equal 95% of the market value of the pledged mortgage loans. If a borrowing base deficiency occurs, the Company will be required to pledge additional mortgage loans as collateral or prepay a portion of the outstanding loan. Economic terms of this credit facility have been agreed upon but final documents have not yet been executed.

     CREDIT FACILITY. Morgan Guaranty Trust Company of New York ("JP Morgan") is prepared to extend a warehouse loan and asset facility for one year (renewable annually by the parties) to finance eligible Mortgage Loans and Mezzanine Loans originated by the Company, CMBS retained by the Company from its securitizations of Mortgage Loans and Mezzanine Loans, and CMBS purchased from unrelated securitizations, Opportunistic Real Properties and distressed debt. The committed amount of the facility is $450 million. JP Morgan will advance varying percentages against the value of the related asset and there are restrictions on the amount of each asset type that may be financed at any one time under the facility. The interest rate on advances outstanding under the Credit Facility is a LIBOR-based rate with margins that vary according to asset type and, with respect to Mortgage Loans, whether 80%, 85% or 95% of the value thereof is advanced. As with the Warehouse Lines, the Credit Facility permits funding of loans and requires that the Company, in the event the aggregate collateral value declines, either pay down the outstanding advances or pledge additional collateral. Economic terms of this credit facility have been agreed upon but final documents have not yet been executed.

     In addition, JP Morgan is prepared to purchase eligible Mortgage Loans immediately after origination by ERE Yarmouth until this offering has been consummated and the Company is able to originate Mortgage Loans. The eligibility requirements for the Mortgage Loans would be similar to the requirements in the Warehouse Line described below, except that there will be no minimum loan size. JP Morgan will, simultaneously with the execution of the Mortgage Loan purchase agreement, grant the Company an option to purchase all of the loans purchased by JP Morgan by the earlier of 25 days from consummation of this offering or May 15, 1998 for a purchase price to be determined based on interest rate movement during the option period. The Mortgage Loans would be serviced by ERE Yarmouth pursuant to a separate servicing agreement. If the Company does not exercise the option, JP Morgan would continue to own the mortgage loans. Due diligence costs to underwrite the Mortgage Loans would be borne by the Company if it exercises its option. ERE Yarmouth has not yet identified any of such loans, and there can be no assurance that it will identify any

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

such loans prior to consummation of this offering. Economic terms of this credit facility have been agreed upon but final documents have not yet been executed.

     Management believes that the net proceeds of this offering, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements. See "Operating Policies and Objectives" and "Use of Proceeds."

                          DESCRIPTION OF CAPITAL STOCK
GENERAL


     The Charter provides that the Company may issue up to 225,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). Upon consummation of this offering and the Private Placement, 8,977,778 shares of Common Stock will be issued and outstanding, 2,500,000 shares of Common Stock will be reserved for issuance upon exercise of options, and no Preferred Stock will be issued and outstanding.


COMMON STOCK

     All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon consummation of this offering. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay four regular quarterly dividends. To the extent necessary to maintain its REIT qualification or to avoid a corporate level tax in any particular year, the Company will declare a fifth, special dividend.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. Because there is no cumulative voting in the election of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of holders of the Common Stock, including the provisions specifying the vote required by security holders to take action, see "Certain Provisions of Georgia Law and of the Company's Articles of Incorporation and Bylaws."

     No holder of any Common Stock shall have any preemptive right to subscribe for a purchase of any stock or other securities of the Company other than such, if any, as the Board of Directors, in its sole discretion, may determine.

     Certain provisions of the Charter and Bylaws and certain provisions of Georgia law could have the effect of delaying, deferring or preventing a change in control of the Company. See "Certain Provisions of Georgia Law and of the Company's Articles of Incorporation and Bylaws."

PREFERRED STOCK

     Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding.

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

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The Charter contains certain restrictions on the number of shares of Common Stock that shareholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its first year as a REIT). The capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than its first year as a REIT) or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Charter contains restrictions on the ownership and transfer of capital stock intended to ensure compliance with these requirements. See "Federal Income Tax Consequences -- Requirements for Qualification."


     The Ownership Limitation provides that, subject to certain exceptions specified in the Charter, no person may own, actually and constructively under the applicable attribution provisions of the Code, more than 9.8% of the total number outstanding shares of any class of capital stock of the Company (except for Lend Lease and its affiliates so long as Lend Lease is "publicly held"). The Charter provides that Lend Lease will be considered to be "publicly held" so long as no more than 20% of its outstanding capital stock is owned, directly or indirectly, by any one individual.


     The Board of Directors may (but in no event will be required to) waive the Ownership Limitation with respect to a holder if it determines that such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

     The Charter also prohibits ownership of any shares of Common Stock by a "Disqualified Organization," which is defined under Section 860E of the Code to include the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). This restriction is designed to prevent the Company from becoming subject to a corporate-level tax with respect to any part of Excess Inclusion that may be derived by the Company from REMIC Residual Interests and which is allocable to stock of the Company held by a Disqualified Organization. Any such tax would reduce the cash available for distribution from the Company to all shareholders. See "Federal Income Tax Consequences -- Taxation of the Company." The Board of Directors may (but in no event will be required to) waive the prohibition against stock ownership by a Disqualified Organization, subject to whatever conditions and limitations as the Board of Directors, in its sole discretion, might impose.

     If any purported transfer of capital stock of the Company or any other event would result in any Disqualified Organization owning any shares of capital stock of the Company, or any person or entity holding shares of capital stock of the Company in excess of the applicable Ownership Limitation, then any such purported transfer will be null and void as to that number of shares in excess of such Ownership Limitation (or such number of shares that otherwise would be owned by a Disqualified Organization), and the purported transferee (the "Prohibited Transferee") shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. In addition, if any purported transfer of capital stock or any other event would cause (i) the Company to be "closely held" under Section 856(h) of the Code, or (ii) the Company's capital stock to be owned by fewer than 100 persons, then any such purported transfer will be null and void as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares.

     Any such excess shares described above (other than shares the transfer of which would cause the Company's capital stock to be owned by fewer than 100 persons) will be transferred automatically, by operation of law, to a Trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). The trustee of the Trust will be empowered to sell such excess shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price

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

paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such excess to the lesser of the fair market value of such excess shares of the date of such event or the sales proceeds received by the trust for such excess shares. Prior to a sale of any such excess shares by the Trust, the trustee will be entitled to receive, in trust for the benefit of the beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares.

     All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

     Every owner of more than 1% (or such lower percentage as may be required by the Code or Treasury Regulations) of the outstanding shares of capital stock of the Company must file a written notice with the Company containing the information specified in the Charter no later than January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

     The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

REGISTRATION RIGHTS


     In connection with the issuance of shares of Common Stock to FBR Asset Investment Corporation, the Company has agreed to enter into a registration rights agreement (the "FBR Registration Rights Agreement") granting FBR Asset Investment Corporation certain registration rights with respect to the shares of Common Stock. The FBR Registration Rights Agreement provides that from and after the one year anniversary of the consummation of this offering, FBR Asset Investment Corporation will have unlimited piggyback registration rights, subject to certain conditions, and may require the Company to file a shelf registration statement on Form S-3 relating to the Common Stock held by FBR Asset Investment Corporation. The Company may prohibit offers and sales of securities pursuant to such registration statement under certain circumstances. The Company has also agreed to pay the costs and expenses of each such registration effected under the FBR Registration Rights Agreement, other than underwriting discounts and commissions.


     In connection with the sale of shares of Common Stock to a subsidiary of Lend Lease, the Company has agreed to enter into a registration rights agreement (the "Lend Lease Registration Rights Agreement") granting Lend Lease certain registration rights with respect to the shares of Common Stock. The Lend Lease Registration Rights Agreement provides that from and after the two year anniversary of the consummation of this offering, Lend Lease will have unlimited piggyback registration rights, subject to certain conditions. In addition, if ERE Yarmouth ceases to act as manager of the Company, Lend Lease may require the Company to file a shelf registration statement on Form S-3 relating to the Common Stock. The Company may defer filing the shelf registration statement under certain circumstances. The Company has also agreed to pay the costs and expenses of such shelf registration statement, other than underwriting discounts and commissions.

DIVIDEND REINVESTMENT PLAN

     The Company may implement a dividend reinvestment plan whereby shareholders may automatically reinvest their dividends in the Company's Common Stock. Details about any such plan would be sent to the Company's shareholders following adoption thereof by the Board of Directors.

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

REPORTS TO SHAREHOLDERS

     The Company will furnish its shareholders with annual reports containing information regarding the business and performance of the Company, including audited financial statements certified by independent public accountants.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is First Union Shareholder Services.

LISTING OF THE COMMON STOCK

     The Company's Common Stock has been approved for listing on the Nasdaq National Market under the symbol "CHAS."

                     CERTAIN PROVISIONS OF GEORGIA LAW AND
             OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     The Company believes that the following is a summary of the material terms of provisions of Georgia law and of the Charter and Bylaws of the Company. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and Bylaws of the Company. Certain provisions of Georgia law and the Charter and Bylaws are described elsewhere in this Prospectus. The Charter and Bylaws became effective on December 16, 1997.

BOARD OF DIRECTORS

     The Bylaws provide that the number of Directors of the Company may be established by the Board of Directors and shall initially consist of five persons. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors.

     The Company's Bylaws also provide that a Director may be removed with or without cause with the affirmative vote of at least a majority of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provisions of the Bylaws authorizing the Board of Directors to fill vacant directorships, as a practical matter precludes the Company's shareholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

AMENDMENT

     The Charter may be amended by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock (and majority of the outstanding shares of Preferred Stock, if any, to the extent that such amendment would materially adversely affect the holders of the Preferred Stock), with the shareholders voting as a class with one vote per share; provided, that the Charter provision relating to the Company's election to be taxed as a REIT shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of directors voting as a class. The Company's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, however, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

GEORGIA ANTI-TAKEOVER STATUTES

     The Georgia Business Corporation Code ("GBCC") restricts certain business combinations with any holder of more than 10% of any class of outstanding voting shares of company (an "interested shareholder") and contains fair price requirements applicable to certain mergers with certain "interested shareholders" that are summarized below. In accordance with the provisions of these statutes, the Company must elect to be covered by the restrictions imposed by these statutes. The Company has not elected to be covered by such restrictions.

     Sections 14-2-1131 to 14-2-1133 of the GBCC (the "Business Combination Statute") regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, as the Company does, and where the acquiror became an "interested shareholder" of the corporation, unless either (i) the transaction resulting in such acquiror becoming an "interested shareholder" or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder, or (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an interested shareholder. For purposes of this statute, an "interested shareholder" generally is any person who directly or indirectly, alone or in the concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The law prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder. The law restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

     Sections 14-2-1110 to 14-2-1113 of the GBCC (the "Fair Price Statute") prohibits certain business combinations between a Georgia business corporation and an interested shareholder. The Fair Price Statute would permit the business combination to be effected if (i) certain "fair price" criteria are satisfied,
(ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder, or (iv) the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in a twelve-month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

     The anti-takeover statutes of the GBCC, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

OPERATIONS

     The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such shareholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                     COMMON STOCK AVAILABLE FOR FUTURE SALE


     Upon consummation of this offering, the Company will have outstanding (including shares reserved for issuance upon exercise of outstanding options) 8,977,778 shares of Common Stock. The 7,380,000 shares of Common Stock issued in this offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to certain Ownership Limitations set forth in the Charter. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."



     Shares of Common Stock issued to holders of Units upon exercise of certain Redemption Rights (as hereinafter defined) will be "restricted" securities under the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. See "Operating Partnership Agreement -- Redemption Rights." The Company has granted the purchasers in the Private Placement registration rights with respect to the 1,597,678 shares of Common Stock to be purchased by them. See "Risk
Factors -- The Company Will Be Subject to Other Risks -- Possible Adverse Effects on Share Price Arising from Shares of Common Stock Eligible for Future Sale" and "Description of Capital Stock -- Registration Rights."


     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Additionally, upon the consummation of this offering and the Private Placement there will be outstanding Options to purchase 1,166,667 shares of Common Stock granted at the initial public offering price, to the Manager, none of which will be exercisable until one year from the date of grant. Upon consummation of this offering and the Private Placement, the Company expects to grant Options to executive officers of the Company (all of whom are employees of the Manager) and to other employees of the Manager. Subject to certain limitations, the number of Options initially granted to the officers of the Company and the Manager will be equal to the number of shares of Common Stock that such individuals purchase in this offering. See "Underwriting." One-fifth of these options will become exercisable on the date of grant and the remaining Options will become exercisable in four equal installments commencing on the first anniversary of the date of grant. Unexercised options will terminate on the tenth anniversary of the consummation of this offering. Within one year of consummation of this offering, the Company intends to file a Registration Statement on Form S-8 with the Commission with respect to shares of Common Stock issuable pursuant to the Option Plan.

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

                        OPERATING PARTNERSHIP AGREEMENT

     The Operating Partnership is a Georgia limited partnership, the General Partner of which is Chastain GP Holdings, Inc., a wholly owned subsidiary of the Company, and the Initial Limited Partner of which is Chastain LP Holdings, Inc., a wholly owned subsidiary of the Company. Because the Company indirectly owns 100% of the partnership interests in the Operating Partnership, the Operating Partnership will be disregarded as a separate entity from the Company for federal income tax purposes unless and until a third party other than either (i) the Company or (ii) a qualified REIT subsidiary of the Company is admitted as a partner in the Operating Partnership. The Company organized the Operating Partnership to provide potential sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. The following is a summary of the material terms of the agreement of limited partnership of the Operating Partnership (the "Operating Partnership Agreement"), some of which may be changed if a seller is admitted as a Partner in the Operating Partnership.

GENERAL

     Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, the Company, by virtue of its ownership of the General Partner, controls the assets and business of the Operating Partnership. However, any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights, (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, requires the consent of the minimum percentages of Limited Partners required under the Georgia Revised Limited Partnership Act, as amended.

GENERAL PARTNER NOT TO WITHDRAW

     The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction.

CAPITAL CONTRIBUTION


     The General Partner holds a 1% general partnership interest in the Operating Partnership, and the Initial Limited Partner holds a 99% limited partnership interest in the Operating Partnership. After the completion of this offering and the Private Placement, the Company will have a total of 8,977,778 shares of Common Stock outstanding and will own, through the General Partner and the Initial Limited Partner, 100% of the Units in the Operating Partnership.


     The Operating Partnership Agreement provides that Units will be issued in exchange for a contribution to the capital of the Operating Partnership, with the number of Units to be determined by the General Partner in its sole discretion.

REDEMPTION RIGHTS

     Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Initial Limited Partner) have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash at the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code or

(iv) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act.

OPERATIONS

     The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal income tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

DISTRIBUTIONS

     The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners pro rata in proportion to their respective percentage interests in the Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

     Income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership.

TERM

     The Operating Partnership will continue until December 31, 2098, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law. The General Partner has the right to extend the term of the Operating Partnership Agreement without the consent of the limited partners.

TAX MATTERS

     Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences that may be relevant to a prospective holder of Common Stock in the Company. King & Spalding, counsel to the Company, has rendered an opinion that the following discussion fairly summarizes the United States federal income tax consequences that are material to a holder of Common Stock, and, to the extent such discussion contains statements of law or legal conclusions, such statements and conclusions are the opinion of King & Spalding. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations and financial institutions or broker-dealers subject to special treatment under the federal income tax laws). As used in this section the term "Company" refers solely to Chastain Capital Corporation.

     The statements in this discussion and the opinion of King & Spalding are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. There can be no assurance that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its first REIT taxable year ending on December 31, 1998. If the Company qualifies under Sections 856 through 860 of the Code for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     King & Spalding has acted as counsel to the Company in connection with this offering and the Company's election to be taxed as a REIT. In the opinion of King & Spalding, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Consequences" are completed by the Company in a timely fashion, commencing with the Company's first REIT taxable year ending on December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that King & Spalding's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct and method of operation of its business. None of the factual assumptions or representations upon which King & Spalding's opinion is based, including such assumptions and representations regarding the actual and proposed method of operation of the Company's business, differs from the statements made in this Prospectus, nor is King & Spalding aware of any facts or circumstances that are inconsistent with such assumptions and representations.

     It also must be emphasized that the Company's qualification and taxation as a REIT depends upon its ability to meet, on a continuing basis through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code that are discussed below. King & Spalding will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failing to qualify as a REIT, see "Federal Income Tax Consequences -- Failure to Qualify."

     As noted above, if the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of Foreclosure Property that is held as inventory or held primarily for sale to customers in the ordinary course of business or
(ii) other nonqualifying income from Foreclosure Property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than Foreclosure Property) held as inventory or held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), the Company will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have been announced but have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by the Company from REMIC Residual Interests equal to the percentage of the stock of the Company held by a Disqualified Organization. Any such tax on the portion of any Excess Inclusion allocable to stock of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all shareholders.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual, and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. The Company will be treated as having satisfied the 5/50 Rule if it has complied with certain Treasury regulations for ascertaining the ownership of its stock for the relevant taxable year and if it did not know (or

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

after the exercise of reasonable diligence would not have known) that its stock was sufficiently closely held during such year to cause it to fail the 5/50 Rule.

     Prior to the consummation of this offering, the Company did not satisfy conditions (v) and (vi) in the preceding paragraph. However, the Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to this offering to allow it to satisfy requirements (v) and
(vi). In addition, the Charter imposes restrictions on the transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital
Stock -- Restrictions on Ownership and Transfer."

     Proposed tax legislation, if enacted, would impose additional stock ownership requirements upon entities that first elect REIT status for taxable years beginning on or after the date of first Congressional committee action. For a description of the effect of this proposed legislation on the Company, see "-- Effect of Proposed Changes in Tax Laws."

     The Company currently has two wholly owned corporate subsidiaries (the General Partner and the Initial Limited Partner), and it may acquire or create additional wholly owned corporate subsidiaries in the future. Section 856(i) of the Code provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation for tax purposes, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is any wholly-owned corporate subsidiary of a REIT. Because the General Partner and the Initial Limited Partner are wholly owned subsidiaries of the Company, such corporations will constitute "qualified REIT subsidiaries." Accordingly, in applying the income and asset tests described below, the General Partner and the Initial Limited Partner will be ignored for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. Neither the General Partner nor the Initial Limited Partner will be subject to federal corporate income taxation, although each may be subject to state and local taxation.

     Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes. Because of the rules described above applicable to a "qualified REIT subsidiary," the Company will be deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes. As a result, in the opinion of King & Spalding, the Operating Partnership will be disregarded as an entity separate from the Company under the Check-the-Box Regulations unless and until a party other than either
(i) the Company or (ii) a qualified REIT subsidiary of the Company is admitted as a partner in the Operating Partnership. At such time, the Operating Partnership will be classified as a partnership for federal income tax purposes, provided that the Operating Partnership does not elect under the Check-the-Box Regulations to be treated as an association taxable as a corporation.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership (based upon the REIT's capital interest in the partnership) and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. If and when the Operating Partnership admits a partner other than the Company or a qualified REIT subsidiary of the Company, the Company's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

     INCOME TESTS. In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and "interest on obligations secured by mortgages on real property or on interests in real property") or temporary investment income. Second, at least
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95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application to the Company of the 75% and 95% tests is discussed below.

     The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued with respect to an obligation secured by a mortgage on real property or an interest in real property generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from such property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the REIT are attributable to rents that would be characterized as "rents from real property" if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

     Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as having received directly its proportionate share of the income of the REMIC. In addition, the Company could be required in certain circumstances to apportion interest income between real and personal property when the income is received with respect to a mortgage loan that is secured by both real property and other property. Such an apportionment could cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

     The interest, OID, and market discount income that the Company derives from its investments in Mortgage Loans, Subordinated Interests, IOs, and Inverse IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% or 95% gross income test. In addition, in some cases, however, the loan amount of a Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Distressed Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

     The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. The Company will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.

     The rent received by the Company from the tenants of its Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the

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Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, owns 10% or more of such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the "independent contractor" requirement does not apply to noncustomary services provided by the Company, the value of which does not exceed 1% of the gross income derived in the taxable year from the property with respect to which the services are provided (the "1% de minimis exception"). For this purpose, such services may not be valued at less than 150% of the Company's direct cost of providing the services.

     The Company has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Finally, the Company has represented that, subject to the 1% de minimis exception, it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

     REITs generally are subject to tax at the maximum corporate rate on (i) any net income derived from Foreclosure Property, other than income that otherwise constitutes qualifying income for purposes of the 75% gross income test (such as "rents from real property" and "interest on obligations secured by mortgages on real property or on interests in real property") and (ii) any gain from the sale or other disposition of Foreclosure Property that is held primarily for sale to customers in the ordinary course of business. Although the income and gain described in (i) and (ii) above are subject to tax, a special rule provides that such income and gain automatically will be treated as qualifying income for purposes of the 75% and 95% gross income tests. "Foreclosure Property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as Foreclosure Property. If necessary to take advantage of the special rule automatically classifying income from Foreclosure Property as qualifying income for purposes of the 75% and 95% gross income tests, or if necessary to avoid the 100% tax on "prohibited transactions" (which is described below), the Company will make a Foreclosure Property election with respect to all property eligible for such election.

     If property is not eligible for the election to be treated as Foreclosure Property ("Ineligible Property") (for example, because the related loan was acquired by the REIT at a time when default was imminent or anticipated), the special rule described in the preceding paragraph will not apply, and income and gain with respect to such Ineligible Property will not automatically constitute qualifying income for purposes of the 75% and 95% gross income tests. The Company anticipates, however, that any income it receives with respect to

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

Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests without regard to the special rule for Foreclosure Property (e.g., it will be either "rents from real property" or "interest on obligations secured by mortgages on real property or on interests in real property").

     Net income derived by a REIT from a "prohibited transaction" is subject to a 100% tax, but is not taken into account for purposes of the 75% and 95% gross income tests. The term "prohibited transaction" generally includes a sale or other disposition of property (other than Foreclosure Property) that is held as inventory or held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Company or the Operating Partnership will be held as inventory or held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's or the Operating Partnership's business. Whether property is held as inventory or held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held as inventory or held "primarily for sale to customers in the ordinary course of a trade or business."

     It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any payment to a REIT under an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument, which is entered into by the REIT in a transaction to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by the REIT to acquire or carry any real estate assets, is treated as qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, the Company may conduct some of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax. The Company's ability to invest in a taxable corporate subsidiary, however, could be affected by certain proposed tax legislation. See "-- Effect of Proposed Changes in Tax Laws."

     If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "Federal Income Tax Consequences -- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

     ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in
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

mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class (which test will of necessity be satisfied if the 75% asset test is satisfied). Third, of the investments included in the 25% asset class, the value of any one issuer's debt and equity securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for interests in any entity treated as a partnership for federal income tax purposes and the Company's interests in the General Partner, the Initial Limited Partner and any other qualified REIT subsidiary). Accordingly, if the Company conducts any of its activities (such as hedging activities that do not give rise to qualifying income) through a corporate subsidiary that is not a qualified REIT subsidiary, the Company will be prohibited from owning more than 10% of the subsidiary's voting securities, and the value of the subsidiary's debt and equity securities owned by the Company may not exceed 5% of the value of the Company's total assets. The Company's ability to invest in a taxable corporate subsidiary, however, could be affected by certain proposed tax legislation. See "-- Effect of Proposed Changes in Tax Laws."

     The Company expects that any Underperforming Real Properties, Subordinated Interests, IOs, Inverse IOs, and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Mortgage Loans, Agricultural Loans, Construction Loans and Mezzanine Investments, for example, also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     DISTRIBUTION REQUIREMENTS. To avoid corporate income taxation on its earnings, the Company must distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from Foreclosure Property, minus (ii) the sum of certain items of noncash income (including OID and Excess Inclusion). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such

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

required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its taxable income. For example, the Company will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its Subordinated Interests. Furthermore, some Mortgage Loans, IOs and Inverse IOs may be deemed to have OID, in which case the Company may be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and Distressed Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. The Company also may recognize Excess Inclusion or other "Phantom Income" from REMIC Residual Interests. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the issue price of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet the annual distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

     RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with such requirements.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

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EFFECT OF PROPOSED CHANGES IN TAX LAWS

     On February 2, 1998, the revenue portion of President Clinton's fiscal 1999 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would affect the tax treatment of REITs in two significant respects. First, the Budget Proposal would prohibit a REIT from owning stock of a corporation (other than a qualified REIT subsidiary) possessing more than 10% of the combined voting power or value of all classes of the corporation's stock. Current law prevents a REIT from owning more than 10% of the outstanding voting securities of a corporation (other than a qualified REIT subsidiary), but does not restrict a REIT's ownership of non-voting securities of a corporation (provided that the value of the corporation's debt and equity securities held by the REIT does not exceed 5% of the total value of the REIT's assets). The provision in the Budget Proposal would apply to corporate stock acquired on or after the date of first Congressional committee action and to stock that was held on such date if (i) the corporation engages in a trade or business that it is not engaged in on such date or (ii) the corporation acquires substantial new assets after that date. If enacted, this provision would restrict the Company's ability to conduct activities giving rise to nonqualifying income through a taxable corporate subsidiary.

     Second, the Budget Proposal would provide, in addition to the 5/50 Rule (see "-- Requirements for Qualification") that no person (including a corporation) could own, actually or by operation of certain attribution rules, stock of a REIT possessing more than 50% of the total combined voting power of all classes of the REIT's voting stock or more than 50% of the total value of the shares of all classes of the REIT's stock. This proposal would apply only to entities electing REIT status for taxable years beginning on or after the date of first Congressional committee action. Consequently, it would not apply to the Company, because the Company's REIT election will apply to its taxable year that began on January 1, 1998. There can be no assurance, however, that if the proposal is enacted it will not have an effective date that would make it applicable to the Company. If any such legislation were enacted, Lend Lease (or any other person) would be prohibited from owning, actually or constructively, more than 50% of the total combined voting power of the Company's voting stock or more than 50% of the total value of the shares of all classes of the Company's stock.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed to the Company's shareholders as a capital gain (to the extent such distributions do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Stock. The tax rate applicable to such gain is described under "--Capital Gains and Losses" below. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Stock, such distributions will be included in income as capital gain, assuming the Common Stock is a capital asset in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company

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during January of the following calendar year. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital or capital gain.

     The Company may elect to treat all or a part of its undistributed net capital gain as if it had been distributed to the Company's shareholders (including for purposes of the 4% excise tax discussed above). If the Company should make such an election, the Company's shareholders would be required to include in their income as long-term capital gain their proportionate share of the Company's undistributed net capital gain, as designated by the Company. Each such shareholder would be deemed to have paid his proportionate share of the income tax imposed on the Company with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder. In addition, the tax basis of the shareholder's stock would be increased by his proportionate share of undistributed net capital gains included in his income less his proportionate share of the income tax imposed on the Company with respect to such gains.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects.

     Because the Company may own some REMIC Residual Interests, it is likely that shareholders will not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a shareholder's dividends that will be subject to this limitation will equal such shareholder's allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a qualified REIT subsidiary) acquires or originates Mortgage Loans and issues non-REMIC CMOs secured by such Mortgage Loans in a debt securitization ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury Regulations, shareholders will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury Regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's shareholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

     In general, any gain or loss realized upon a taxable disposition of the Common Stock by a shareholder who is not a dealer in securities will be treated as a capital gain or loss. Lower marginal tax rates for non-corporate taxpayers may apply in the case of capital gains, depending on the holding period of the shares of the
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

Company's Common Stock that are sold. See "-- Capital Gains and Losses". Any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. The highest marginal income tax rate applicable to a non-corporate taxpayer's ordinary income is 39.6 percent. Any capital gain generally will be taxed to a non-corporate taxpayer at a maximum rate of 20 percent with respect to capital assets held for more than 18 months, and generally will be taxed at a maximum rate of 28 percent with respect to capital assets held for more than one year but not more than 18 months. The tax rates applicable to ordinary income apply to gain attributable to the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than 18 months, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum rate of 25 percent. With respect to distributions designated by a REIT as capital gain dividends, the REIT may also designate (subject to certain limits) whether the dividend is taxable to shareholders as a 20 percent rate distribution, an unrecaptured depreciation distribution taxed at a 25 percent rate, or a 28 percent rate distribution.

     The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by a non-corporate taxpayer. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company will report to its U.S. Shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Treasury Department issued final regulations in October 1997 regarding the backup withholding rules as applied to Non-U.S. Shareholders. The new regulations will alter the current system of backup withholding compliance and generally will be effective for distributions made after December 31, 1998. See "-- Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling,
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

amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income, less direct expenses, derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income, less direct expenses, of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii)the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock.

     Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by the Company from any REMIC Residual Interest that is allocable to stock of the Company held by Disqualified Organizations. (It should be noted, however, that the Charter prohibits Disqualified Organizations from owning any shares of the Company's stock. See "Description of Capital Stock -- Restrictions on Ownership and Transfer.") Any such tax would be deductible by the Company against its income other than Excess Inclusion income with respect to the REMIC Residual Interest.

     If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on shareholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

     The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC Transactions. If such Treasury regulations are issued in the future preventing taxable shareholders from offsetting some percentage of the dividends paid by the Company with deductions or losses from other sources, that same percentage of the Company's dividends would be treated as UBTI for shareholders that are Exempt Organizations. See "-- Taxation of Taxable U.S. Shareholders."

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are neither attributable to gain from sales or exchanges by the Company of U.S. real property interests nor designated by the Company as capital gain dividends or

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

retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of the Company's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to tax at graduated rates in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). The Company will withhold U.S. income tax at the rate of 30% of the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate or exemption applies and the required form (if any) evidencing eligibility for that reduced rate or exemption is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. The IRS issued final regulations in October 1997 that will modify the manner in which the Company complies with its obligations to withhold against distributions to Non-U.S. Shareholders. The new regulations generally will be effective for distributions made after December 31, 1998.

     Any portion of the dividends paid to Non-U.S. Shareholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or for a reduced treaty rate. In addition, if Treasury Regulations that allocate the Company's Excess Inclusion income from non-REMIC transactions among its stockholders ultimately are issued, some percentage of the Company's dividends paid to Non-U.S. Shareholders would not be eligible for exemption from the 30% withholding tax or for a reduced treaty withholding tax rate. See "-- Taxation of Taxable U.S. Shareholders."

     Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but will instead reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will be taxable if the Non-U.S. Shareholder is otherwise subject to tax on any gain realized from the sale or disposition of his shares of Common Stock as described below. Because it generally cannot be determined at the time a distribution is made whether such distribution is in excess of current and accumulated earnings and profits, the Company generally will withhold from such distributions at the rate applicable to dividends. The Company is required to withhold 10% of any distribution to a Non-U.S. Shareholder in excess of the Company's current and accumulated earnings and profits to the extent such shares of Common Stock constitute "U.S. real property interests" under section 897(c) of the Code. Accordingly, although the Company generally intends to withhold at a rate of 30% on the entire amount of the distribution, any portion of the distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%. A Non-U.S. Shareholder may seek a refund of withholding tax from the Service to the extent that the amount withheld from a distribution was, in fact, in excess of the U.S. income tax due with respect to such distribution.

     The Company is required by currently applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. The amount withheld may be credited against the Non-U.S. Shareholder's U.S. federal income tax liability.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under section 897(c) of the Code as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption.

     Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of shares of Common Stock generally will not be subject to U.S. tax unless the Common Stock constitutes a "United States real property interest" within the meaning of section 897 of the Code. The Common Stock will not constitute a "United

States real property interest" so long as the Company qualifies as a "domestically controlled REIT." A domestically controlled REIT is a REIT less than 50% in value of whose stock is held, directly or indirectly, by Non-U.S. Shareholders at all times during a specified testing period. Because the Company will be publicly traded, there can be no assurance that it will qualify as a domestically controlled REIT. If the Company does not qualify (or ceases to qualify) as a domestically controlled REIT, whether gain arising from the sale or exchange of Common Stock by a Non-U.S. Shareholder would be subject to U.S. tax will depend upon the size of the selling Non-U.S. Shareholder's interest in the Company. If gain on the sale or exchange of the Common Stock were subject to tax under section 897 of the Code, then the Non-U.S. Shareholder would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of foreign corporations).

     Gain from the sale or exchange of Common Stock not otherwise taxable under section 897 will be subject to U.S. federal income tax if (i) the investment in Common Stock is treated as effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or
(ii) the Non.-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the individual will be subject to a 30% tax on the individual's capital gains.

STATE AND LOCAL TAXES

     The Company, the General Partner, the Initial Limited Partner, the Operating Partnership or the Company's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

SALE OF THE COMPANY'S PROPERTY

     Any gain realized by the Company on the sale of any property (other than Foreclosure Property) held as inventory or held primarily for sale to customers in the ordinary course of the Company's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Requirements for Qualification -- Income Tests." Any gain realized by the Company on the sale of Foreclosure Property that is held as inventory or that is held primarily for sale to customers in the ordinary course of the Company's trade or business will be subject to tax at the maximum corporate rate. See
"-- Requirements for Qualification -- Income Tests." The Company does not presently intend to acquire or hold properties that constitute inventory or other property held primarily for sale to customers in the ordinary course of the Company's trade or business.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "-- Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of a certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

     The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an Plan or with respect to a Plan or IRA subject to Code section 4975 is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to

ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     If the assets of the Company are deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

     Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

     The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

     The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

     Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS

     The Company intends primarily to acquire Subordinated Interests, Mezzanine Loans and Opportunistic Real Property, but also may acquire Mortgage Loans and other Real Property. Even though the Company will not own Mortgage Loans directly in connection with its acquisition of Subordinated Interests, its return thereon and on Opportunistic Mortgage Loans will depend upon, among other things, the ability of the servicer of the underlying Mortgage Loans to foreclose upon those Mortgage Loans in default and sell the underlying Real Property. There are a number of legal considerations involved in the acquisition of Mortgage Loans or Real Property or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of mortgage-backed securities). The following discussion provides general summaries of certain legal aspects of loans secured by real property and the acquisition of real property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located. The summaries are not based upon opinions of legal counsel.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

     The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

     Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     POST-SALE REDEMPTION. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Any commercial or multi-family residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     COOPERATIVES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of Title 11 of the United States Code, as amended (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Moreover, a junior lienholder may encourage the filing of a bankruptcy petition, or participate in an involuntary filing, in order to stay a senior lienholder from taking action to foreclose out such junior lienholder's interest.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in rents, fees, charges or other revenues from hotels or other properties continues in such rents, fees, charges or other revenues acquired after the filing of a petition in bankruptcy unless the bankruptcy court orders to the contrary "based on the equities of the case."

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust, and such priority generally will be upheld in the event of a bankruptcy filing. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease (except for certain defaults unrelated to breaches of monetary obligations under the lease), compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

     GENERAL. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

     CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

     SUPERLIEN LAWS. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     ADDITIONAL CONSIDERATIONS. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

     ENVIRONMENTAL SITE ASSESSMENTS. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "-- Environmental Risks" and " -- CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

     Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the "Underwriters") and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. are acting as representatives, has severally agreed to purchase, the number of shares of Common Stock offered hereby set forth below opposite its name.


UNDERWRITER                                                   NUMBER OF SHARES
-----------                                                   ----------------
Friedman, Billings, Ramsey & Co., Inc. .....................      4,811,000
EVEREN Securities, Inc......................................      1,203,000
BancAmerica Robertson Stephens..............................        145,000
BT Alex. Brown Incorporated.................................        145,000
Furman Selz LLC.............................................        145,000
Lehman Brothers Inc.........................................        145,000
NationsBanc Montgomery Securities LLC.......................        145,000
PaineWebber Incorporated....................................        145,000
Advest, Inc.................................................         62,000
Interstate/Johnson Lane Corporation.........................         62,000
Janney Montgomery Scott Inc.................................         62,000
Jefferies & Company, Inc....................................         62,000
Ladenburg Thalmann & Co. Inc................................         62,000
Morgan Keegan & Company, Inc................................         62,000
Sterne, Agee & Leach, Inc...................................         62,000
Stifel, Nicolaus & Company, Incorporated....................         62,000
                                                                 ----------
          Total.............................................      7,380,000
                                                                 ==========


     Under the terms and conditions of the agreement pursuant to which the Underwriters will underwrite the Common Stock (the "Underwriting Agreement"), the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased.


     The Underwriters propose initially to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a concession not to exceed $.63 per share of Common Stock. The Underwriters may allow and such dealers may reallow a concession not to exceed $.10 per share of Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters.



     At the request of the Company, the Underwriters have reserved approximately 86,000 shares of Common Stock to be sold in this offering to directors and officers of the Company and Lend Lease and its subsidiaries at the initial public offering price set forth on the cover page of this Prospectus. Subject to certain limitations, such individuals will be granted one Option under the Option Plan for each share of Common Stock purchased in this offering. See "Management of Operations -- Stock Options." Such individuals who buy shares of Common Stock pursuant to such reservation will be required to agree not to offer or sell or contract to sell or otherwise dispose of any Common Stock of the Company without the prior consent of the representatives for a period of one year from the date of the consummation of this offering. In addition, the Underwriters have reserved 356,703 shares to be sold in this offering to ERE Yarmouth Holdings, Inc. at the public offering price, less underwriting discount. No underwriting discount will be paid with respect to such shares. The number of shares of Common Stock available for sale to the general public in this offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.



     The Company has granted to the Underwriters an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional 1,107,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment.

     FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey & Co., Inc. has agreed to purchase 700,000 shares of Common Stock in the Private Placement, representing 7.8% of the shares of Common Stock to be outstanding upon consummation of this offering and the Private Placement, at a purchase price equal to the initial public offering price less underwriting discount.

     The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Prior to this offering, there has been no public market for the shares of Common Stock. The initial public offering price was determined by negotiation between the Company and the representatives of the Underwriters. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Manager and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after this offering will not be lower than the price at which they are sold by the Underwriters.

     The representatives of the Underwriters have informed the Company that the Underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they exercise discretionary authority.

     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for or purchase Common Stock at a price that exceeds the higher independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two-month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

     In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot this Offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase Common Stock in the open market to cover syndicate short positions or to stabilize the price of the Common Stock. Finally, the underwriting syndicate may reclaim selling concessions from syndicate members if the syndicate repurchases previously distributed Common Stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

     In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Reclaiming selling concessions from syndicate members might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Company has agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, other than pursuant to the Option Plan or otherwise dispose of or transfer directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the

Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in case or otherwise; except any Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted pursuant to any stock option or other plan or arrangement described herein or pursuant to a customary dividend reinvestment plan adopted hereafter. Lend Lease has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock acquired upon consummation of this offering without the prior consent of the representatives, for a period of two years from consummation of this offering, provided that the Manager continues to serve as the manager during such period.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by King & Spalding, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

     The consolidated balance sheet of Chastain Capital Corporation and its subsidiaries included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

THE COMPANY

     The Company has filed with the Commission a Registration Statement (of which this Prospectus forms a part) under the Securities Act, with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site that contains the Registration Statement, reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The web site is located at http://www.sec.gov.

     Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants.

LEND LEASE

     Lend Lease is an Australian publicly held corporation that files reports and other information with the Australian Securities Commission. Additional information about Lend Lease may be obtained from the Australian Securities Commission, Level 16 Chifley Tower, 2 Chifley Square, Sydney NSW 2001, GPO Box 4866 or from their web site, which is located at http://www.asc.gov.au.

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

                               GLOSSARY OF TERMS

     Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

     "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

     "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

     "Advisors Act" shall mean the Investment Advisors Act of 1940, as amended.

     "affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

     "Agricultural Loan" shall mean a loan that is secured by agricultural property.

     "Allocation Committee" shall mean the committee that determines the allocation of investments among the Manager's clients.

     "Allocation Process" shall mean the Manager's process of allocating new business opportunities among its various clients without preference being accorded to any particular client.

     "Audit Committee" shall mean the audit committee of the Board of Directors.

     "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including a proportionate amount of the Company's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves less (i) uninvested cash balances and (ii) the book value of the Company's CMO liabilities, computed by taking the daily average of such values during such period.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Beneficiary" shall mean a qualified charitable organization selected by the Company to be the beneficiary of the Trust.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Budget Proposal" shall mean the revenue portion of President Clinton's fiscal 1999 budget proposal released on February 2, 1998.

     "Business Combination Statute" shall mean sections 14-2-1131 to 14-2-1133 of the GBCC.

     "Bylaws" shall mean the Bylaws of the Company.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Charter" shall mean the Articles of Incorporation of the Company.

     "Chastain" shall mean Chastain Capital Corporation, a Georgia corporation.

     "Check-the-Box Regulations" shall mean the Treasury Regulations effective January 1, 1997 relating to entity classification.

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

     "Closing Price" shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market.

     "CMBS" shall mean commercial, multifamily or agricultural MBS.

     "CMO or CMO Bonds" shall mean collateralized mortgage obligations which are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or MBS.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Column Financial" shall mean Column Financial, Inc.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

     "Company" shall mean Chastain Capital Corporation, a Georgia corporation, together with its subsidiaries, unless the context indicates otherwise.

     "Company Expenses" shall mean all administrative costs and expenses of the Company and the General Partner.

     "COMPASS" means Compass Management and Leasing, Inc., an affiliate of the Manager.

     "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or, if none, the Board of Directors who will be authorized to grant Options pursuant to the Option Plan.

     "Construction Loan" shall mean a loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of Real Property.

     "Credit Facility" shall mean the $450 million warehouse asset facility to be extended by JP Morgan.

     "Crime Control Act" shall mean the Comprehensive Crime Control Act of 1984.

     "Directors" means the members of the Company's Board of Directors.

     "Directors Stock Plan" shall mean a plan pursuant to which Common Stock will be issued to each Independent Director as part of their annual director's fee.

     "Disqualified Organization" shall mean the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, any rural electrical or telephone cooperative, or any other entity specified in section 860E of the Code.

     "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

     "Distressed Real Property" shall mean REO Property and properties that are at a low point in their particular property cycle and require capital and/or professional management to improve their condition, appeal and marketability, but still exhibit good locational characteristics. Distressed Real Property also includes properties that are subject to conflicts among owners, which may lead to lost leasing opportunities due to delays in decisions making, capital programs that lack focus, on site property management that is uncertain as to how to market the asset, or the inability of one or more of the owners to provide its costs of ownership.

     "DOL" shall mean the Department of Labor.

     "Eligible Recipients" shall mean all employees (including officers), directors and others providing services to the Company, as well as the Manager and employees (including officers) and directors of the Manager who are eligible to receive Options at the discretion of the Compensation Committee.

     "EQ Services" shall mean EQ Services Inc., an affiliate of ERE that provided servicing for commercial mortgage backed securities and third party client portfolios.

     "Equitable Companies" shall mean The Equitable Companies Incorporated.

     "Equitable Life" shall mean The Equitable Life Assurance Society of the United States.

     "ERE" shall mean Equitable Real Estate Investment Management Co., Inc.

     "ERE Acquisition" shall mean Lend Lease's purchase of ERE from the Equitable Companies Incorporated in June 1997.

     "ERE Hyperion" shall mean Equitable Real Estate Hyperion Capital Advisors, LLC.

     "ERE Yarmouth" shall mean ERE Yarmouth, Inc.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

     "Fair Price Statute" shall mean sections 14-2-1110 to 14-2-1113 of the GBCC.

     "Farmer Mac" shall mean Federal Agricultural Mortgage Corporation.

     "FBR" shall mean Friedman, Billings, Ramsey & Co., Inc.

     "FBR Registration Rights Agreement" shall mean the registration rights agreement the Company will enter into with FBR Asset Investment Corporation upon consummation of the Private Placement.

     "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of
1980.

     "Foreclosure Property" shall mean any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property.

     "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, and after deduction of preferred stock dividends, if any, and adjustments for unconsolidated partnerships and joint ventures.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "Garn Act" shall mean the Garn-St Germain Depository Institutions Act of 1982.

     "General Partner" shall mean Chastain GP Holdings, Inc., as the sole general partner of the Operating Partnership.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations.

     "High Yield Real Property" shall mean performing Real Property which may present opportunities for high risk-adjusted returns.

     "Hyperion" shall mean Hyperion Capital Management, Inc.

     "Independent Director" shall mean a director who is not an affiliate of Lend Lease, the Manager or the Company.

     "Ineligible Property" shall mean property not eligible for election to be treated as Foreclosure Property.

     "Initial Limited Partner" shall mean Chastain LP Holdings, Inc., as limited partner of the Operating Partnership.

     "Interested Shareholder" shall mean any holder of more than 10% of any class of outstanding voting shares of the Company.

     "Inverse IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

     "Investment Committee" shall mean the investment committee of the Manager.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IO" shall mean a class of MBS that is entitled to only payments of interest and no (or only nominal) distributions of principal.

     "IRA" shall mean an individual retirement account.

     "JP Morgan" shall mean Morgan Guaranty Trust Company of New York.

     "Lease" shall mean, with respect to each Mortgaged Property or Real Property, the agreement pursuant to which the Borrower rents and leases to the Lessee and the Lessee rents and leases from the Borrower, such Mortgaged Property or Real Property.

     "Lend Lease" shall mean Lend Lease Corporation Limited.

     "Lend Lease Registration Rights Agreement" shall mean the registration rights agreement the Company will enter into with Lend Lease upon consummation of the Private Placement.

     "LIBOR" shall mean the London Interbank Offering Rate for one-month U.S. Dollar deposits.

     "Limited Partners" shall mean the Initial Limited Partner and any additional persons admitted as limited partners of the Operating Partnership.

     "LLPISG" shall mean Lend Lease Property Investment Services.

     "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager performs various services for the Company.

     "Manager" shall mean ERE Yarmouth.

     "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

     "MBS" shall mean mortgage-backed securities or collateralized mortgage obligations.

     "Mezzanine Investment" shall mean a loan secured by a lien on Real Property that is subordinate to a lien on such Real Property securing another loan. Mezzanine Investments may also take the form of preferred equity and will have a claim against both the operating cash flow and liquidation proceeds from the specific real estate assets.

     "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of MBS.

     "Mortgage Loan" shall mean a mortgage loan underlying a series of MBS or a whole commercial or multifamily mortgage loan held by the Company, as the context indicates.

     "Mortgaged Property" shall mean the real property securing a mortgage loan.

     "Mortgage Seller" shall mean a seller of Mortgage Loans.

     "MSMC" shall mean Morgan Stanley Mortgage Capital, Inc.

     "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

     "Net income" shall mean the income of the Company as reported for federal income tax purposes before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

     "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

     "Nonperforming Mortgage Loans" shall mean commercial and multifamily mortgage loans for which the payment of principal and interest is more than 90 days delinquent.

     "Non-REMIC Transaction" shall mean acquiring or originating Mortgage Loans and issuing non-REMIC CMOs secured by such Mortgage Loans in a debt securitization.

     "Non-U.S. Shareholders" shall mean nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

     "Offering Price" shall mean the initial offering price per share to the public of the Common Stock offered hereby as set forth on the cover page of the Company's final prospectus.

     "OID" shall mean original issue discount.

     "Operating Partnership" shall mean Chastain Capital Investments, L.P.

     "Operating Partnership Agreement" shall mean the agreement of limited partnership of the Operating Partnership, as amended from time to time.

     "Opportunistic Real Properties" shall mean Distressed Real Property, High Yield Real Property and Distressed Mortgage Loans.

     "Options" shall mean the right to purchase shares of Common Stock or, if necessary to prevent the recipient from exceeding the Ownership Limitation, Units in the Operating Partnership that may be redeemed for cash or at the election of the General Partner, shares of Common Stock on a one-for-one basis pursuant to the Option Plan.

     "Option Plan" shall mean an incentive plan which provides for options to purchase shares of Common Stock or Units.

     "Other Real Estate Related Assets" shall mean real estate related assets other than Subordinated Interests, Mezzanine Investments and Opportunistic Real Properties, including, without limitation, other classes of MBS and other interests in real estate.

     "OTS" shall mean the Office of Thrift Supervision.


     "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.8% of the total number of outstanding shares of any class of capital stock of the Company by any shareholder (except for Lend Lease or its affiliates so long as Lend Lease is publicly held) unless waived by the Board of Directors. The Charter provides that Lend Lease will be considered to be "publicly held" so long as no more than 20% of its outstanding capital stock is owned, directly or indirectly, by any one individual.


     "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

     "Phantom Income" shall mean income for federal income tax purposes recognized in advance of cash receipts.

     "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

     "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

     "Preferred Stock" shall mean the preferred stock of the Company, $0.01 par value per share.


     "Private Placement" shall mean the offering by the Company in a separate transaction at the public offering price less underwriting discounts and commissions of 1,597,678 shares of Common Stock to Yarmouth Lend Lease Holdings, Inc., a wholly-owned indirect subsidiary of Lend Lease, and 700,000 shares of Common Stock to FBR Asset Investment Corporation.


     "Programs" shall mean funds managed by ERE Yarmouth that are discretionary and commingled and have similar investment objectives to those of the Company.

     "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

     "Prohibited Transferee" shall mean a person or entity who would hold shares of capital stock of the Company in excess of the applicable Ownership Limitation as a result of a purported transfer of capital stock of the Company or any other event.

     "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

     "Real Estate Related Assets" shall mean Subordinated Interests and other classes of CMBS, Mortgage Loans (including Distressed Mortgage Loans), Opportunistic Real Properties, Mezzanine Investments and Other Real Estate Related Assets.

     "Real Property" shall mean commercial and multifamily real property owned by the Company.

     "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy or special hazards.

     "Redemption Rights" shall mean the rights that it is anticipated the Limited Partners (other than the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to redeem all or a portion of their interests in the Operating Partnership for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

     "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

     "Related Party Tenant" shall mean a tenant of the Company or the Operating Partnership in which the Company owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

     "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

     "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

     "Rent" shall mean rent received by the Company from tenants of Real Property owned by the Company.

     "REO Property" shall mean real property acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

     "RICO" shall mean the Racketeer Influenced and Corrupt Organizations laws, 18 U.S.C.A. Section 1961, et seq.

     "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SAIF" shall mean the Savings Association Insurance Fund.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Service" shall mean the Internal Revenue Service.

     "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of the Company being held by fewer than 100 persons, result in the Company being "closely held," or cause the Company to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

     "Special Servicer" shall mean a company that engages in Special Servicing.

     "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

     "Sub IO" shall mean an IO with characteristics of a Subordinated Interest.

     "Subordinated Interests" shall mean classes of MBS that are subordinated in right of payments of principal and interest to more senior classes and absorb the first losses on the underlying mortgage loans.

     "Sub-performing Mortgage Loans" shall mean loans for which default is likely or imminent or loans to which the borrower is currently making monthly payments in accordance with a forebearance plan.

     "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

     "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

     "Trust" shall mean a trust created in the event of a purported transfer of capital stock of the Company that would result in the Company's failure to qualify as a REIT under the Code.

     "UBTI" shall mean unrelated business taxable income.

     "UBTI Percentage" shall mean the gross income, less direct expenses, derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income, less direct expenses, of the Company for the year in which the dividends are paid.

     "UCC" shall mean the Uniform Commercial Code.

     "Unaffiliated Director" shall mean, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Unaffiliated Directors then on the Board.

     "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. and each of the underwriters for whom Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. are acting as representatives.

     "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

     "Units" shall mean units of limited partnership interest in the Operating Partnership.

     "Warehouse Line" shall mean the $250 million warehouse loan facility to be extended by MSMC.

     "Yarmouth" shall mean The Yarmouth Group, Inc.

     "Yield" or "Yield to Maturity" shall mean the interest rate that will cause the present value of the future cash flow from an investment to equal its price.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder of Chastain Capital Corporation
Atlanta, Georgia

     We have audited the accompanying consolidated balance sheet of Chastain Capital Corporation and subsidiaries as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 26, 1998

                          CHASTAIN CAPITAL CORPORATION

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997

Cash........................................................  $1,000
                                                              ------
          Total assets......................................  $1,000
                                                              ======
Shareholder's equity:
  Preferred stock, $0.01 par value, authorized 25,000,000
     shares, no shares issued...............................       0
  Common stock, $0.01 par value, authorized 200,000,000
     shares, 100 shares issued and outstanding..............       1
  Additional paid-in capital................................     999
                                                              ------
          Total shareholders' equity........................  $1,000
                                                              ======

                    See accompanying notes to balance sheet.

                          CHASTAIN CAPITAL CORPORATION

                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997

NOTE 1 -- ORGANIZATION

     Chastain Capital Corporation (the "Company") was incorporated in Georgia on December 16, 1997 and was initially capitalized on such date through the sale of 100 shares of Common Stock for $1,000. The Company will seek to originate commercial and multifamily Mortgage Loans for the purpose of issuing collateralized mortgage obligations ("CMOs") collateralized by its Mortgage Loans and retaining the Mortgage Loans subject to the CMO debt. As a result of such transactions, the Company will retain a "first loss" subordinated equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of subordinated interests in commercial mortgage-backed securities ("CMBS"). The Company also intends to acquire subordinated interests in CMBS, originate and acquire Mezzanine Investments and acquire other Real Property.

     Through December 31, 1997, the Company had no operations.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPALS OF CONSOLIDATION

     The consolidated balance sheet of the Company includes the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts have been eliminated in consolidation.

INCOME TAXES

     The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code. As a result, the Company will not be subject to federal income taxation at the corporate level to the extent it distributes annually its predistribution taxable income of at least 95% of its real estate investment trust taxable income so distributable.

INCOME RECOGNITION

     Income and expenses are to be recorded on the accrual basis of accounting.

NOTE 3 -- TRANSACTION WITH AFFILIATES

     The Company intends to enter into a Management Agreement (the "Management Agreement") with ERE Yarmouth (the "Manager"), an indirect wholly-owned subsidiary of Lend Lease, under which the Manager will advise the Company on various facets of its business and manage its day-to-day operations, subject to the supervision of the Company's Board of Directors.

     Pursuant to the Management Agreement, the Company will pay the Manager a quarterly base management fee equal to the following:

For the first four fiscal quarters...  1.00% per annum of the Average Invested Assets of the
                                       Company
During each fiscal quarter
  thereafter.........................  0.85% per annum of the Average Invested Assets up to
                                       $1 billion
                                       0.75% per annum of the Average Invested Assets from
                                       $1 billion to $1.25 billion
                                       0.50% per annum of the Average Invested Assets in
                                       excess of $1.25 billion

     The Management Agreement also provides for a quarterly incentive management fee equal to the product of (A) 25% of the dollar amount by which (1) (a) Funds From Operations (before the incentive fee) of the

                          CHASTAIN CAPITAL CORPORATION

Company for the applicable quarter per weighted average number of shares of Common Stock outstanding plus (b) gains (or minus losses) from debt restructuring or sales of assets not included in Funds From Operations of the Company for such quarter per weighted average number of shares of Common Stock outstanding, exceed (2) an amount equal to (a) the weighted average of the price per share at initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) 25% of the sum of the Ten-Year U.S. Treasury Rate plus four percent, and (B) the weighted average number of shares of Common Stock outstanding.

     In addition, the Management Agreement provides for a termination fee equal to the sum of the base management fee and incentive management fee, if any, earned during the immediately preceding four fiscal quarters.

     The Company intends to adopt a stock option plan to provide a means of incentive compensation for the Manager, whereby the Manager will be granted an option to purchase 1,166,667 shares of Common Stock of the Company exercisable at the initial public offering price. One-fourth of the Manager's options will be exercisable on each of the first four anniversaries of the Closing Date of the initial public offering.


     The Company further intends to issue an aggregate of 1,254,381 shares of Common Stock to ERE Yarmouth Holdings, Inc., an indirect wholly-owned subsidiary of Lend Lease, and 700,000 shares of Common Stock to FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey & Co., Inc., concurrent with the closing of the initial public offering, at the initial public offering price net of any underwriting discount.


NOTE 4 -- PUBLIC OFFERING OF COMMON STOCK


     The Company is in the process of filing a Registration Statement for sale of up to 8,487,000 shares of Common Stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares of Common Stock offered.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

     ERE Yarmouth currently manages real estate oriented funds and accounts for 368 institutional clients. The majority of these management projects involve separate accounts for individual clients tailored to meet specific risk guidelines and rate of return objectives. These accounts are typically not pooled for several clients and, more importantly, ERE Yarmouth does not have investment discretion with respect to these accounts. Typically, ERE Yarmouth presents recommended investments to an investment committee of the client that determines whether or not such an investment is appropriate. ERE Yarmouth has no discretion with respect to these investments. Since these funds and accounts are not commingled and are not discretionary, the Company does not believe prior performance data would be meaningful or relevant to investors in the Company's common stock.

     ERE Yarmouth has managed 20 commingled, discretionary accounts, the prior performance of which the Company believes may be material to an investor in the Company's common stock. These accounts can be divided into two categories.

     Dissimilar Investment Objectives. Of these 20 funds, 11 funds invest primarily "core" real estate assets. "Core" real estate assets are generally defined to mean top quality, highly leased, stabilized institutional grade properties in traditional product types, such as regional malls and central business district office towers that produce stabilized income. These assets do not constitute Opportunistic Real Properties and, accordingly, do not have investment objectives that are similar to those of the Company. The Company intends to invest in Opportunistic Real Properties, which will normally have lower acquisition costs than typical "core" institutional assets or will consist of underperforming or otherwise distressed real property. Because the "core" asset funds have do not have investment objectives that are similar to those of the Company, prior performance information about them is not included in this Prospectus.

     Similar Investment Objectives. The remaining nine funds also are discretionary and commingled. These funds invest in mortgages or real estate that would constitute Opportunistic Real Properties. Accordingly, the Company has determined that the investment objectives of these funds are similar to those of the Company and therefore may be used to evaluate the real estate experience of the Manager and its affiliates. These funds are collectively referred to as the "Programs." Prior performance data regarding the Programs is set forth below. This data is unaudited and has been compiled by the Manager. Statistical information may not be comparable to similar data provided by other funds or entities due to differences in methods of calculation.

     Fund A. Fund A is a commingled, discretionary fund that invests in Distressed Mortgage Loans, Opportunistic Real Properties, Mezzanine Investments and Subordinated Interests. Fund A was closed in October 1995. Fund A has raised approximately $51 million from three investors and through the use of leverage has invested approximately $93.6 million. Fund A has sold two properties.

     Fund B. Fund B is a commingled, discretionary fund that invests in Distressed Mortgage Loans, Opportunistic Real Properties, Mezzanine Investments and Subordinated Interests. Fund B was closed in August 1997. Fund B has raised approximately $50 million from four investors and invested approximately $27.8 million. Fund B has sold no properties.

     Fund C. Fund C is a commingled, discretionary fund that invests in Opportunistic Real Properties and Other Real Estate Related Assets. Fund C was closed in August 1996. Fund C has raised approximately $186.5 million from 17 investors and invested approximately $158.5 million. Fund C has sold no properties.

     Fund D. Fund D is a commingled, discretionary fund that invests in Opportunistic Real Properties and Other Real Estate Related Assets. Fund D was closed in January 1997. Fund D has raised approximately $225 million from 14 investors and invested approximately $214.1 million. Fund D has sold no properties.

     Fund E. Fund E is a commingled, discretionary fund that invests in Opportunistic Real Properties and Distressed Mortgage Loans. Fund E was closed in June 1994. Fund E has raised approximately $295.5 million from 16 investors and through the use of leverage has invested approximately $607.3 million. Fund E has sold two properties.

     Fund F. Fund F is a commingled, discretionary fund that invests in Opportunistic Real Properties and Distressed Mortgage Loans. Fund F was closed in November 1994 and liquidated in December 1997. Fund F has raised approximately $25.5 million from two investors and through the use of leverage has invested approximately $28 million. Fund F has sold 15 properties.

     Fund G. Fund G is an open-ended commingled, discretionary fund that invests primarily in Mortgage Loans on commercial properties. Fund G was closed in December 1994. Fund G has raised $161 million from four investors and invested approximately $161 million. These investments are diversified by geographic location and include as mortgage loan collateral urban and suburban office buildings, regional shopping centers, multi-use office/research and development facilities, industrial buildings, apartment complexes and hotels.

     Fund H. Fund H is a commingled, discretionary fund that invests in Opportunistic Real Properties. Fund H was closed in November 1993. Fund H has raised approximately $256 million from 21 investors and through the use of leverage has invested approximately $433.2 million. Fund H has sold three properties.

     Fund I. Fund I is an open-ended commingled, discretionary fund that invests primarily in Opportunistic Real Properties with substantial potential for additional development through renovation and expansion. Fund I was closed in August 1987. Fund I has raised approximately $89.4 million from 11 investors and through the use of leverage has invested approximately $118.6 million. These investments are diversified by geographic location and include urban and suburban office buildings, regional shopping centers, multi-use office/research and development facilities, industrial buildings, apartment complexes and hotels. Fund I has sold one property.

     Additional information concerning the acquisition of properties by certain Programs is contained in Table VI, which appears in Part II of the Registration Statement of which this Prospectus is a part. The purpose of the tables is to provide investors with more specific information concerning ERE Yarmouth and ERE Hyperion's previous experience in real estate and CMBS programs in order to allow them to consider the ability of these entities to offer and manage such programs.

     The only prior public program that has been sponsored by the Manager is ML/EQ Real Estate Portfolio, L.P. Upon request, the Company will furnish, without charge, copies of Table VI and the most recent annual report on Form 10-K filed with the Commission for this program. Upon request and payment of copying and mailing costs, the Company will also furnish copies of the exhibits to any such report.

     THE PRIOR PERFORMANCE INFORMATION INCLUDED IN THIS PROSPECTUS IS HISTORICAL AND INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF SUCH INFORMATION AS IMPLYING OR INDICATING IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS WHICH ARE COMPARABLE TO THOSE MADE BY THE PROGRAMS DISCUSSED BELOW, OR THAT THE RESULTS ACHIEVED BY THE COMPANY WILL IN ANY WAY RESEMBLE OR BE COMPARABLE TO THOSE ACHIEVED BY SUCH OTHER PROGRAMS. INVESTORS IN THE COMPANY WILL NOT BE ACQUIRING ANY INTEREST IN THE PROGRAMS DESCRIBED BELOW. IN ADDITION, THE REAL ESTATE MARKETS HAVE GENERALLY BEEN FAVORABLE DURING MUCH OF THE PERIOD FOR WHICH DATA IS PROVIDED. THEREFORE THE FOLLOWING INFORMATION MAY NOT BE INDICATIVE OF THE RESULTS THAT WILL BE EXPERIENCED BY THE MANAGER IN CONNECTION WITH ITS MANAGEMENT OF THE COMPANY'S ASSETS.

TABLE I -- EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS) (UNAUDITED)

     The following table summarizes the amounts raised and invested with respect to the Programs that have closed since January 1, 1995. These four Programs have investment objectives that are similar to those of the Company. The investment objectives of Funds A and B are to invest in opportunistic mall properties, mezzanine investments and CMBS. The investment objectives of Funds C and D are to invest primarily in opportunistic real estate and other real estate related assets.

                                        FUND A         FUND B          FUND C          FUND D
                                      -----------    -----------    ------------    ------------
Dollar amount offered...............  $51,000,000    $50,000,000    $300,000,000    $300,000,000
Dollar amount raised (100%).........   51,000,000     50,000,000     186,500,000     225,000,000
Less offering expenses
  Selling commissions and
     discounts......................           --             --              --              --
  Retained by affiliates............           --             --              --              --
  Organizational expenses(1)........         0.29%          0.50%           0.13%           0.19%
Reserves............................           --             --              --              --
                                      -----------    -----------    ------------    ------------
Percent available for investment....        99.71%         99.50%          99.87%          99.81%
                                      ===========    ===========    ============    ============
Acquisition costs:
  Prepaid items and fees related to
     purchase property..............         6.53%          1.09%           2.75%           1.14%
  Cash down payment.................        44.61%         13.48%          43.59%          52.50%
  Acquisition fees(2)...............         0.99%          0.17%           0.46%           0.42%
  Reserve(3)........................        47.58%         84.76%          53.07%          45.74%
                                      -----------    -----------    ------------    ------------
Total acquisition cost..............        99.71%         99.50%          99.87%          99.81%
                                      ===========    ===========    ============    ============
Percent leverage(4).................        58.13%         25.03%          46.59%          43.23%
Date offering began.................       May-95         Aug-97          Apr-96          Jun-96
Length of offering (in months)......            6             12               9               7
Months to invest 90% of amount
  available for investment (from
  beginning of offering)............           11               (5)             (5)             (5)

---------------

(1) The organizational expenses of the Programs consist of legal and other professional fees. None of the organizational expenses were paid to affiliates other than as a reimbursement of legal fees paid by ERE Yarmouth directly related to a Program's organization.
(2) Typically, ERE Yarmouth charges an acquisition fee of approximately 1% of the acquisition price of each property. The acquisition fees for Funds B, C and D are small because these funds are still in their investment periods. The Company will not pay any acquisition fees for properties acquired. All compensation to ERE Yarmouth as Manager will be paid in the form of the base and incentive management fees.
(3) Large reserve percentages are due to significant capital requirements of acquired properties subsequent to the date of acquisition or Programs that are still in their investment period.
(4) Represents the mortgage financing at the date of purchase divided by the total acquisition costs.

(5) These Programs were still in their investment period as of December 31, 1997.

     The following table summarizes the amounts, raised and invested with respect to the Programs that have closed since January 1, 1995, whether or not the investment objectives are similar to those of the Company. The information is presented on an aggregate basis for programs closed in each of the last three years.

YEAR PROGRAMS WERE CLOSED                                     1995         1996          1997
-------------------------                                  ----------   -----------   -----------
Number of Programs aggregated............................           2             2             3
Dollar amount offered....................................  57,750,000   375,000,000   369,388,725
Dollar amount raised (100%)..............................  57,750,000   261,500,000   286,475,000
Less offering expenses
  Selling commissions and discounts......................          --            --            --
  Retained by affiliates.................................        0.00%         0.00%         0.00%
  Organizational expenses(1).............................        0.33%         0.10%         0.27%
  Other (explain)........................................        0.00%         0.00%         0.00%
Reserves.................................................        0.00%         0.00%         0.00%
Percent available for investment.........................       99.67%        99.90%        99.73%
Acquisition costs:
  Prepaid items and fees related to purchase property....        6.47%         1.96%         1.09%
  Cash down payment......................................       50.19%        45.43%        47.31%
  Acquisition fees(2)....................................        0.99%         0.33%         0.48%
  Reserve(3).............................................       42.02%        52.19%        50.85%
  Other (explain)........................................        0.00%         0.00%         0.00%
Total acquisition cost...................................       99.67%        99.90%        99.73%
Percent leverage(4)......................................       60.65%        33.23%        38.32%

---------------

(1) The organizational expenses of the Programs consist of legal and other professional fees. None of the organizational expenses were paid to affiliates other than as a reimbursement of legal fees paid by ERE Yarmouth directly related to a Program's organization.
(2) Typically, ERE Yarmouth charges an acquisition fee of approximately 1% of the acquisition price of each property. The acquisition fees for Funds B, C and D are small because these funds are still in their investment periods. The Company will not pay any acquisition fees for properties acquired. All compensation to ERE Yarmouth as Manager will be paid in the form of the base and incentive management fees.
(3) Large reserve percentages are due to significant capital requirements of acquired properties subsequent to the date of acquisition or Programs that are still in their investment period.
(4) Represents the mortgage financing at the date of purchase divided by the total acquisition costs.
(5) These Programs were still in their investment period as of December 31, 1997

TABLE II -- COMPENSATION TO SPONSOR (FROM INCEPTION TO DECEMBER 31, 1997) (UNAUDITED)

     The following table summarizes compensation paid to ERE Yarmouth with respect to Programs that have closed since January 1, 1995 and, on an aggregated basis, five other Programs with investment objectives that are similar to those of the Company. Unless otherwise indicated, fees paid since January 1, 1995 by each of the separate Programs are included.

                                                                                         FIVE OTHER
                               FUND A        FUND B          FUND C         FUND D      PROGRAMS(1)
                             -----------   -----------    ------------   ------------   ------------
Date offering commenced....    May-95        Aug-97          Apr-96         Jun-96          n/a
Dollar amount raised.......  $51,000,000   $50,000,000    $186,500,000   $225,000,000   $525,526,489
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees........           --            --              --             --             --
  Acquisition fees:
     -- real estate
       commissions.........           --            --              --             --             --
     -- advisory fees......      504,680        87,125         860,938        953,205      5,558,654
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor...............    2,969,491              (2)    8,045,083     10,778,681    223,726,191
Amount paid to sponsor from
  operations:
  Property management and
     leasing fees..........      196,652            --              --         49,437        884,611
  Partnership/advisory
     management fees.......    1,005,619         4,099         848,083      1,379,762     21,549,792
  Reimbursements...........           --            --              --             --        851,602
  Loan originations........           --            --              --             --      1,490,000
  Development fees.........           --            --              --        290,250      1,904,076
Dollar amount of property
  sales and refinancing
  before deducting payments
  to
  sponsor..................   17,273,133            --              --             --    123,003,031
Amount paid to sponsor from
  property sales and
  refinancing:
  Real estate
     commissions...........      186,567            --              --             --        274,130
  Incentive fees...........           --            --              --             --        215,900

---------------

(1) These programs closed prior to January 1, 1995 but have investment objectives similar to those of the Company.
(2) Fund B had conducted no operations as of December 31, 1997.

TABLE III -- OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

     The following table summarizes annual operating results of each Program that has closed since January 1, 1993. Such information has been presented on the basis of generally accepted accounting principles, where applicable.

                                                               FUND A                               FUND C
                                              ----------------------------------------   ----------------------------
                                                 1995          1996           1997           1996            1997
                                              ----------   ------------   ------------   -------------   ------------
Gross revenues..............................  $   31,801   $  7,270,034   $ 16,011,115   $   2,655,000   $ 25,687,000
Profit on sale of properties................          --             --      7,104,933              --             --
Less: Operating expenses....................       4,466      3,565,954     10,857,693       2,244,000     14,196,000
  Interest expense..........................          --      1,790,088      4,715,783         260,000      5,394,000
  Depreciation..............................          --      1,554,474      2,581,132              --             --
                                              ----------   ------------   ------------   -------------   ------------
Net income -- GAAP basis....................      27,335        359,518      4,961,440         151,000      6,097,000
Taxable Income:
  -- from operations........................      31,075        980,507            n/a         418,029            n/a
  -- from gain on sale......................          --             --            n/a              --             --
Cash generated from operations..............    (158,776)     2,671,269      2,422,603         492,000      6,705,000
Capital expenditures and property
  acquisitions..............................    (195,057)   (88,028,576)   (32,436,749)   (128,977,000)   (36,647,000)
Cash generated from sales...................          --             --     30,707,494              --             --
Cash generated from refinancing less
  principal payments........................     154,408     42,876,766     11,010,420      63,296,000     12,299,000
                                              ----------   ------------   ------------   -------------   ------------
Net cash generated from operations,
  sales and refinancing.....................    (199,425)   (42,480,541)    11,703,768     (65,189,000)   (17,643,000)
Contributions from investors................   8,798,017     37,952,691      4,381,331      68,815,000     21,093,000
Less: Cash distributions to investors:
  -- from operating cash flow...............           0      1,769,099             --         815,000        893,000
  -- from sales and refinancing.............          --             --     15,596,544              --             --
                                              ----------   ------------   ------------   -------------   ------------
Cash generated (deficiency) after cash
  distributions.............................  $8,598,592   $ (6,296,949)  $    488,555   $   2,811,000   $  2,557,000
                                              ==========   ============   ============   =============   ============
GAAP Basis Distributions:
  Income....................................          --        386,853      4,961,440         815,000        893,000
  Return of capital.........................          --      1,382,246     10,635,104              --             --
                                              ----------   ------------   ------------   -------------   ------------
  Total distributions.......................          --      1,769,099     15,596,544         815,000        893,000
Tax and Distribution Data Per $1000
  Invested:
Federal Income Tax Results
  Ordinary Income (loss):
  -- from operations........................        0.61          19.23            n/a            0.01            n/a
  -- from recapture.........................          --             --            n/a              --            n/a
  Capital Gain (loss).......................          --             --            n/a              --            n/a
Cash Distributions to Investors
  Source (on GAAP basis):
  -- Investment income......................          --           7.59          97.28            0.01           0.01
  -- Return of capital......................          --          27.10         208.53              --             --
  Source (on cash basis):
  -- Sales..................................          --             --         305.81              --             --
  -- Refinancing............................          --             --             --              --             --
  -- Operations.............................          --          34.69             --              --             --
Amount (in percentage terms)
  remaining invested in program
  properties at the end of 1997(1)..........          --             --             66%             --            100%

---------------

(1) Amount represents the original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

                FUND D                                        FUND E
     ----------------------------   -----------------------------------------------------------
         1996           1997            1994            1995            1996           1997
     ------------   -------------   -------------   -------------   ------------   ------------
     $  4,299,621   $  16,990,788   $   7,924,883   $  63,054,875   $ 93,557,650   $ 87,942,122
               --              --              --              --     21,639,717     22,833,429
        2,190,854      13,674,951       4,726,864      31,233,732     38,170,136     37,319,139
        1,088,001       4,925,430       1,953,182      18,297,141     25,168,826     23,913,938
        1,362,952       5,873,918       1,387,057      11,655,072     19,802,978     18,815,625
     ------------   -------------   -------------   -------------   ------------   ------------
         (342,186)     (7,483,511)       (142,220)      1,868,930     32,055,427     30,726,849
        1,499,153             n/a         522,592       7,123,768     11,270,732            n/a
               --              --                                     21,352,897            n/a
         (317,851)      9,716,770        (967,870)     18,677,369     29,762,390     21,853,377
      (92,158,538)   (153,759,188)   (107,248,592)   (266,654,621)   (42,812,512)   (35,293,668)
               --              --              --              --     40,839,594     37,838,857
       32,566,157      69,468,896        (193,225)     87,613,851     21,533,343      7,010,391
     ------------   -------------   -------------   -------------   ------------   ------------
      (59,910,232)    (74,573,522)   (108,409,687)   (160,373,401)    49,322,815     31,408,957
       69,662,671      69,000,003     115,141,365     173,240,435             --      6,118,200
               --       1,860,576       1,793,235       7,701,100     11,902,765             --
               --              --              --              --     40,839,594     38,000,000
     ------------   -------------   -------------   -------------   ------------   ------------
     $  9,752,439   $  (7,434,095)  $   5,938,443   $   5,165,934   $ (3,419,544)  $   (472,843)
     ============   =============   =============   =============   ============   ============
               --              --              --       1,726,710     32,055,427     30,726,849
               --       1,860,576       1,793,235       5,974,390     20,686,932      7,273,151
     ------------   -------------   -------------   -------------   ------------   ------------
               --       1,860,576       1,793,235       7,701,100     52,742,359     38,000,000
             6.66             n/a            1.77           24.11          38.14            n/a
               --             n/a              --              --             --            n/a
               --             n/a              --              --          72.26            n/a
               --              --              --            5.84         108.48         103.98
               --            8.27            6.07           20.22          70.01          24.61
               --              --              --              --         138.21         128.60
               --              --              --              --             --             --
               --            8.27            6.07           26.06          40.28             --
               --             100%             --              --             --             84%

                                                                                     FUND F
                                                             -------------------------------------------------------
                                                                1994           1995          1996           1997
                                                             -----------   ------------   -----------   ------------
Gross revenues.............................................  $        --   $  1,460,448   $ 3,977,634   $  3,432,528
Profit on sale of properties...............................           --        474,033     1,613,664      3,003,798
Less: Operating expenses...................................           --        834,575     2,348,017      1,442,932
  Interest expense.........................................           --         77,066       136,375          8,538
  Depreciation.............................................           --         88,584       221,910        230,829
                                                             -----------   ------------   -----------   ------------
Net income -- GAAP basis...................................           --        934,256     2,884,996      4,754,027
Taxable Income:
  -- from operations.......................................           --      2,496,293     1,778,089            n/a
  -- from gain on sale.....................................           --       (410,595)    1,842,874            n/a
Cash generated from operations.............................           --        143,286       959,951      2,716,184
Capital expenditures and property
  acquisitions.............................................   (3,886,400)   (24,567,264)   (2,606,106)    (1,516,158)
Cash generated from sales..................................    5,086,980     10,497,042           n/a     21,814,522
Cash generated from refinancing less
  principal payments.......................................           --      2,850,373    (1,237,583)    (1,660,000)
                                                             -----------   ------------   -----------   ------------
Net cash generated from operations,
  sales and refinancing....................................   (3,886,400)   (16,486,625)    7,613,304     21,354,548
Contributions from investors...............................    3,886,400     21,756,621        24,155         11,813
Less: Cash distributions to investors:
  -- from operating cash flow..............................           --             --            --      3,642,265
  -- from sales and refinancing............................           --        809,444     7,904,685     21,814,522
                                                             -----------   ------------   -----------   ------------
Cash generated (deficiency) after cash
  distributions............................................  $        --   $  4,460,552   $  (267,226)  $(54,090,426)
                                                             ===========   ============   ===========   ============
GAAP Basis Distributions:
  Income...................................................           --        809,444     3,009,808      4,754,027
  Return of capital........................................           --             --     4,894,877     20,702,760
                                                             -----------   ------------   -----------   ------------
  Total distributions......................................           --        809,444     7,904,685     25,456,787
Tax and Distribution Data Per $1000
  Invested:
Federal Income Tax Results
  Ordinary Income (loss):
  -- from operations.......................................           --          97.21         69.24            n/a
  -- from recapture........................................           --             --            --            n/a
  Capital Gain (loss)......................................           --         (15.99)        71.77            n/a
Cash Distributions to Investors
  Source (on GAAP basis):
  -- Investment income.....................................           --          31.52        117.21         185.13
  -- Return of capital.....................................           --             --        190.62         806.21
Source (on cash basis):
  -- Sales.................................................                       31.52        307.83         849.51
  -- Refinancing...........................................           --             --            --             --
  -- Operations............................................           --             --            --         141.84
Amount (in percentage terms)
  remaining invested in program
  properties at the end of 1997(1).........................           --             --            --              0%

                              FUND G                                                      FUND H
     --------------------------------------------------------   -----------------------------------------------------------
        1994           1995           1996           1997           1993           1994            1995            1996
     -----------   ------------   ------------   ------------   ------------   -------------   -------------   ------------
     $    26,197   $  3,612,356   $ 10,179,996   $ 11,778,633   $    633,626   $  18,422,630   $  75,197,000   $107,908,000
              --             --             --             --             --              --                     23,598,000
             716      1,046,084        583,711        655,700        569,231      10,655,451      45,175,000     58,673,000
              --             --             --             --         28,515       2,245,261       9,506,000     12,980,000
              --             --             --             --                                                            --
     -----------   ------------   ------------   ------------   ------------   -------------   -------------   ------------
          25,481      2,566,272      9,596,285     11,122,933         35,880       5,521,918      20,516,000     59,853,000
             n/a            n/a            n/a            n/a             (2)             (2)             (2)            (2)
             n/a            n/a            n/a            n/a
            (716)     2,251,919      9,489,459     11,130,760        120,903       5,634,841      22,622,000     31,423,000
      (9,500,000)   (96,075,000)   (29,225,000)   (27,100,000)   (11,689,653)   (174,711,236)   (224,281,000)   (54,590,000)
              --        340,708      2,258,497      4,111,908             --              --              --     67,880,000
              --             --             --             --        616,916      59,634,841      75,456,000     14,169,000
     -----------   ------------   ------------   ------------   ------------   -------------   -------------   ------------
      (9,500,716)   (93,482,373)   (17,487,110)   (11,856,650)   (10,951,834)   (109,441,554)   (126,203,000)    58,882,000
       9,500,716     96,468,647     29,572,688     26,622,275     11,671,170     121,157,099     127,751,000      2,199,000
              --      2,251,203      9,479,393     11,131,442             --       5,000,000       4,500,000             --
              --        469,436      2,559,923      3,275,819             --              --              --     60,500,000
     -----------   ------------   ------------   ------------   ------------   -------------   -------------   ------------
     $        --   $    265,635   $     56,328   $    357,682        719,336       6,715,545      (2,952,000)       581,000
     ===========   ============   ============   ============   ============   =============   =============   ============
          25,481      2,566,272      9,596,285     11,122,933                      5,000,000       4,500,000     60,500,000
         (25,481)       154,367      2,443,031      3,284,328                             --       8,879,202
     -----------   ------------   ------------   ------------   ------------   -------------   -------------   ------------
              --      2,720,639     12,039,316     14,407,261             --       5,000,000       4,500,000     60,500,000
             n/a            n/a            n/a            n/a             (2)             (2)             (2)            (2)
             n/a            n/a            n/a            n/a             (2)             (2)             (2)            (2)
             n/a            n/a            n/a            n/a             (2)             (2)             (2)            (2)
              --          15.94          59.60          69.09             --           19.53           17.58         236.33
              --           0.96          15.17          20.40             --              --              --             --
              --           2.92          15.90          20.35             --              --              --         236.33
              --             --             --             --
              --          13.98          58.88          69.14             --           19.53           17.58             --
              --             --             --            100%            --              --              --             --

        FUND H
     ------------
         1997
     ------------
     $104,285,000
       25,759,000
       56,235,000
       11,615,000

     ------------
       62,194,000
               (2)

       37,212,000
      (12,109,000)
       68,704,000
       (9,046,000)
     ------------
       84,761,000
        1,851,000
       18,296,000
       68,704,000
     ------------
         (388,000)
     ============
       78,120,798

     ------------
       87,000,000
               (2)
               (2)
               (2)
           305.16
            34.68
           268.38

            71.47
             84.2%

---------------
(2) Fund H is a separate account of an insurance company account. Federal income tax data is not available to the sponsor.

TABLE IV -- RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

     The following table summarizes the results of Programs that have closed since January 1, 1993. The investment objectives of Fund F were similar to those of the Company. The investment objectives of Funds J, K and L were to invest in larger "core" institutional properties that provided lower and more stable returns than properties that will be considered by the Company.

                                      FUND F          FUND J          FUND K           FUND L
                                    -----------     -----------     -----------     ------------
Dollar amount raised...........     $25,500,000     $46,200,000     $290,000,000    $ 37,010,084
Number of properties
  purchased....................              15               2               1                4
Date of closing of offering....          Nov-94       11-Sep-90       16-Dec-88           Jun-82
Date of first sale of
  property.....................       31-Aug-95       19-Dec-96       19-Mar-95             1989
Date of final sale of
  property.....................       25-Nov-97       19-Dec-96       19-Mar-95             1996
Tax and distribution data per
  $1000 invested:
  Federal income tax results:
     Ordinary income (loss)....                (2)             (1)             (1)              (1)
       -- from operations......                (2)             (1)             (1)              (1)
       -- from recapture.......                (2)             (1)             (1)              (1)
     Capital gain (loss).......                (2)             (1)             (1)              (1)
     Deferred gain.............                (2)             (1)             (1)              (1)
       Capital.................                (2)             (1)             (1)              (1)
       Ordinary................                (2)             (1)             (1)              (1)
Cash distributions to investors
  Source (on GAAP basis):
     -- Investment income......          340.04          424.61          637.98           929.61
     -- Return of capital......        1,000.00          855.89        1,000.00         1,000.00
Source (on cash basis):
  -- Sales.....................        1,190.73          855.89        1,289.66           713.28
  -- Refinancing...............              --              --              --               --
  -- Operations................          149.30          424.61          338.09         1,216.33
  -- Other.....................              --              --           10.24               --
Receivable on net purchase
  money financing..............              --              --              --               --

---------------

(1) Programs are separate accounts of Equitable Life. Taxable amounts are not available.
(2) Final cumulative tax data as of December 31, 1997 are not yet available.

TABLE V -- SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

     The following table summarizes sales or disposals of properties by the Programs since January 1, 1995.

                               PROPERTY      DATE        DATE
FUND                             TYPE      ACQUIRED     OF SALE
----                         ------------  ---------   ---------
A..........................  CMBS          31-Aug-95   23-May-96
                             Hotel         01-Mar-96   01-Nov-97
E..........................  Hotel         27-Oct-94   15-May-96
                             Hotel         21-Feb-95   24-Jun-97
F..........................  Multi-Family  24-Mar-95   31-Aug-95
                             Multi-Family  24-Mar-95   31-Aug-95
                             Multi-Family  24-Mar-95   30-Sep-95
                             Office        28-Jun-95   28-Feb-96
                             Retail        28-Jun-95   28-Feb-96
                             Multi-Family  28-Jun-95   07-Oct-96
                             Multi-Family  28-Jun-95   30-Sep-96
                             Land          28-Jun-95   08-Oct-96
                             Multi-Family  24-Mar-95   27-Nov-96
                             Office        28-Jun-95   31-Dec-96
                             Retail        28-Jun-95   06-May-97
                             Retail        28-Dec-94   19-May-97
                             Retail        28-Jun-95   20-May-97
                             Retail        30-Jun-95   24-Oct-97
                             Office        29-Aug-95   25-Nov-97
G..........................  CMBS          29-May-96   21-Jul-97
H..........................  Office        01-Jun-95   31-Dec-96
                             Hotel         01-Sep-93   31-May-96
                             Office        01-May-94   01-Jun-96
I..........................  Industrial    28-Mar-88   31-Dec-96


                                    SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                             ----------------------------------------------------------------------
                                                                         ADJUSTMENTS
                                 CASH         MORTGAGE      PURCHASE      RESULTING
                               RECEIVED,       BALANCE        MONEY         FROM
                                NET OF         AT TIME      MORTGAGE     APPLICATION
FUND                         CLOSING COSTS     OF SALE     TAKEN BACK      OF GAAP        TOTAL
----                         -------------   -----------   -----------   -----------   ------------
A..........................  $  7,572,592    $        --   $        --   $        --   $  7,572,592
                               16,000,000     14,000,000            --            --     30,000,000
E..........................    40,839,594             --            --            --     40,839,594
                               41,838,857     32,000,000            --    (2,705,401)    71,133,456
F..........................     1,740,000             --            --            --      1,740,000
                                1,765,000             --            --            --      1,765,000
                                  745,000             --            --            --        745,000
                                  266,950             --            --            --        266,950
                                2,265,344             --            --            --      2,265,344
                                  647,440      1,250,000            --            --      1,897,440
                                  447,157             --            --            --        447,157
                                  682,098             --            --            --        682,098
                                2,465,000             --            --            --      2,465,000
                                1,920,030             --            --            --      1,920,030
                                2,074,117             --            --            --      2,074,117
                                3,381,310             --            --            --      3,381,310
                                3,865,589             --            --            --      3,865,589
                                1,625,641      1,660,000            --            --      3,285,641
                                6,473,000             --            --            --      6,473,000
G..........................     1,022,813             --            --            --      1,022,813
H..........................    45,558,280     21,000,000            --     1,353,815     67,912,095
                               38,158,684     18,500,000            --     1,578,473     58,237,157
                               10,680,152             --            --       639,142     11,319,294
I..........................     6,298,088             --            --            --      6,298,088
                             ------------    -----------   -----------   -----------   ------------
                             $244,282,496    $80,997,938   $        --   $   866,029   $326,146,463
                             ============    ===========   ===========   ===========   ============

                              COST OF PROPERTIES INCLUDING CLOSING AND
                                            SALES COSTS
                             ------------------------------------------
                                               TOTAL
                                            ACQUISITION
                                           COST, CAPITAL                       OPERATING
                              ORIGINAL     IMPROVEMENTS,                     CASH RECEIPTS
                              MORTGAGE      CLOSING AND                   OVER OPERATING CASH
FUND                          FINANCING     SOFT COSTS      TOTAL COST       EXPENDITURES
----                         -----------   -------------   ------------   -------------------
A..........................  $        --   $  6,449,571    $  6,449,571       $   836,910
                              14,000,000     10,950,255      24,950,255         2,035,910
E..........................           --     22,277,768      22,277,768         6,335,607
                              25,000,000     23,300,027      48,300,027         6,695,195
F..........................           --      1,554,223       1,554,223            71,800
                                      --      1,580,472       1,580,472            73,269
                                      --        641,050         641,050            18,818
                                      --        191,160         191,160           (10,496)
                                      --      1,923,417       1,923,417           306,789
                               1,250,000        787,929       2,037,929           263,901
                                      --        409,612         409,612            64,274
                                      --        508,988         508,988                --
                                      --      2,203,523       2,203,523           452,858
                                      --      1,175,250       1,175,250           100,212
                                      --      1,909,855       1,909,855           450,256
                                      --      3,959,422       3,959,422         1,451,583
                                      --      3,768,720       3,768,720           762,695
                               1,660,000        921,605       2,581,605           518,950
                                      --      5,221,772       5,221,772         1,471,129
G..........................           --      1,000,000       1,000,000            46,182
H..........................   21,000,000     23,032,797      44,439,970         5,907,518
                              18,500,000     16,181,641      34,681,641        11,420,413
                                      --      9,081,390       9,081,390         2,532,777
I..........................           --     12,277,246      12,277,246         6,891,265
                             -----------   ------------    ------------       -----------
                             $81,410,000   $149,845,391    $231,662,564       $48,697,815
                             ===========   ============    ============       ===========

                                                                      APPENDIX B

                     ERE HYPERION PRIOR PERFORMANCE TABLES

     The following tables present certain information with respect to the three discretionary client accounts managed by ERE Hyperion that invest in CMBS similar to those of the Company and therefore may be useful in evaluating the CMBS experience of the Manager and ERE Hyperion. Each client account may have one or more allocations of funds awarded to ERE Hyperion to manage on the client's behalf. These client accounts are collectively referred to as the "Programs."

TABLE I -- EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

     The following table summarizes the amounts raised and invested with respect to the Programs that have been allocated to ERE Hyperion since January 1, 1995. There has been no leverage utilized by the Programs. The Programs managed by ERE Hyperion represent investment allocations by ERE Hyperion's clients. The investments are not placed in separate legal entities and, therefore, there are no organizational expenses associated with the Programs. All compensation paid to ERE Hyperion is in the form of advisory fees. No acquisition fees are incurred or paid.

                                                      CLIENT A      CLIENT B       CLIENT C
                                                     -----------   -----------    -----------
Date of first allocation(1)........................   October-95   November-97       March-97
Dollar amount first allocation.....................  $100,000,000  $50,000,000    $70,000,000
Dollar amount invested.............................  $100,000,000  $42,000,000    $60,000,000
Months to invest 90% of amount available for
  investment.......................................            7           n/a(2)           4
Date of second allocation..........................   October-96
Dollar amount second allocation....................  $100,000,000
Dollar amount invested.............................  $100,000,000
Months to invest 90% of amount available for
  investment.......................................            2
Date of third allocation...........................  December-96
Dollar amount third allocation.....................  $50,000,000
Dollar amount invested.............................  $50,000,000
Months to invest 90% of amount available for
  investment.......................................            6

---------------

(1) Over time each client may allocate additional funds to be invested in CMBS by ERE Hyperion.
(2) 90% of the allocation had not been invested as of December 31, 1997.

TABLE II -- COMPENSATION TO SPONSOR (FROM INCEPTION TO DECEMBER 31, 1997) (UNAUDITED)

     The following table summarizes compensation paid to ERE Hyperion with respect to the Programs that have been allocated to ERE Hyperion since January 1, 1995.

                                                         CLIENT A      CLIENT B      CLIENT C
                                                       ------------   -----------   -----------
Date of first allocation.............................    October-95   November-97      March-97
Total dollar amount allocated........................  $250,000,000   $50,000,000   $70,000,000
Amount paid to advisor:
  Acquisition fees...................................            --            --            --
  Advisory fees(1)...................................       589,314        12,067       102,291
Dollar amount of cash generated from operations
  before deducting payments to sponsor...............    24,489,473       165,041    10,961,003
Dollar amount of CMBS sales before deducting payments
  to sponsor.........................................   108,662,228            --    24,233,967
Amount paid to sponsor from CMBS sales...............            --            --            --

---------------

(1) The advisory fees are calculated as a percentage of investments under management. Some of the Programs utilize a sliding scale that reduces as the investments under management increases. There are no incentive fees paid to ERE Hyperion.

TABLE III -- OPERATING RESULTS (UNAUDITED)

     The following table summarizes annual operating results of each Program that has closed since January 1, 1993. Such information has been presented on the basis of generally accepted accounting principles where applicable. Each client is a separate account of an insurance company or governmental agency and thus Federal income tax information is not made available to ERE Hyperion.

                                             CLIENT A                       CLIENT B       CLIENT C
                           --------------------------------------------   ------------   ------------
                               1995           1996            1997            1997           1997
                           ------------   -------------   -------------   ------------   ------------
Total interest income....  $    170,166   $   6,439,014   $  17,880,293   $    165,041   $ 10,961,003
Advisory fee.............        (5,241)       (162,804)       (421,269)       (12,067)      (102,291)
                           ------------   -------------   -------------   ------------   ------------
Net income from
  operations.............       164,925       6,276,210      17,459,024        152,974     10,858,712
Gain on sale of CMBS.....            --        (248,409)       (763,193)            --        967,608
                           ------------   -------------   -------------   ------------   ------------
     Net income..........  $    164,925   $   6,027,801   $  16,695,831   $    152,974   $ 11,826,320
                           ============   =============   =============   ============   ============
Cash generated from
  operations.............       164,925       6,276,210      17,459,024        152,974     10,858,712
Cash invested in CMBS....   (35,063,274)   (189,422,348)   (130,300,260)   (40,530,909)   (88,109,043)
Cash proceeds of CMBS
  sales..................            --      15,223,866      93,438,362             --     24,233,967
Reinvestment of
  income(1)..............      (164,925)     (6,276,210)    (17,459,024)      (152,974)   (10,858,712)
                           ------------   -------------   -------------   ------------   ------------
     Net cash from
       investment
       activity..........   (35,063,274)   (174,198,482)    (36,861,898)   (40,530,909)   (63,875,076)
Contributions from
  clients................    35,063,274     174,198,482      36,861,898     40,530,909     63,875,076
Distributions to
  investors(1)...........            --              --              --             --             --
                           ------------   -------------   -------------   ------------   ------------
     Net cash flow.......  $         --   $          --   $          --   $         --   $         --
                           ============   =============   =============   ============   ============

---------------

(1) As of December 31, 1997 all income and sales proceeds have been reinvested in CMBS and, therefore, there have been no distributions to clients.

TABLE IV -- RESULTS OF COMPLETED PROGRAMS

     Because none of ERE Hyperion's programs have closed since January 1, 1993, no disclosure is included in Table IV.

TABLE V -- SALES OF CMBS (UNAUDITED)

     The following table summarizes CMBS sales by the Programs since January 1, 1995.

                                                                                                    OPERATING
                                                                                                      CASH
                                                                                                    RECEIPTS
                CMBS         CREDIT      PURCHASE        SALE        PURCHASE        SALE        OVER OPERATING
  CLIENT      ISSUE(1)      RATING(2)      DATE          DATE          PRICE         PRICE      CASH EXPENDITURES
  ------   ---------------  ---------   -----------   -----------   -----------   -----------   -----------------
   A       ACMF 97-C1       BB            30-Jun-97     14-Oct-97   $ 3,644,000   $ 3,703,125       $ 82,444
   A       ASC 95-MD IV     BBB/BBB-       7-Nov-95     03-Sep-96     6,996,248     6,732,310        473,174
   A       CMAC 96-C1       BBB           18-Dec-96     11-Apr-97    13,688,849    13,397,141        326,248
   A       DLJ 95-CF2       BBB           11-Dec-95     07-May-97     7,055,300     6,960,625        748,125
   A       DLJ 95-CF2       BBB           20-Nov-96     27-Jun-97    17,005,040    16,861,969        757,375
   A       DLJ 95-CF2       A             11-Dec-95     22-Oct-97     2,518,500     2,522,754        333,406
   A       DLJ 96-CF2       AAA            7-Nov-96     03-Feb-97     1,015,000     1,016,094         17,820
   A       DLJ 96-CF2       AAA            7-Nov-96     03-Feb-97     2,030,000     2,032,188         35,640
   A       DLJ 96-CF2       AAA            7-Nov-96     03-Apr-97     1,015,000       994,219         29,768
   A       DLJ 96-CF2       AAA            7-Nov-96     09-May-97     1,811,760     2,008,750         74,115
   A       DLJ 96-CF2       AAA            7-Nov-96     07-Aug-97     3,065,700     3,091,875        165,848
   A       FNMA DUS         AAA           13-Dec-96     20-Dec-96     2,721,912     2,730,136          3,558
   A       FNMA DUS         AAA           13-Dec-96     20-Dec-96     2,986,105     2,992,811          3,999
   A       MLMI 95-C3       BBB           20-Nov-96     27-Jun-97    10,444,685    10,336,825        475,762
   A       MLMI 96-C2       BBB           15-Nov-96     21-Nov-97    12,697,100    12,817,188        932,447
   A       MLMI 96-C2       AAA           15-Nov-96     09-May-97     7,065,800     6,891,719        232,069
   A       SASCO 96-CFL     A/BBB          9-Feb-96     01-May-97   $ 6,415,000   $ 6,319,777       $559,960
   C       ASC 97-MD VII    BB            20-Mar-97     16-Sep-97     3,900,066     4,176,394        166,093
   C       DLJ 96-CF1       BB             8-Jul-97     22-Oct-97     1,533,984     1,524,612         36,517
   C       MLMI 97-C1       BB            13-Jun-97     14-Nov-97     2,667,656     2,747,813         91,373
   C       ACMF 97-C1       BB            30-Jun-97     14-Nov-97     3,644,375     3,703,125        106,556
   C       ACMF 97-C1       BB            30-Jun-97     03-Dec-97     3,644,375     3,687,600        121,333
   C       DLJ 96-CF1       Ba2/BB         8-Jul-97     03-Dec-97     2,454,375     2,443,500         81,597
   C       DLJ 96-CF1       Ba2/BB         8-Jul-97     03-Dec-97     1,524,844     1,527,188         50,998
   C       CMAC 96-C2       BB             9-Jul-97     03-Dec-97     2,390,300     2,724,648         93,876

---------------

(1) The full names of the issuers are as follows: ACMF -- AMRESCO Commercial Mortgage Funding I Corporation; ASC -- Nomura Asset Capital;
    CMAC -- Commercial Mortgage Acceptance Corporation; DLJ -- DLJ Mortgage Acceptance Corporation; FNMA -- Fannie Mae; MLMI -- Merrill Lynch Mortgage Investors; and SASCO -- Structured Asset Securities Corporation.
(2) Most recent credit rating by an independent rating agency.

     The credit ratings of the rating agencies on CMBS issues address the likelihood of the receipt of all distributions to which such holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the underlying Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent yield maintenance premiums (if any) will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any security nor does it address any possibility that the holders of the CMBS might not fully recover their investment in the event of rapid prepayments of the underlying Mortgage Loans (including both voluntary and involuntary prepayments). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by assigning the rating agency.

                            (COMPASS MANAGEMENT MAP)

======================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary.....................    1
Organization and Relationships.........   14
Risk Factors...........................   15
Certain Relationships; Conflicts of
  Interest.............................   32
Use of Proceeds........................   35
Operating Policies and Objectives......   36
Prior Performance......................   50
The Private Placement..................   55
Capitalization.........................   55
Management of Operations...............   56
The Company............................   66
Distribution Policy....................   69
Yield Considerations Related to the
  Company's Investments................   70
Management's Discussion and Analysis of
  Liquidity and Capital Resources......   74
Description of Capital Stock...........   75
Certain Provisions of Georgia Law and
  of the Company's Articles of
  Incorporation and Bylaws.............   78
Common Stock Available for Future
  Sale.................................   80
Operating Partnership Agreement........   81
Federal Income Tax Consequences........   82
ERISA Considerations...................   96
Certain Legal Aspects of Mortgage Loans
  and Real Property Investments........   99
Underwriting...........................  107
Legal Matters..........................  109
Experts................................  109
Additional Information.................  109
Glossary of Terms......................  111
Financial Statements...................  F-1
Prior Performance Tables...............  A-1
ERE Hyperion Prior Performance
  Tables...............................  B-1



  UNTIL MAY 18, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERING HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================

                                7,380,000 SHARES


                             (CHASTAINCAPITAL LOGO)
                                  COMMON STOCK
                              --------------------
                                   PROSPECTUS
                              --------------------
                           FRIEDMAN, BILLINGS, RAMSEY
                                  & CO., INC.

                            EVEREN SECURITIES, INC.

                                 APRIL 23, 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee and NASD filing fee, all amounts are estimates.

SEC registration fee........................................  $   53,432
NASD filing fee.............................................      17,405
Nasdaq National Market Listing Fee..........................      81,625
Accounting fees and expenses................................      47,500
Legal fees and expenses.....................................     350,000
Blue Sky fees and expenses (including counsel fees).........       2,000
Printing and Engraving expenses.............................     213,000
Transfer Agent and Registrar fees and expenses..............      10,000
Miscellaneous Expenses......................................     475,038
                                                              ----------
          Total.............................................  $1,250,000
                                                              ==========

ITEM 32.  SALES TO SPECIAL PARTIES

     In connection with the Company's formation, on December 16, 1997, the Company sold 100 shares of Common Stock to ERE Yarmouth Holdings, Inc. at a purchase price of $10.00 per share.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     On December 16, 1997, the Company sold 100 shares of Common Stock to ERE Yarmouth Holdings, Inc. in a private placement under Section 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the Federal securities laws). The Company's Amended and Restated Articles of Incorporation (the "Restated Articles") exonerate the Company's directors from monetary liability to the extent permitted by this statutory provision.

     The Company's Articles and Bylaws (the "Bylaws") also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Bylaws provide that the Company will advance to its directors or officers reasonable expenses of any such proceeding.

     Notwithstanding any provision of the Company's Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (1) for any appropriation, in violation of his duties, of any business opportunity of the Company; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; (4) for any transaction from which the director or officer received an improper personal benefit.

     Section 9 of the Underwriting Agreement filed as Exhibit 1.1 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the underwriters named therein.

     The Company has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not Applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements:

Report of Independent Certified Public Accountants..........  F-1
Balance Sheet as of December 31, 1997.......................  F-2
Notes to Balance Sheet......................................  F-3

     (b) Exhibits:


  EXHIBIT
  NUMBER         NUMBER DESCRIPTION
  -------        ------------------
     1.1**  --   Form of Underwriting Agreement
     3.1*   --   Form of Amended and Restated Articles of Incorporation of
                 the Company
     3.2*   --   Bylaws of the Company
     4.1*   --   Specimen Common Stock Certificate
     5.1*   --   Opinion of King & Spalding
     8.1*   --   Opinion of King & Spalding as to tax matters
    10.1*   --   Form of Management Agreement
    10.2*   --   Form of Registration Rights Agreement between the Company
                 and Yarmouth Lend Lease Holdings, Inc.
    10.3*   --   Form of Registration Rights Agreement between the Company
                 and FBR Asset Investment Corporation
    10.4*   --   Chastain Capital Corporation 1998 Non-Incentive Stock Option
                 Plan
    10.5*   --   Chastain Capital Corporation Directors Stock Incentive Plan
    10.6*   --   Form of Agreement of Limited Partnership of Chastain Capital
                 Investments, L.P.
    21.1*   --   List of Subsidiaries of the Company
    23.1*   --   Consent of King and Spalding (contained in Exhibit 5.1)
    23.2    --   Consent of Deloitte & Touche
    24.1*   --   Powers of Attorney (contained on signature page and as a
                 separate exhibit)
    27.1*   --   Financial data schedule (for SEC filing purposes only)


---------------


** Previously filed with Amendment No. 3 to this Registration Statement.


 * Previously filed.

     (b) Financial Statement Schedules.

     Not Applicable

ITEM 37.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

TABLE VI -- ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED)

     The following table summarizes the acquisition of properties by the Programs since January 1, 1995. All of these Programs have been managed by ERE Yarmouth, the Manager of the Company.

FUND                                                E                    E                  E                  E
----                                        ------------------   -----------------   ---------------   ------------------
Location..................................     Atlanta, GA          Denver, CO         Denver, CO          Denver, CO
Type of property..........................        Office              Office               Pad               Retail
Gross leasable space or # of units........             415,103             557,047                                117,598
Date of purchase..........................      15-Feb-95            21-Feb-95          21-Feb-95          21-Feb-95
Mortgage financing at date of purchase....         $30,900,000         $37,486,761        $4,223,990          $ 9,464,511
Cash down payment.........................          20,400,000          16,785,850         1,891,421            5,922,692
Contract purchase price plus acquisition
 fee......................................          51,509,000          54,490,448         6,139,958           15,448,964
Other cash expenditures expensed..........
Other cash expenditures capitalized.......  414,668...........           1,732,895                 0              393,767
                                            ------------------   -----------------   ---------------   ------------------
Total acquisition costs...................         $51,923,668         $56,223,342        $6,139,958          $15,842,731
                                            ==================   =================   ===============   ==================

FUND                                                E                    E
----                                        ------------------   -----------------
Location..................................      Denver, CO          Atlanta, GA
Type of property..........................        Hotel               Office
Gross leasable space or # of units........                 420             220,659
Date of purchase..........................      21-Feb-95            28-Apr-95
Mortgage financing at date of purchase....         $22,500,000
Cash down payment.........................          17,702,033         $24,500,000
Contract purchase price plus acquisition
 fee......................................          40,363,394          24,622,500
Other cash expenditures expensed..........
Other cash expenditures capitalized.......             168,980             110,426
                                            ------------------   -----------------
Total acquisition costs...................         $40,532,374         $24,732,926
                                            ==================   =================

FUND                                                A                    A                  A                  A
----                                        ------------------   -----------------   ---------------   ------------------
Location..................................   Los Angeles, CA      Los Angeles, CA      Anaheim, CA     Ft. Washington, MD
Type of property..........................     Multifamily          Multifamily        Multifamily           Office
Gross leasable space or # of units........
Date of purchase..........................      24-Mar-95            24-Mar-95          24-Mar-95          28-Jun-95
Mortgage financing at date of purchase....             $    --             $    --            $   --               $   --
Cash down payment.........................           1,554,223           1,580,472           641,050              191,160
Contract purchase price plus acquisition
 fee......................................           1,561,863           1,588,236           644,153              191,931
Other cash expenditures expensed..........                  --                  --
Other cash expenditures capitalized.......                  --                  --
                                            ------------------   -----------------   ---------------   ------------------
Total acquisition costs...................          $1,561,863          $1,588,236          $644,153             $191,931
                                            ==================   =================   ===============   ==================

FUND                                                A                    A
----                                        ------------------   -----------------
Location..................................   Forest City, NC       Baltimore, MD
Type of property..........................        Retail            Multifamily
Gross leasable space or # of units........
Date of purchase..........................      28-Jun-95            28-Jun-95
Mortgage financing at date of purchase....             $    --             $    --
Cash down payment.........................           1,923,417           2,037,929
Contract purchase price plus acquisition
 fee......................................           1,932,644           2,047,937
Other cash expenditures expensed..........
Other cash expenditures capitalized.......
                                            ------------------   -----------------
Total acquisition costs...................          $1,932,644          $2,047,937
                                            ==================   =================

FUND                                                B                    B                  B                  B
----                                        ------------------   -----------------   ---------------   ------------------
Location..................................    Bradenton, FL        Sarasota, FL       Deerfield, IL           N/A
Type of property..........................        Office              Retail             Office               CMBS
Gross leasable space or # of units........
Date of purchase..........................      26-Jan-96            12-Feb-96          01-Mar-96          23-May-96
Mortgage financing at date of purchase....             $    --         $ 5,200,000       $14,000,000              $    --
Cash down payment.........................           1,750,000          (2,684,460)        4,500,000            6,349,509
Contract purchase price plus acquisition
 fee......................................           1,758,663           2,556,198        18,606,552            6,380,947
Other cash expenditures expensed..........                   0
Other cash expenditures capitalized.......                  --                  --
                                            ------------------   -----------------   ---------------   ------------------
Total acquisition costs...................          $1,758,663         $ 2,556,198       $18,606,552           $6,380,947
                                            ==================   =================   ===============   ==================

FUND                                                B                    B
----                                        ------------------   -----------------
Location..................................    Las Vegas, NV          Miami, FL
Type of property..........................        Hotel               Retail
Gross leasable space or # of units........
Date of purchase..........................      30-May-96                30-May-96
Mortgage financing at date of purchase....         $10,400,000             $    --
Cash down payment.........................           4,850,000           1,485,000
Contract purchase price plus acquisition
 fee......................................          15,325,488           1,492,351
Other cash expenditures expensed..........
Other cash expenditures capitalized.......
                                            ------------------   -----------------
Total acquisition costs...................         $15,325,488          $1,492,351
                                            ==================   =================

FUND                                                G                    G                  G                  G
----                                        ------------------   -----------------   ---------------   ------------------
Location..................................      Austin, TX          Austin, TX         Ontario, CA       Murrietta, CA
Type of property..........................      Industrial          Industrial         Industrial            Retail
Gross leasable space or # of units........             186,583                  --           485,555              131,341
Date of purchase..........................      27-Jun-95            21-Sep-95          19-Jul-95          24-Aug-95
Mortgage financing at date of purchase....             $    --             $    --          $     --              $    --
Cash down payment.........................           5,560,000           1,240,000        13,150,000            7,600,000
Contract purchase price plus acquisition
 fee......................................           5,560,000           1,240,000        13,150,000            7,600,000
Other cash expenditures expensed..........                  --                  --                --                   --
Other cash expenditures capitalized.......                  --                  --                --                   --
                                            ------------------   -----------------   ---------------   ------------------
Total acquisition costs...................          $5,560,000          $1,240,000       $13,150,000           $7,600,000
                                            ==================   =================   ===============   ==================

FUND                                                G                    G
----                                        ------------------   -----------------
Location..................................     Orlando, FL       Philadelphia, PA
Type of property..........................      Industrial            Retail
Gross leasable space or # of units........             595,564             153,751
Date of purchase..........................      28-Sep-95            25-Oct-95
Mortgage financing at date of purchase....            $     --            $     --
Cash down payment.........................          11,550,000          10,200,000
Contract purchase price plus acquisition
 fee......................................          11,550,000          10,200,000
Other cash expenditures expensed..........                  --                  --
Other cash expenditures capitalized.......                  --                  --
                                            ------------------   -----------------
Total acquisition costs...................         $11,550,000         $10,200,000
                                            ==================   =================

FUND                                                G                    G                  G                  G
----                                        ------------------   -----------------   ---------------   ------------------
Location..................................       Mesa, AZ        Greenwood Vlg, CO   Pompano Bch, FL      Aventura, FL
Type of property..........................        Hotel               Office           Industrial            Retail
Gross leasable space or # of units........                 263             162,526           124,886               70,875
Date of purchase..........................      14-Dec-95            21-Dec-95          28-Dec-95          27-Feb-96
Mortgage financing at date of purchase....            $     --             $    --           $    --              $    --
Cash down payment.........................          11,000,000           8,000,000         3,975,000            7,500,000
Contract purchase price plus acquisition
 fee......................................          11,000,000           8,000,000         3,975,000            7,500,000
Other cash expenditures expensed..........                  --                  --                --                   --
Other cash expenditures capitalized.......                  --                  --                --                   --
                                            ------------------   -----------------   ---------------   ------------------
Total acquisition costs...................         $11,000,000          $8,000,000        $3,975,000           $7,500,000
                                            ==================   =================   ===============   ==================

FUND                                                G                    G
----                                        ------------------   -----------------
Location..................................    Lafayette, CA         Atlanta, GA
Type of property..........................        Hotel              Apartment
Gross leasable space or # of units........                 139                 165
Date of purchase..........................      29-May-96            3-Jul-96
Mortgage financing at date of purchase....             $    --             $    --
Cash down payment.........................           9,200,000           9,125,000
Contract purchase price plus acquisition
 fee......................................           9,200,000           9,125,000
Other cash expenditures expensed..........                  --                  --
Other cash expenditures capitalized.......                  --                  --
                                            ------------------   -----------------
Total acquisition costs...................          $9,200,000          $9,125,000
                                            ==================   =================

       E                    E                   E                   C                   C                   C
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
 Grapevine, TX       Pittsburgh, PA       Charlotte, NC          Central         Philadelphia, PA      Phoenix, AZ
     Hotel               Office               Hotel               Office              Office              Office
             395               622,838                409              491,808            981,545              212,437
   30-Jun-95            5-Dec-95            29-Dec-95           28-Aug-96           12-Dec-96           20-Feb-97
     $23,531,156           $50,000,000        $16,746,469             $     --        $64,000,000          $ 9,500,000
      22,968,844            32,100,000         17,468,622           48,604,411         12,936,000            9,050,000
      46,732,500            82,460,000         34,386,166           49,102,168         77,100,222           18,641,142
         245,539             1,352,917            236,151            1,171,312          4,139,772               68,741
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
     $46,978,039           $83,812,917        $34,622,317          $50,273,480        $81,239,994          $18,709,883
================   ===================   ================   ==================   ================   ==================

        C                    C                  D
------------------   -----------------   ----------------
   Chicago, IL          Chicago, IL       Stevenson, WA
      Office              Office              Hotel
           622,487             311,823                195
    29-May-97            27-Jun-97               1-Aug-96
          $     --          $2,850,000        $ 4,316,239
        10,697,500                  --         27,726,184
        10,805,317           2,850,000         32,200,348
                                                  629,581
------------------   -----------------   ----------------
       $10,805,317          $2,850,000        $32,829,929
==================   =================   ================

       F                    F                   F                   F                   F                   F
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
  Midland, TX          Potomac, MD       Los Angeles, CA     College Park, MD     Salisbury, MD         Laurel, MD
  Multifamily             Land             Multifamily            Office              Retail              Retail
   28-Jun-95            28-Jun-95           24-Mar-95           28-Jun-95           28-Jun-95           28-Jun-95
          $   --                $   --            $    --              $    --            $    --              $    --
         409,612               508,988          2,203,523            1,175,250          1,909,855            3,768,720
         411,383               511,358          2,214,360            1,180,949          1,919,230            3,787,120
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
        $411,383              $511,358         $2,214,360           $1,180,949         $1,919,230           $3,787,120
================   ===================   ================   ==================   ================   ==================

        F                    F                  D
------------------   -----------------   ----------------
 Wethersfield, CT       Albany, NY         Lakeway, TX
      Retail              Office              Hotel
                                                      137
    30-Jun-95            29-Aug-95              29-Jul-96
           $    --          $2,910,000         $5,100,000
         2,581,605           2,311,772          4,551,047
         2,594,190           5,239,963          9,700,297
                                                       --
                                                  206,870
------------------   -----------------   ----------------
        $2,594,190          $5,239,963         $9,907,167
==================   =================   ================

       A                    A                   A                   A                   A                   B
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
Marco Island, FL       Atlanta, GA       N. Hollywood, CA   Corpus Christi, TX     Phoenix, AZ        Alpharetta, GA
     Retail               Hotel               Hotel            Multifamily            Hotel               Office
                                                                                    144 suite                   74,623
   26-Jun-96            18-Nov-96           06-Dec-96           27-Jan-97           16-Dec-97           17-Dec-97
     $ 9,500,000           $11,125,000            $    --          $11,125,000         $3,400,000           $5,500,000
       2,500,000               250,000          4,850,000            8,350,000          1,100,000            2,500,000
      12,059,400            11,431,306          4,874,007           19,569,817          4,518,000            8,026,325
                                                                                               --                   --
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
     $12,059,400           $11,431,306         $4,874,007          $19,569,817         $4,518,000           $8,026,325
================   ===================   ================   ==================   ================   ==================

        B                    D                  D
------------------   -----------------   ----------------
   Anaheim, CA        Forth Worth, TX    Gleneden Bch, OR
      Hotel               Office              Hotel
    124 suites                 300,728                205
    18-Dec-97            5-Nov-97                1-Aug-96
       $ 8,400,000            $     --           $     --
         4,950,000          30,752,438         27,053,304
        13,392,800          30,910,438         27,193,204
                               496,674            353,445
------------------   -----------------   ----------------
       $13,392,800         $31,849,738        $27,546,649
==================   =================   ================

       G                    G                   G                   H                   H                   H
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
  Madison, WI         New York, NY          Boston, MA         San Fran, CA        San Fran, CA        Portland, OR
   Apartment            Apartment             Office              Office              Office              Office
             180                   185             75,015              683,026            408,352              309,241
    3-Nov-95            30-Nov-95           14-Dec-95             Jun-95              Jun-95              Jun-95
         $    --              $     --            $    --          $33,000,000        $21,000,000          $17,500,000
       6,500,000            10,300,000          7,000,000           38,658,029         20,995,021           17,030,846
       6,500,000            10,300,000          7,000,000           71,658,029         42,207,388           34,700,846
              --                    --                 --
              --                    --                 --              392,811             88,971               75,841
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
      $6,500,000           $10,300,000         $7,000,000          $72,050,839        $42,296,359          $34,776,687
================   ===================   ================   ==================   ================   ==================

        H                    H                  D
------------------   -----------------   ----------------
   Marietta, GA      Sunset Hills, MO        Maui, HA
      Hotel             Retail site           Hotel
    200 Units                       --                194
      Sep-95              Feb-95             5-Sep-96
          $     --                               $     --
        12,748,989          $2,897,000         20,192,385
        12,906,229           2,897,000         20,294,885

           282,074             253,999            134,379
------------------   -----------------   ----------------
       $13,188,303          $3,150,999        $20,429,264
==================   =================   ================

       G                    G                   G                   G                   H                   D
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
  Burbank, CA           Tampa, FL          San Fran, CA        New York, NY        La Jolla, CA         Aurora, CO
     Office             Apartment             Office              Office            Mixed use             Office
          45,696                   240            111,588                   --   265,553sf/400rm               208,022
   28-May-97            11-Jun-97           25-Sep-97           29-May-96             Mar-95            31-Jan-97
         $    --              $     --           $     --              $    --        $35,000,000             $     --
       5,500,000            11,100,000         10,500,000            3,400,000         39,995,010           14,691,647
       5,500,000            11,100,000         10,500,000            3,400,000         73,355,693           14,757,147
              --                    --                 --                   --
              --                    --                 --                   --            113,256               35,370
----------------   -------------------   ----------------   ------------------   ----------------   ------------------
      $5,500,000           $11,100,000        $10,500,000           $3,400,000        $75,468,949          $14,792,517
================   ===================   ================   ==================   ================   ==================

        D                    D                  D
------------------   -----------------   ----------------
Salt Lake City, UT     Stratford, CT     Coral Gables, FL
      Office              Office              Office
           160,843             160,166            325,295
     3-Feb-97            9-May-97           14-Oct-97
          $     --            $     --           $     --
        14,483,152          15,545,000         41,502,405
        14,543,052          15,602,730         41,642,405

            13,583              61,973            534,768
------------------   -----------------   ----------------
       $14,556,635         $15,664,703        $42,177,173
==================   =================   ================

TABLE VI -- CMBS PURCHASES (UNAUDITED)

     The following table summarizes the CMBS purchased by the Programs since January 1, 1995. All of these Programs have been managed by ERE Hyperion, an affiliate of the Manager of the Company.

                                                           TOTAL
                 CMBS            UNDERLYING    CREDIT   ACQUISITION   PURCHASE
CLIENT           ISSUE           PROPERTY(2)   RATING     COST(1)       DATE
------   ---------------------   -----------   ------   -----------   ---------
  A      277 Park Ave Fin Corp        Office   A        $ 8,175,000   01-May-97
  A      ACMF 97-C1                       (2)  A          9,130,781   27-Jun-97
  A      FU-LB 97-C2                      (2)  A          8,296,599   21-Nov-97
  A      JPMorgan 97-C5                   (2)  A          2,537,500   12-Sep-97
  A      MSC 97-HF1                       (2)  A          9,153,281   27-Jun-97
  A      CSFB 95-WF1                      (2)  A-         6,834,844   07-May-97
  A      GACC 96-2                     Hotel   A/A        7,133,438   19-Apr-96
  A      Malan 95-A                   Retail   A/A        6,410,469   05-Jun-96
  A      MLMI 95-C3                       (2)  A/A        5,051,563   22-Nov-95
  A      CSFB 95-WF-1                     (2)  A-/A       2,500,000   14-Dec-95
  A      DLJ 95-CF2                       (2)  A+/A       2,518,375   11-Dec-95
  A      ASC 97-D4                        (2)  AA         9,383,910   30-Jun-97
  A      Aetna 95-C5                      (2)  AA/A       2,496,325   07-Dec-95
  A      DLJ 96-CF2                       (2)  AAA        5,109,375   07-Nov-96
  A      DLJ 96-CF2                       (2)  AAA        5,075,000   07-Nov-96
  A      FNMA DUS                Multifamily   AAA        2,986,086   13-Dec-96
  A      FNMA DUS                Multifamily   AAA        2,721,942   13-Dec-96
  A      MLMI 96-C2                       (2)  AAA        7,065,625   15-Nov-96
  A      ACMF 97-C1                       (2)  BB        10,933,125   30-Jun-97
  A      ASC 97-D4                        (2)  BB         7,337,500   10-Jun-97
  A      CCMSC 97-1                       (2)  BB         1,132,350   05-Jun-97
  A      CMAC 96-C1                       (2)  BB         7,945,939   18-Dec-96
  A      CMAC 96-C2                       (2)  BB         4,729,187   20-Dec-96
  A      DLJ 96-CF1                       (2)  BB         2,249,844   08-Jul-97
  A      DLJ 97-CF1                       (2)  BB         1,799,200   25-Apr-97
  A      DLJ 97-CF1                       (2)  BB           322,315   20-May-97
  A      FU-LB 97-C1                      (2)  BB         9,426,011   09-May-97
  A      GSMSC 97-GL I                    (2)  BB         6,867,656   07-Aug-97
  A      JPMorgan 97-C4                   (2)  BB         2,513,910   03-Feb-97
  A      JPMorgan 97-C4                   (2)  BB         1,759,375   02-Apr-97
  A      MCF 96-MC2                       (2)  BB         5,300,260   10-Dec-96
  A      MCF 97-MC2                       (2)  BB       $ 6,155,152   21-Nov-97
  A      MLMI 97-C1                       (2)  BB         2,417,786   13-Jun-97
  A      MRAC 96-C2                       (2)  BB         5,266,232   23-Dec-96
  A      MSC 97-C1                        (2)  BB         1,720,110   20-Mar-97
  A      CSFB 95-WF1                      (2)  BB/BB-     4,510,938   14-Nov-96
  A      SASCO 96-CFL                     (2)  BB+/BB     7,286,250   16-Dec-96
  A      1345 Funding                 Office   BBB        6,600,000   20-May-96
  A      CMAC 96-C1                       (2)  BBB       13,689,418   18-Dec-96
  A      DLJ 95-CF2                       (2)  BBB        7,559,475   11-Dec-95
  A      DLJ 95-CF2                       (2)  BBB       16,492,438   20-Nov-96
  A      DLJ 96-CF1                       (2)  BBB        7,612,500   17-May-96
  A      DLJ 96-CF2                       (2)  BBB        5,125,500   07-Nov-96
  A      Freemall Finance             Retail   BBB        3,556,875   18-Nov-96
  A      MCF 96-MC1                       (2)  BBB        5,228,330   27-Jun-96

                                                           TOTAL
                 CMBS            UNDERLYING    CREDIT   ACQUISITION   PURCHASE
CLIENT           ISSUE           PROPERTY(2)   RATING     COST(1)       DATE
------   ---------------------   -----------   ------   -----------   ---------
  A      MLMI 95-C3                       (2)  BBB       10,444,810   20-Nov-96
  A      MLMI 96-C1                       (2)  BBB        4,807,031   29-Mar-96
  A      MLMI 96-C2                       (2)  BBB       12,697,344   15-Nov-96
  A      QI Capital 97-1               Hotel   BBB       11,625,000   11-Apr-97
  A      ASC 97-MD VII                    (2)  BBB-       5,262,768   22-Oct-97
  A      DLJ 96-CF1                       (2)  BBB-       2,345,250   17-May-96
  A      GACC 96-2                     Hotel   BBB/BBB    3,211,155   19-Apr-96
  A      CSFB 95-WF1                      (2)  BBB-/BBB   1,600,000   14-Dec-95
  A      ASC 95-MD IV                     (2)  BBB/BBB-   6,996,530   07-Nov-95
  A      MCF 96-MC1                       (2)  BBB/BBB-   2,184,766   27-Jun-96
  A      MCF 96-MC1                       (2)  BBB/BBB-   2,000,000   28-Jun-96
  A      ASC 95-MD IV                     (2)  BBB+/BBB   2,421,484   07-Nov-95
  A      MLMI 95-C2                       (2)  Baa3/BBB   2,973,250   13-Feb-96
  A      MLMI 95-C2                       (2)  Baa3/BBB   3,989,360   14-Jun-96
  A      MLIC 96-1                        (2)  A/BBB      6,723,076   05-Mar-96
  A      SASCO 96-CFL                     (2)  A/BBB      6,500,130   09-Feb-96
  A      Aetna 95-C5                      (2)  A-/BBB     3,915,440   07-Dec-95
  B      ASC 97-MD VII                    (2)  BB         4,197,858   20-Nov-97
  B      MLMI 97-C1                       (2)  BB         2,760,938   20-Nov-97
  B      MCF 97-MC2                       (2)  BB         4,713,800   21-Nov-97
  B      GSMSC 97-GL I                    (2)  BB         4,410,035   02-Dec-97
  B      CMAC 96-C2                       (2)  BB         2,738,398   03-Dec-97
  B      ACMF 97-C1                       (2)  BB         3,700,000   03-Dec-97
  B      MCF 96-MC1                       (2)  BB         4,743,750   17-Dec-97
  B      GMAC 97-C2                       (2)  AA         4,020,000   17-Dec-97
  B      CMAC 97-ML1                      (2)  A          4,649,961   17-Dec-97
  B      SASCO 96-CFL                     (2)  B          4,591,797   30-Dec-97
  C      MSC 97-C1                        (2)  BB         1,720,110   20-Mar-97
  C      ASC 97-MD VII                    (2)  BB        11,711,250   20-Mar-97
  C      JPMorgan 97-C4                   (2)  BB         2,639,100   02-Apr-97
  C      DLJ 97-CF1                       (2)  BB         3,733,340   25-Apr-97
  C      FU-LB 97-C1                      (2)  BB         7,712,191   09-May-97
  C      DLJ 97-CF1                       (2)  BB         5,341,438   20-May-97
  C      CCMSC 97-1                       (2)  BB       $ 7,926,450   05-Jun-97
  C      MLMI 97-C1                       (2)  BB         5,335,313   13-Jun-97
  C      ACMF 97-C1                       (2)  BB         7,288,750   30-Jun-97
                                               Ba2,
  C      DLJ 96-CF1                       (2)  BB         7,976,719   08-Jul-97
  C      CMAC 96-C2                       (2)  BB         4,780,600   09-Jul-97
  C      NationsLink 96-1                 (2)  B          7,634,460   01-Aug-97
  C      DLJ 96-CF1                       (2)  BB         1,524,844   22-Oct-97

---------------

(1) None of the Programs utilize any leverage or incur any acquisition costs of fees and, therefore, the Total Acquisition Cost is financed by a cash down payment.
(2) Unless otherwise indicated, the underlying property type is diversified for each CMBS issue similar to that described in the narrative summary.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 22, 1998.


                                          CHASTAIN CAPITAL CORPORATION

                                          By:  /s/ RUFUS A. CHAMBERS, JR.

                                            ------------------------------------
                                                   Rufus A. Chambers, Jr.
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1998.


                       Signature                          Title
                       ---------                          -----
                           *                              Chief Executive Officer and Director
--------------------------------------------------------  (Principal Executive Officer)
                     Kurt L. Wright

                           *                              Chief Financial Officer (Principal Financial
--------------------------------------------------------  and Principal Accounting Officer)
                  Steven G. Grubenhoff

                           *                              Chairman of the Board
--------------------------------------------------------
                     Matthew Banks

                           *                              Director
--------------------------------------------------------
                    Harald R. Hansen

                           *                              Director
--------------------------------------------------------
                  Elizabeth T. Kennan

                           *                              Director
--------------------------------------------------------
                       W.J. Smith

            *By: /s/ RUFUS A. CHAMBERS, JR.
   --------------------------------------------------
                 Rufus A. Chambers, Jr.
                    Attorney-in-Fact